EXHIBIT 4.1

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-4



                                     Issuer



                                       and



                              THE BANK OF NEW YORK



                                Indenture Trustee



                                    INDENTURE



                          Dated as of December 21, 2004



                              MORTGAGE-BACKED NOTES

                                TABLE OF CONTENTS
                                -----------------


Section                                                                                            Page
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                                    ARTICLE I

                                   Definitions

   Section 1.01   Definitions.........................................................................3
   Section 1.02   Incorporation by Reference of Trust Indenture Act...................................3
   Section 1.03   Rules of Construction...............................................................3

                                   ARTICLE II

                           Original Issuance of Notes

   Section 2.01   Form................................................................................5
   Section 2.02   Execution, Authentication and Delivery..............................................5
   Section 2.03   Acceptance of Mortgage Loans by Indenture Trustee...................................5
   Section 2.04   Acceptance of Derivative Contracts by Indenture Trustee.............................7
   Section 2.05   Conveyance of the Group I Subsequent Mortgage Loans.................................7
   Section 2.06   Conveyance of the Group II Subsequent Mortgage Loans...............................10
   Section 2.07   Conveyance of the Group III Subsequent Mortgage Loans..............................13
   Section 2.08   Conveyance of the Group IV Subsequent Mortgage Loans...............................16
   Section 2.09   Conveyance of the Group V Subsequent Mortgage Loans................................19
   Section 2.10   Conveyance of the Group VI Subsequent Mortgage Loans...............................21
   Section 2.11   Conveyance of the Group VII Subsequent HELOC Mortgage Loans........................24

                                   ARTICLE III

                                    Covenants

   Section 3.01   Collection of Payments with respect to the Mortgage Loans
                  and HELOC Mortgage Loans...........................................................28
   Section 3.02   Maintenance of Office or Agency....................................................28
   Section 3.03   Money for Payments To Be Held in Trust; Paying Agent...............................28
   Section 3.04   Existence..........................................................................29
   Section 3.05   Payment of Available  Funds on the Group I, Group II,  Group III,
                  Group IV and Group V...............................................................30
   Section 3.06   Payment of Group VI Available Funds................................................34
   Section 3.07   Payment of Principal and Interest on the Class VII-A Notes.........................36
   Section 3.08   Rapid Amortization Events..........................................................38
   Section 3.09   Payments to the Class N Notes......................................................39
   Section 3.10   Other Matters With Respect to the Notes............................................39
   Section 3.11   Protection of Trust Estate.........................................................40
   Section 3.12   Opinions as to Trust Estate........................................................41


   Section 3.13   Performance of Obligations.........................................................41
   Section 3.14   Negative Covenants.................................................................42
   Section 3.15   Annual Statement as to Compliance..................................................42
   Section 3.16   Representations and Warranties Concerning the Mortgage Loans.......................42
   Section 3.17   Amendments to Servicing Agreement..................................................43
   Section 3.18   Master Servicer as Agent and Bailee of the Indenture Trustee.......................43
   Section 3.19   Investment Company Act.............................................................43
   Section 3.20   Issuer May Consolidate, etc........................................................43
   Section 3.21   Successor or Transferee............................................................46
   Section 3.22   No Other Business..................................................................46
   Section 3.23   No Borrowing.......................................................................46
   Section 3.24   Guarantees, Loans, Monthly Advances and Other Liabilities..........................46
   Section 3.25   Capital Expenditures...............................................................46
   Section 3.26   Determination of Note Interest Rate................................................46
   Section 3.27   Restricted Payments................................................................47
   Section 3.28   Notice of Events of Default........................................................47
   Section 3.29   Further Instruments and Acts.......................................................47
   Section 3.30   Statements to Noteholders..........................................................47
   Section 3.31   Interest Coverage Accounts.........................................................47
   Section 3.32   The Pre-Funding Accounts...........................................................49
   Section 3.33   Grant of the Subsequent Mortgage Loans and Subsequent HELOC Mortgage Loans.........51
   Section 3.34   Replacement Swap Agreements........................................................51
   Section 3.35   Payments Under the Insurance Policy................................................51
   Section 3.36   Replacement Insurance Policy.......................................................52
   Section 3.37   Certain Representations Regarding the Trust Estate.................................52
   Section 3.38   Allocation of Realized Losses......................................................54

                                   ARTICLE IV

               The Notes; Satisfaction and Discharge of Indenture

   Section 4.01   The Notes..........................................................................55
   Section 4.02   Registration  of and  Limitations  on Transfer and Exchange of Notes;
                  Appointment of Note Registrar and Certificate Registrar............................56
   Section 4.03   Mutilated, Destroyed, Lost or Stolen Notes.........................................56
   Section 4.04   Persons Deemed Owners..............................................................57
   Section 4.05   Cancellation.......................................................................57
   Section 4.06   Book-Entry Notes...................................................................58
   Section 4.07   Notices to Depository..............................................................59
   Section 4.08   Definitive Notes...................................................................59
   Section 4.09   Tax Treatment......................................................................59
   Section 4.10   Satisfaction and Discharge of Indenture............................................59
   Section 4.11   Application of Trust Money.........................................................60
   Section 4.12   Subrogation and Cooperation........................................................61
   Section 4.13   Repayment of Monies Held by Paying Agent...........................................62
   Section 4.14   Temporary Notes....................................................................62
   Section 4.15   Representation Regarding ERISA.....................................................62

                                    ARTICLE V

                              Default and Remedies



   Section 5.01   Events of Default..................................................................63
   Section 5.02   Acceleration of Maturity; Rescission and Annulment.................................63
   Section 5.03   Collection of Indebtedness and Suits for Enforcement by Indenture Trustee..........64
   Section 5.04   Remedies; Priorities...............................................................66
   Section 5.05   Optional Preservation of the Trust Estate..........................................70
   Section 5.06   Limitation of Suits................................................................70
   Section 5.07   Unconditional Rights of Noteholders To Receive Principal and Interest..............71
   Section 5.08   Restoration of Rights and Remedies.................................................71
   Section 5.09   Rights and Remedies Cumulative.....................................................71
   Section 5.10   Delay or Omission Not a Waiver.....................................................71
   Section 5.11   Control By Noteholders.............................................................72
   Section 5.12   Waiver of Past Defaults............................................................72
   Section 5.13   Undertaking for Costs..............................................................73
   Section 5.14   Waiver of Stay or Extension Laws...................................................73
   Section 5.15   Sale of Trust Estate...............................................................73
   Section 5.16   Action on Notes....................................................................75
   Section 5.17   Performance and Enforcement of Certain Obligations.................................75

                                   ARTICLE VI

                              The Indenture Trustee

   Section 6.01   Duties of Indenture Trustee........................................................76
   Section 6.02   Rights of Indenture Trustee........................................................77
   Section 6.03   Individual Rights of Indenture Trustee.............................................79
   Section 6.04   Indenture Trustee's Disclaimer.....................................................79
   Section 6.05   Notice of Event of Default.........................................................79
   Section 6.06   Reports by Indenture Trustee to Holders and Tax Administration.....................79
   Section 6.07   Compensation and Indemnity.........................................................79
   Section 6.08   Replacement of Indenture Trustee...................................................80
   Section 6.09   Successor Indenture Trustee by Merger..............................................81
   Section 6.10   Appointment of Co-Indenture Trustee or Separate Indenture Trustee..................81
   Section 6.11   Eligibility; Disqualification......................................................83
   Section 6.12   Preferential Collection of Claims Against Issuer...................................83
   Section 6.13   Representations and Warranties.....................................................83
   Section 6.14   Directions to Indenture Trustee....................................................83
   Section 6.15   The Agents.........................................................................84
   Section 6.16   Administrative Duties..............................................................84
   Section 6.17   Records............................................................................86
   Section 6.18   Additional Information to be Furnished.............................................86
   Section 6.19   Execution of Derivative Contracts and other Documents..............................86
   Section 6.20   Indenture Trustee's Application For Instructions From the Issuer...................86
   Section 6.21   Limitation of Liability............................................................87
   Section 6.22   Assignment of Rights, Not Assumption of Duties.....................................87

                                   ARTICLE VII

                         Noteholders' Lists and Reports


   Section 7.01   Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders.............88
   Section 7.02   Preservation of Information; Communications to Noteholders.........................88
   Section 7.03   Reports of Issuer..................................................................88
   Section 7.04   Reports by Indenture Trustee.......................................................89
   Section 7.05   Statements to Noteholders..........................................................89

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

   Section 8.01   Collection of Money................................................................93
   Section 8.02   Trust Accounts.....................................................................93
   Section 8.03   Officer's Certificate..............................................................94
   Section 8.04   Termination Upon Distribution to Noteholders.......................................94
   Section 8.05   Release of Trust Estate............................................................94
   Section 8.06   Surrender of Notes Upon Final Payment..............................................95
   Section 8.07   Optional Redemption of the Notes...................................................95

                                   ARTICLE IX

                             Supplemental Indentures

   Section 9.01   Supplemental Indentures Without Consent of Noteholders.............................97
   Section 9.02   Supplemental Indentures With Consent of Noteholders................................98
   Section 9.03   Execution of Supplemental Indentures..............................................100
   Section 9.04   Effect of Supplemental Indenture..................................................100
   Section 9.05   Conformity with Trust Indenture Act...............................................100
   Section 9.06   Reference in Notes to Supplemental Indentures.....................................100

                                    ARTICLE X

                                  Miscellaneous

   Section 10.01  Compliance Certificates and Opinions, etc.........................................101
   Section 10.02  Form of Documents Delivered to Indenture Trustee..................................102
   Section 10.03  Acts of Noteholders...............................................................103
   Section 10.04  Notices etc., to Indenture Trustee, Issuer, Insurer and Rating Agencies...........103
   Section 10.05  Notices to Noteholders; Waiver....................................................104
   Section 10.06  Conflict with Trust Indenture Act.................................................105
   Section 10.07  Effect of Headings................................................................105
   Section 10.08  Successors and Assigns............................................................105
   Section 10.09  Separability......................................................................105
   Section 10.10  Benefits of Indenture.............................................................105
   Section 10.11  Legal Holidays....................................................................106
   Section 10.12  GOVERNING LAW.....................................................................106
   Section 10.13  Counterparts......................................................................106
   Section 10.14  Recording of Indenture............................................................106


   Section 10.15  Issuer Obligation.................................................................106
   Section 10.16  No Petition.......................................................................107
   Section 10.17  Inspection........................................................................107


                                    EXHIBITS

         Exhibit A-1       --        Form of Class [_-A-_] Notes
         Exhibit A-2       --        Form of Class [__]-M-[_] Notes
         Exhibit A-3       --        Form of Class [__]-B-[_] Notes
         Exhibit A-4       --        Form of Class N Notes
         Exhibit B         --        Mortgage Loan Schedule
         Exhibit C         --        Form of Cap Contract
         Exhibit D         --        Form of Corridor Contract
         Exhibit E         --        Form of Swap Agreement
         Exhibit F         --        Insurance Agreement
         Exhibit G         --        Form of Subsequent Transfer Instrument
         Exhibit H         --        Form of Addition Notice

         Appendix A        --        Definitions

                  This Indenture, dated as of December 21, 2004, is entered into between American Home Mortgage Investment Trust 2004-4, a Delaware statutory trust, as Issuer (the "Issuer"), and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee").

                                WITNESSETH THAT:

                  Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Mortgage-Backed Notes, Series 2004-4 (the "Notes").

                                 GRANTING CLAUSE

                  The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes and the Insurer, all of the Issuer's right, title and interest in and to, whether now existing or hereafter created, (a) the Mortgage Loans, Eligible Substitute Mortgage Loans and the proceeds thereof and all rights under the Related Documents; (b) the HELOC Mortgage Loans, related Eligible Substitute Mortgage Loans and the proceeds thereof and all rights under the Related Documents; (c) with respect to the Holders of the Class VII-A Notes, the Insurance Policy; (d) additional Draws under the HELOC Mortgage Loans conveyed to the Trust (e) the rights of the Issuer under the Derivative Contracts and all payments received under the Derivative Contracts; (f) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans and HELOC Mortgage Loans excluding any investment income from such funds; (h) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (i) all funds on deposit from time to time in the Pre-Funding Accounts and the Interest Coverage Accounts and in all proceeds thereof; (j) all rights under (i) the Mortgage Loan Purchase Agreement as assigned to the Issuer, with respect to the Initial Mortgage Loans, and each Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Subsequent Mortgage Loan Purchase Agreements as assigned to the Issuer, with respect to the related Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Subsequent Mortgage Loans (ii) the Servicing Agreements and any Subservicing Agreements, (iii) any title, hazard and primary insurance policies with respect to the Mortgaged Properties; and (iv) the Custodial Agreement; and (k) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

                  The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice (except as otherwise provided herein), priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

                  The Indenture Trustee, as trustee on behalf of the Holders of the Notes and the Insurer, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

                  The Indenture Trustee agrees that it will hold the Insurance Policy in trust and that it will hold any proceeds of any claim made upon the Insurance Policy solely for the use and benefit of the Holders of the ClassVII-A Notes in accordance with the terms hereof and the terms of the Insurance Policy.

                                    ARTICLE I

                                   Definitions

         Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

         Section 1.03 Rules of Construction. Unless the context otherwise requires:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (iii)    "or" is not exclusive;

                  (iv)     "including" means including without limitation;

                  (v) words in the singular include the plural and words in the plural include the singular; and

                  (vi) any agreement, instrument, statute, regulation or rule defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument, statute, regulation or rule as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                           Original Issuance of Notes

         Section 2.01 Form. The Class A, Class M, Class B and Class N Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2 and A-3 to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

         The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

         The terms of the Notes set forth in Exhibits A-1, A-2, A-3 and A-4 to this Indenture are part of the terms of this Indenture.

         Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Indenture Trustee shall upon Issuer Request authenticate and deliver each Class of Notes for original issue in an aggregate initial principal amount equal to the Initial Note Principal Balance for such Class of Notes.

         Each of the Notes shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and shall be issuable in the minimum initial Note Principal Balances of $25,000 and in integral multiples of $1 in excess thereof, except with respect to the Class VII-A Notes. The Class VII-A Notes shall be issuable in the minimum initial Note Principal Balances of $25,000 and in integral multiples of $1,000 in excess thereof.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         Section 2.03 Acceptance of Mortgage Loans by Indenture Trustee.

         (a) The Indenture Trustee shall cause the Custodian as agent for the Indenture Trustee to acknowledge receipt of, subject to the exceptions the Custodian notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.1(b) of the Mortgage Loan Purchase Agreement and the Subsequent Mortgage Loan Purchase Agreements, and to declare that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate, as agent for the Indenture Trustee in trust for the use and benefit of all present and future Holders of the Notes and the Insurer. No later than the Closing Date, with respect to the Initial Mortgage Loans and Initial HELOC Mortgage Loans or the applicable Subsequent Transfer Date, with respect to the related Group I, Group II, Group III, Group IV, Group V and Group VI Subsequent Mortgage Loans and the Group VII Subsequent HELOC Mortgage Loans (or, with respect to any Eligible Substitute Mortgage Loan, within 5 days after the receipt by the Custodian as agent for the Indenture Trustee thereof and, with respect to any documents received after the Closing Date, promptly thereafter), the Indenture Trustee shall cause the Custodian, as agent for the Indenture Trustee, to agree, for the benefit of the Noteholders and the Insurer, to review each Mortgage File delivered to it and to execute and deliver, or to cause to be executed and delivered, to the Seller, the Indenture Trustee, the Insurer and the Master Servicer an Initial Certification in the form annexed to the Custodial Agreement as Exhibit One. In conducting such review, the Indenture Trustee shall cause the Custodian, as agent for the Indenture Trustee, to ascertain whether all required documents described in Section 2.1(b)(i) to (v) of (a) the Mortgage Loan Purchase Agreement, with respect to the Initial Mortgage Loans and Initial HELOC Mortgage Loans, and (b) the applicable Subsequent Mortgage Loan Purchase Agreement, with respect to the related Group I, Group II, Group III, Group IV, Group V, Group VI Subsequent Mortgage Loans and Group VII Subsequent HELOC Mortgage Loans, have been executed and received and whether those documents relate, to the Mortgage Loans and HELOCs it has received, as identified in Exhibit B to this Indenture, as supplemented (provided, however, that with respect to those documents described in subclause
(b)(vi) of such section, the Custodian's obligations shall extend only to documents actually delivered pursuant to such subclause). In performing any such review, the Custodian as agent for the Indenture Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian as agent for the Indenture Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B to this Indenture or to appear to be defective on its face, the Custodian as agent for the Indenture Trustee shall promptly notify the Seller, the Insurer and the Indenture Trustee of such finding and the Seller's obligation to cure such defect or repurchase or substitute for the related Mortgage Loan. To the extent the Indenture Trustee has not received a Mortgage File with respect to any of the Initial Mortgage Loans or Initial HELOC Mortgage Loans by the Closing Date, or any of the related Group I, Group II, Group III, Group IV, Group V, Group VI Subsequent Mortgage Loans or Group VII Subsequent HELOC Mortgage Loans by the applicable Subsequent Transfer Date, the Indenture Trustee shall not require the deposit of cash into the Payment Account or any other account to cover the amount of that Mortgage Loan and shall solely treat such Mortgage Loan as if it were in breach of a representation or warranty; provided that the aggregate Stated Principal Balance of such Mortgage Loans does not exceed 1% of the sum of the Cut-off Date Balance and the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VI Original Pre-Funded Amounts.

                  (i) No later than 180 days after the Closing Date (with respect to the Initial Mortgage Loans and Initial HELOC Mortgage Loans) or the applicable Subsequent Transfer Date (with respect to the related Group I, Group II, Group II, Group III, Group IV, Group V, Group VI Subsequent Mortgage Loans and Group VII Subsequent HELOC Mortgage Loans), the Custodian as agent for the Indenture Trustee will review, for the benefit of the Noteholders and the Insurer, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller, the Insurer, the related Master Servicer and the Indenture Trustee, a Final Certification in the form annexed to the Custodial Agreement as Exhibit Two. In conducting such review, the Custodian as agent for the Indenture Trustee will ascertain whether an original of each document described in subclauses (b)(ii)-(iv) of Section 2.1 of the Mortgage Loan Purchase Agreement, with respect to the Initial Mortgage Loans and Initial HELOC Mortgage Loans, and (b) the applicable Subsequent Mortgage Loan Purchase Agreement, with respect to the related Group I, Group II, Group III, Group IV, Group V, Group VI Subsequent Mortgage Loans and Group VII Subsequent HELOC Mortgage Loans, required to be recorded has been returned from the applicable recording office with evidence of recording thereon or a certified copy has been obtained from such recording office. If the Custodian as agent for the Indenture Trustee finds any document constituting part of the Mortgage File has not been executed or received, or to be unrelated, to the Mortgage Loans and HELOC Mortgage Loans identified in Exhibit B to this Indenture or to appear defective on its face, the Custodian as agent for the Indenture Trustee shall promptly notify the Seller, the Insurer and the Indenture Trustee.

                  (ii) Upon deposit by the Seller of the Repurchase Price in the Payment Account, the Indenture Trustee shall cause the Custodian to release to the Seller or the related Master Servicer, as applicable, the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller or the related Master Servicer, as applicable, as are necessary to vest in the Seller or the related Master Servicer, as applicable, title to and rights under the related Mortgage Loan or HELOC Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit of the Repurchase Price in the Payment Account was received by the Indenture Trustee. The Custodian as agent for the Indenture Trustee shall amend the applicable Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the related Master Servicer, the Insurer and the Indenture Trustee of such amendment.

         Section 2.04 Acceptance of Derivative Contracts by Indenture Trustee. The Indenture Trustee acknowledges receipt of the Swap Agreements, the Corridor Contracts and the Cap Contracts and declares that it holds and will continue to hold these documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate as Indenture Trustee in trust for the use and benefit of all present and future Holders of the Notes. The Indenture Trustee shall enforce the Swap Agreements, the Corridor Contract and the Cap Contracts in accordance with their terms.

         Section 2.05 Conveyance of the Group I Subsequent Mortgage Loans. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group I Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to
(i) the related Group I

Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group I Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group I Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group I Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group I Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group I Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group I Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group I Subsequent Mortgage Loan shall be delivered to the Custodian at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group I Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group I Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group I Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group I Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Indenture Trustee and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group I Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group I Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group I Subsequent Mortgage Loans, and the RMBS Master Servicer, in its capacity as Originator, shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Group I Subsequent Transfer Date;

                  (iii) as of each Group I Subsequent Transfer Date, as evidenced by delivery of the related Group I Subsequent Transfer Instrument, substantially in the form of Exhibit G, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v)      the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the applicable Group I Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders;

                  (vii) the Depositor shall have delivered to the Indenture Trustee the related Group I Subsequent Transfer Instrument confirming the satisfaction of all of the conditions specified in this Section
         2.05 and, pursuant to such Group I Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group I Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group I Subsequent Mortgage Loans; and

                  (viii) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and the Rating Agencies with respect to the transfer of the applicable Group I Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group I Subsequent Mortgage Loans.

         (c) The obligation of the Trust Estate to purchase a Group I Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group I Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Mortgage Loan will be 480 months; (iii) each Group I Subsequent Mortgage Loan must be an adjustable-rate Mortgage Loan with a first lien on the related mortgaged property; (iv) no Group I Subsequent Mortgage Loan will have a first Payment Date occurring after April 1, 2005; (v) the latest maturity date of any Group I Subsequent Mortgage Loan will be no later than March 1, 2045; (vi) none of the Group I Subsequent Mortgage Loans will be a buydown loan; (vii) such Mortgage Loan will have a credit score of not less than 556; (viii) such Mortgage Loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 1.000% per annum to approximately 5.850% per annum; (ix) none of the Group I Subsequent Mortgage loans will be a New York State "high cost" loan; and (x) such Group I Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group I Subsequent Mortgage Loan by the Trust, the applicable Group I Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) have a weighted average Mortgage Rate ranging from 1.747% to 1.847% per annum; (ii) consist of Mortgage Loans with prepayment charges representing no less than approximately 38.67% of the Pool Balance; (iii) have a weighted average credit score ranging from 695 to 701; (iv) have no more than 9.606% of such Mortgage Loans concentrated in the state of California; (v) have no less than 54.22% of the mortgaged properties securing Group I Loans be owner occupied; (vi) have no less than 62.18% of the mortgaged properties securing Group I Mortgage Loans be single family detached and de minimis planned unit developments; (vii) have no more than 41.67% of the Group I Loans be cash-out refinance; (viii) not have any of such group of Group I Subsequent Mortgage Loans with a loan-to-value ratio greater than 80% not be covered by a Primary Insurance Policy or the Radian Lender-Paid PMI Policy; (ix) have no more than 80% of the Group I Loans be Mortgage Loans with an interest only period; and (x) together with the Group I Mortgage Loans already included in the trust, have no more than 1.84% of such Mortgage Loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code.

         Notwithstanding the foregoing, any Group I Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group I Subsequent Mortgage Loan would adversely affect the ratings of the Notes. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group I Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; provided, however, that the information furnished to the Rating Agencies in respect of such Group I Subsequent Mortgage Loans is true and correct in all material respects. At least one (1) Business Day prior to the applicable Group I Subsequent Transfer Date, each Rating Agency shall notify the Indenture Trustee as to which Group I Subsequent Mortgage Loans, if any, shall not be included in the transfer on such Group I Subsequent Transfer Date; provided, however, that the RMBS Master Servicer, in its capacity as Originator, shall have delivered to each Rating Agency at least three (3) Business Days prior to such Group I Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections (c) and (d) above.

         Section 2.06 Conveyance of the Group II Subsequent Mortgage Loans. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group II Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to (i) the related Group II Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group II Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group II Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group II Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group II Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture

Trustee for deposit in the Trust Estate by the Depositor of the Group II Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group II Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group II Subsequent Mortgage Loan shall be delivered to the Custodian at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group II Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group II Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group II Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group II Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Indenture Trustee and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group II Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group II Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group II Subsequent Mortgage Loans, and the RMBS Master Servicer, in its capacity as Originator, shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Group II Subsequent Transfer Date;

                  (iii) as of each Group II Subsequent Transfer Date, as evidenced by delivery of the related Group II Subsequent Transfer Instrument, substantially in the form of Exhibit G, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v)      the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the applicable Group II Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders;

                  (vii) the Depositor shall have delivered to the Indenture Trustee the related Group II Subsequent Transfer Instrument confirming the satisfaction of all of the conditions specified in this Section
         2.06 and, pursuant to such Group II Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group II Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group II Subsequent Mortgage Loans; and

                  (viii) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and the Rating Agencies with respect to the transfer of the applicable Group II Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group II Subsequent Mortgage Loans.

         (c) The obligation of the Trust Estate to purchase a Group II Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group II Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Mortgage Loan will be 360 months; (iii) each Group I Subsequent Mortgage Loan must be an adjustable-rate Mortgage Loan with a first lien on the related mortgaged property; (iv) no Group II Subsequent Mortgage Loan will have a first Payment Date occurring after April 1, 2005; (v) the latest maturity date of any Group II Subsequent Mortgage Loan will be no later than March 1, 2035; (vi) none of the Group II Subsequent Mortgage Loans will be a buydown loan; (vii) such Mortgage Loan will have a credit score of not less than 586; (viii) such Mortgage Loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 2.500% per annum to approximately 10.625% per annum; (ix) none of the Group II Subsequent Mortgage loans will be a New York State "high cost" loan; and (x) such Group II Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group II Subsequent Mortgage Loan by the Trust, the applicable Group II Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) have a weighted average Mortgage Rate ranging from 5.335% to 5.435% per annum; (ii) consist of Mortgage Loans with prepayment charges representing no less than approximately 12.73% of the Pool Balance; (iii) have a weighted average credit score ranging from 699 to 705; (iv) have no more than 16.17% of such Mortgage Loans concentrated in the state of California; (v) have no less than 73.61% of the mortgaged properties securing Group II Loans be owner occupied; (vi) have no less than 81.39% of the mortgaged properties securing Group II Mortgage Loans be single family detached and de minimis planned unit developments; (vii) have no more than 22.74% of the Group II Loans be cash-out refinance; (viii) not have any of such group of Group II Subsequent Mortgage Loans with a loan-to-value ratio greater than 80% not be covered by a Primary Insurance Policy or the Radian Lender-Paid

PMI Policy; (ix) have no more than 75.20% of the Group II Loans be Mortgage Loans with an interest only period; and (x) together with the Group II Mortgage Loans already included in the trust, have no more than 0.58% of such Mortgage Loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code.

         Notwithstanding the foregoing, any Group II Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group II Subsequent Mortgage Loan would adversely affect the ratings of the Notes. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group II Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; provided, however, that the information furnished to the Rating Agencies in respect of such Group II Subsequent Mortgage Loans is true and correct in all material respects. At least one (1) Business Day prior to the applicable Group II Subsequent Transfer Date, each Rating Agency shall notify the Indenture Trustee as to which Group II Subsequent Mortgage Loans, if any, shall not be included in the transfer on such Group II Subsequent Transfer Date; provided, however, that the RMBS Master Servicer, in its capacity as Originator, shall have delivered to each Rating Agency at least three (3) Business Days prior to such Group II Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections (c) and (d) above.

         Section 2.07 Conveyance of the Group III Subsequent Mortgage Loans. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group III Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to (i) the related Group III Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group III Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group III Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group III Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group III Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group III Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group III Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group III Subsequent Mortgage Loan shall be delivered to the Custodian at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group III Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group III Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group III Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group III Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Indenture Trustee and the Rating Agencies with a timely Addition Notice, substantially in the form of Exhibit H hereto, and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group III Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group I Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group III Subsequent Mortgage Loans, and the RMBS Master Servicer, in its capacity as Originator, shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Group III Subsequent Transfer Date;

                  (iii) as of each Group III Subsequent Transfer Date, as evidenced by delivery of the related Group III Subsequent Transfer Instrument, substantially in the form of Exhibit G, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v)      the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the applicable Group III Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders;

                  (vii) the Depositor shall have delivered to the Indenture Trustee the related Group III Subsequent Transfer Instrument confirming the satisfaction of all the conditions specified in this Section 2.07 and, pursuant to such Group III Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group III Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group III Subsequent Mortgage Loans; and

                  (viii) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and the Rating Agencies with respect to the transfer of the applicable Group III Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group III Subsequent Mortgage Loans.

         (c) The obligation of the Trust Estate to purchase a Group III Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group III Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Mortgage Loan will be 360 months; (iii) each Group III Subsequent Mortgage Loan must be an adjustable-rate Mortgage Loan with a first lien on the related mortgaged property; (iv) no Group III Subsequent Mortgage Loan will have a first Payment Date occurring after April 1, 2005; (v) the latest maturity date of any Group III Subsequent Mortgage Loan will be no later than March 1, 2035; (vi) none of the Group III Subsequent Mortgage Loans will be a buydown loan; (vii) such Mortgage Loan will have a credit score of not less than 613; (viii) such Mortgage Loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 2.375% per annum to approximately 8.250% per annum; (ix) none of the Group III Subsequent Mortgage loans will be a New York State "high cost" loan; and (x) such Group III Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group III Subsequent Mortgage Loan by the Trust, the applicable Group III Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) have a weighted average Mortgage Rate ranging from 3.484% to 3.584% per annum; (ii) consist of Mortgage Loans with prepayment charges representing no less than approximately 3.51% of the Pool Balance; (iii) have a weighted average credit score ranging from 706 to 712; (iv) have no more than 40.12% of such Mortgage Loans concentrated in the state of California; (v) have no less than 88.79% of the mortgaged properties securing Group III Loans be owner occupied; (vi) have no less than 88.90% of the mortgaged properties securing Group III Mortgage Loans be single family detached and de minimis planned unit developments; (vii) have no more than 29.60% of the Group III Loans be cash-out refinance; (viii) not have any of such group of Group III Subsequent Mortgage Loans with a loan-to-value ratio greater than 80% not be covered by a Primary Insurance Policy or the Radian Lender-Paid PMI Policy; (ix) have no more than 89.60% of the Group III Loans be Mortgage Loans with an interest only period; and (x) together with the Group III Mortgage Loans already included in the trust, have no more than 1.10% of such Mortgage Loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code.

         Notwithstanding the foregoing, any Group III Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group III Subsequent Mortgage Loan would adversely affect the ratings of the Notes. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group III Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; provided, however, that the information furnished to the Rating Agencies in respect of such Group III Subsequent Mortgage Loans is true and correct in all material respects. At least one (1) Business Day prior to the applicable Group IV Subsequent Transfer Date, each Rating Agency shall notify the Indenture Trustee as to which Group IV Subsequent Mortgage Loans, if any, shall not be included in the transfer on such Group IV Subsequent Transfer Date; provided, however, that the RMBS Master Servicer, in its capacity as Originator, shall have delivered to each Rating Agency at least three (3) Business Days prior to such Group IV Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections (c) and (d) above.

         Section 2.08 Conveyance of the Group IV Subsequent Mortgage Loans. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group IV Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to (i) the related Group IV Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group IV Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group IV Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group IV Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group IV Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group IV Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group IV Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group IV Subsequent Mortgage Loan shall be delivered to the Custodian at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group IV Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group IV Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group IV Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group IV Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Indenture Trustee and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group IV Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group I Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group IV Subsequent Mortgage Loans, and the RMBS Master Servicer, in its capacity as Originator, shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Group IV Subsequent Transfer Date;

                  (iii) as of each Group IV Subsequent Transfer Date, as evidenced by delivery of the related Group IV Subsequent Transfer Instrument, substantially in the form of Exhibit G, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v)      the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the applicable Group IV Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders;

                  (vii) the Depositor shall have delivered to the Indenture Trustee the related Group IV Subsequent Transfer Instrument confirming the satisfaction of all the conditions specified in this Section 2.08 and, pursuant to such Group IV Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group IV Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group IV Subsequent Mortgage Loans; and

                  (viii) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and the Rating Agencies with respect to the transfer of the applicable Group IV Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group IV Subsequent Mortgage Loans.

         (c) The obligation of the Trust Estate to purchase a Group IV Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group IV Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Mortgage Loan will be 360 months; (iii) each Group IV Subsequent Mortgage Loan must be an adjustable-rate Mortgage Loan with a first lien on the related mortgaged property; (iv) no Group IV Subsequent Mortgage Loan will have a first Payment Date occurring after April 1, 2035; (v) the latest maturity date of any Group IV Subsequent Mortgage Loan will be no later than March 1, 2035; (vi) none of the Group IV Subsequent Mortgage Loans will be a buydown loan; (vii) such Mortgage Loan will have a credit score of not less than 464; (viii) such Mortgage Loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 3.500% per annum to approximately 8.875% per annum; (ix) none of the Group IV Subsequent Mortgage loans will be a New York State "high cost" loan; and (x) such Group IV Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group IV Subsequent Mortgage Loan by the Trust, the applicable Group IV Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) have a weighted average Mortgage Rate ranging from 5.681% to 5.781% per annum; (ii) consist of Mortgage Loans with prepayment charges representing no less than approximately 5.69% of the Pool Balance; (iii) have a weighted average credit score ranging from 704 to 711; (iv) have no more than 14.39% of such Mortgage Loans concentrated in the state of California; (v) have no less than 72.223% of the mortgaged properties securing Group IV Loans be owner occupied; (vi) have no less than 80.17% of the mortgaged properties securing Group IV Mortgage Loans be single family detached and de minimis planned unit developments; (vii) have no more than 24.07% of the Group IV Loans be cash-out refinance; (viii) not have any of such group of Group IV Subsequent Mortgage Loans with a loan-to-value ratio greater than 80% not be covered by a Primary Insurance Policy or the Radian Lender-Paid PMI Policy; (ix) have no more than 81.02% of the Group IV Loans be Mortgage Loans with an interest only period; and (x) together with the Group IV Mortgage Loans already included in the trust, have no more than 0.53% of such Mortgage Loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code.

         Notwithstanding the foregoing, any Group IV Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group IV Subsequent Mortgage Loan would adversely affect the ratings of the Notes. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group IV Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; provided, however, that the information furnished to the Rating Agencies in respect of such Group IV Subsequent Mortgage Loans is true and correct in all material respects. At least one (1) Business Day prior to the applicable Group IV Subsequent Transfer Date, each Rating Agency shall notify the Indenture Trustee as to which Group IV Subsequent Mortgage Loans, if any, shall not be included in the transfer on such Group IV Subsequent Transfer Date; provided, however, that the RMBS Master Servicer, in its capacity as Originator, shall have delivered to each Rating Agency at least three (3) Business Days prior to such Group IV Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections (c) and (d) above.

         Section 2.09 Conveyance of the Group V Subsequent Mortgage Loans. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group V Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to
(i) the related Group V Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group V Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group V Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group V Subsequent Mortgage Loans to be delivered pursuant to
Section 2.03 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group V Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group V Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group V Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group V Subsequent Mortgage Loan shall be delivered to the Custodian at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group V Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group V Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group V Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group V Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Indenture Trustee and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group V Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group I Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group V Subsequent Mortgage Loans, and the RMBS Master Servicer, in its capacity as Originator, shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Group V Subsequent Transfer Date; (iii) as of each Group V Subsequent Transfer Date, as evidenced by delivery of the related Group V Subsequent Transfer Instrument, substantially in the form of Exhibit G, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v)      the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the applicable Group V Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders;

                  (vii) the Depositor shall have delivered to the Indenture Trustee the related Group V Subsequent Transfer Instrument confirming the satisfaction of all the conditions specified in this Section 2.09 and, pursuant to such Group V Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group V Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group V Subsequent Mortgage Loans; and

                  (viii) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and the Rating Agencies with respect to the transfer of the applicable Group V Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group V Subsequent Mortgage Loans.

         (c) The obligation of the Trust Estate to purchase a Group V Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group V Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Mortgage Loan will be 360 months; (iii) each Group V Subsequent Mortgage Loan must be an adjustable-rate Mortgage Loan with a first lien on the related mortgaged property; (iv) no Group V Subsequent Mortgage Loan will have a first Payment Date occurring after April 1, 2035; (v) the latest maturity date of any Group V Subsequent Mortgage Loan will be no later than March 1, 2035; (vi) none of the Group V

Subsequent Mortgage Loans will be a buydown loan; (vii) such Mortgage Loan will have a credit score of not less than 556; (viii) such Mortgage Loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 4.000% per annum to approximately 7.875% per annum; (ix) none of the Group V Subsequent Mortgage loans will be a New York State "high cost" loan; and (x) such Group V Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group V Subsequent Mortgage Loan by the Trust, the applicable Group V Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) have a weighted average Mortgage Rate ranging from 5.451% to 5.551% per annum; (ii) consist of Mortgage Loans with prepayment charges representing no less than approximately 4.38% of the Pool Balance; (iii) have a weighted average credit score ranging from 710 to 716; (iv) have no more than 37.23% of such Mortgage Loans concentrated in the state of California; (v) have no less than 90.69% of the mortgaged properties securing Group V Loans be owner occupied; (vi) have no less than 87.34% of the mortgaged properties securing Group V Mortgage Loans be single family detached and de minimis planned unit developments; (vii) have no more than 32.14% of the Group V Loans be cash-out refinance; (viii) not have any of such group of Group V Subsequent Mortgage Loans with a loan-to-value ratio greater than 80% not be covered by a Primary Insurance Policy or the Radian Lender-Paid PMI Policy; (ix) have no more than 81.28% of the Group V Loans be Mortgage Loans with an interest only period; and (x) together with the Group V Mortgage Loans already included in the trust, have no more than 1.42% of such Mortgage Loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code.

         Notwithstanding the foregoing, any Group V Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group V Subsequent Mortgage Loan would adversely affect the ratings of the Notes. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group V Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; provided, however, that the information furnished to the Rating Agencies in respect of such Group V Subsequent Mortgage Loans is true and correct in all material respects. At least one (1) Business Day prior to the applicable Group V Subsequent Transfer Date, each Rating Agency shall notify the Indenture Trustee as to which Group V Subsequent Mortgage Loans, if any, shall not be included in the transfer on such Group V Subsequent Transfer Date; provided, however, that the RMBS Master Servicer, in its capacity as Originator, shall have delivered to each Rating Agency at least three (3) Business Days prior to such Group V Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections (c) and (d) above.

         Section 2.10 Conveyance of the Group VI Subsequent Mortgage Loans. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group VI Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to (i) the related Group VI Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Group VI Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group VI Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Group VI Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group VI Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group VI Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the RMBS Master Servicer, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group VI Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group VI Subsequent Mortgage Loan shall be delivered to the Custodian at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group V Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group VI Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group VI Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group VI Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Indenture Trustee and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group VI Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group I Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group VI Subsequent Mortgage Loans, and the RMBS Master Servicer, in its capacity as Originator, shall have delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Group VI Subsequent Transfer Date;

                  (iii) as of each Group VI Subsequent Transfer Date, as evidenced by delivery of the related Group VI Subsequent Transfer Instrument, substantially in the form of

         Exhibit G, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v)      the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the applicable Group VI Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders;

                  (vii) the Depositor shall have delivered to the Indenture Trustee the related Group VI Subsequent Transfer Instrument confirming the satisfaction of all the conditions specified in this Section 2.10 and, pursuant to such Group VI Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Depositor, in, to and under the applicable Group VI Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group VI Subsequent Mortgage Loans; and

                  (viii) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee and the Rating Agencies with respect to the transfer of the applicable Group VI Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group VI Subsequent Mortgage Loans.

         (c) The obligation of the Trust Estate to purchase a Group VI Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group VI Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Mortgage Loan will be 346 months; (iii) each Group VI Subsequent Mortgage Loan must be fixed rate Mortgage Loan with a first lien on the related mortgaged property; (iv) no Group VI Subsequent Mortgage Loan will have a first Payment Date occurring after April 1, 2035; (v) the latest maturity date of any Group VI Subsequent Mortgage Loan will be no later than March 1, 2035; (vi) none of the Group VI Subsequent Mortgage Loans will be a buydown loan; (vii) such Mortgage Loan will have a credit score of not less than 453; (viii) such Mortgage Loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 4.500% per annum to approximately 9.000% per annum; (ix) none of the Group VI Subsequent Mortgage loans will be a New York State "high cost" loan; and (x) such Group VI Subsequent Mortgage Loan shall have been underwritten in accordance with the criteria set forth under "The Mortgage Pool--Underwriting Standards" in the Prospectus Supplement.

         (d) In addition, following the purchase of any Group VI Subsequent Mortgage Loan by the Trust, the applicable Group VI Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) have a weighted average Mortgage Rate ranging from 6.617% to 6.717% per annum; (ii) consist of Mortgage Loans with prepayment charges representing no less than approximately 0.00% of the Pool Balance; (iii) have a weighted average credit score ranging from 671 to 677; (iv) have no more than 6.61% of such Mortgage Loans concentrated in the state of California; (v) have no less than 70.76% of the mortgaged properties securing Group VI Loans be owner occupied; (vi) have no less than 78.44% of the mortgaged properties securing Group VI Mortgage Loans be single family detached and de minimis planned unit developments; (vii) have no more than 40.656% of the Group VI Loans be cash-out refinance; (viii) not have any of such group of Group VI Subsequent Mortgage Loans with a loan-to-value ratio greater than 80% not be covered by a Primary Insurance Policy or the Radian Lender-Paid PMI Policy; (ix) have no more than 12.79% of the Group VI Loans be Mortgage Loans with an interest only period; and (x) together with the Group VI Mortgage Loans already included in the trust, have no more than 0.41% of such Mortgage Loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code.

         Notwithstanding the foregoing, any Group VI Subsequent Mortgage Loan may be rejected by any Rating Agency if the inclusion of any such Group VI Subsequent Mortgage Loan would adversely affect the ratings of the Notes. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies so long as there are compensating factors, and the consent of the Rating Agencies to any group of Group VI Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; provided, however, that the information furnished to the Rating Agencies in respect of such Group VI Subsequent Mortgage Loans is true and correct in all material respects. At least one (1) Business Day prior to the applicable Group VI Subsequent Transfer Date, each Rating Agency shall notify the Indenture Trustee as to which Group VI Subsequent Mortgage Loans, if any, shall not be included in the transfer on such Group VI Subsequent Transfer Date; provided, however, that the RMBS Master Servicer, in its capacity as Originator, shall have delivered to each Rating Agency at least three (3) Business Days prior to such Group VI Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections (c) and (d) above.

         Section 2.11 Conveyance of the Group VII Subsequent HELOC Mortgage Loans. (a) Subject to the conditions set forth in paragraph (b) below and in consideration of the Indenture Trustee's delivery on the applicable Subsequent Transfer Dates, to or upon the written order of the Depositor, of all or a portion of the balance of funds in the Group VII Pre-Funding Account, the Depositor shall, on the Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Estate, but subject to the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to (i) the related Group VII Subsequent Mortgage Loans (including all Additional Balances resulting from Draws made pursuant to the related Subsequent HELOC Mortgage Loan prior to the termination of the Trust) identified on the Mortgage Loan Schedule attached to the related Group VII Subsequent Transfer Instrument delivered by the Depositor on the Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date (with respect to the Group VII Subsequent Mortgage Loans) and all collections in respect of interest and principal due after the Subsequent

Cut-off Date and (iii) all items with respect to such Group VII Subsequent Mortgage Loans to be delivered pursuant to Section 2.03 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Group VII Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Indenture Trustee for deposit in the Trust Estate by the Depositor of the Group VII Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the HELOC Master Servicer, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale of the Group VII Subsequent Mortgage Loans by the Depositor to the Trust Estate. The related Mortgage File for each Group VII Subsequent Mortgage Loan shall be delivered to the Custodian at least three (3) Business Days prior to the related Subsequent Transfer Date.

         The purchase price paid by the Indenture Trustee from amounts released from the Group VII Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Stated Principal Balance of the Group VII Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor).

         (b) The Depositor shall transfer to the Indenture Trustee for deposit in the Trust Estate the applicable Group VII Subsequent Mortgage Loans and the other property and rights related thereto as described in paragraph (a) above, and the Indenture Trustee shall release such applicable funds from the Group VII Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Indenture Trustee, the Insurer and the Rating Agencies with a timely Addition Notice and shall have provided any information reasonably requested by the Indenture Trustee with respect to the Group VII Subsequent Mortgage Loans;

                  (ii) the Depositor shall have delivered to the Indenture Trustee a duly executed Group VII Subsequent Transfer Instrument (which the Indenture Trustee is hereby authorized to execute), which shall include a Mortgage Loan Schedule listing the Group VII Subsequent Mortgage Loans and shall have delivered or cause to be delivered a computer file containing such Mortgage Loan Schedule to the Indenture Trustee at least three (3) Business Days prior to the related Group VII Subsequent Transfer Date;

                  (iii) as of each Group VII Subsequent Transfer Date, as evidenced by delivery of the related Group VII Subsequent Transfer Instrument, substantially in the form of Exhibit G, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Estate or to the Noteholders;

                  (v)      the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected the applicable Group VII Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Noteholders or the Insurer;

                  (vii) the Depositor shall have delivered to the Indenture Trustee the related Group VII Subsequent Transfer Instrument confirming the satisfaction of all the conditions specified in this Section 2.11 and, pursuant to such Group VII Subsequent Transfer Instrument, assigned to the Indenture Trustee without recourse for the benefit of the Class VII-A Noteholders and the Insurer all the right, title and interest of the Depositor, in, to and under the applicable Group VII Subsequent Mortgage Loan Purchase Agreement, to the extent of the related Group VII Subsequent Mortgage Loans; and

                  (viii) the Depositor shall have delivered to the Indenture Trustee an Opinion of Counsel addressed to the Indenture Trustee, the Insurer and the Rating Agencies with respect to the transfer of the applicable Group VII Subsequent Mortgage Loans substantially in the form of the Opinion of Counsel delivered to the Indenture Trustee on the Closing Date regarding the validity of the conveyance and the true sale of such Group VII Subsequent Mortgage Loans.

         (c) The obligation of the Trust Estate to purchase a Group VII Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the satisfaction of the conditions set forth in the immediately following paragraph and the accuracy of the following representations and warranties with respect to each such Group VII Subsequent Mortgage Loan determined as of the applicable Subsequent Cut-off Date: (i) such HELOC Mortgage Loan may not be 30 or more days delinquent as of the Subsequent Transfer Date; (ii) the remaining term to stated maturity of such HELOC Mortgage Loans will not exceed 300 months; (iii) such HELOC Mortgage Loan will be secured by a mortgage in a first or second lien position; (iv) such HELOC Mortgage Loan will have a fully-indexed margin between 0.000% and 7.000%; (v) each HELOC will have a credit limit less than $550,000;
(vi) each HELOC Mortgage Loan will have a combined loan-to-value ratio less than or equal to 101%; (vii) each HELOC Mortgage Loan will have a credit limit utilization rate less than or equal to 101%; (vii) each HELOC Mortgage Loan will have a credit score greater than or equal to 590; (ix) no HELOC Mortgage Loan will provide for negative amortization; and (x) such HELOC Mortgage Loan shall have been underwritten substantially in accordance with the criteria set forth under "Description of the Mortgage Pool--Underwriting Standards" in the Prospectus.

         (d) In addition, following the purchase of any Group VII Subsequent Mortgage Loan by the Trust, the applicable Group VII Subsequent Mortgage Loans will as of the related Subsequent Cut-off Date: (i) a weighted average fully-indexed margin of at least 1.10%; (ii) a weighted average combined loan-to-value ration of no more than 95%; (iii) a weighted average credit score of 715 or greater; (iv) at least 55% of the HELOC Mortgage Loans in the pool will be secured by a single family residence; (v) at least 95% of the HELOC Mortgage Loans in the pool will be secured by an owner-occupied property; (vi) no more than 25% of the pool will have a loan purpose of cash-out refinance;
(vii) cash-out refinance loans will have a maximum weighted average CLTV of 85%;
(viii) no more than 15% of the pool will have a FICO score less than 660; (ix) no less than 80% of the pool will have "full documentation";
(x) no more than 37% of the pool will be in the state of California; and (xi) no more than 15% of the pool will be in any state other than California.

         Notwithstanding the foregoing, any Group VII Subsequent Mortgage Loan may be rejected by any Rating Agency or the Insurer if the inclusion of any such Group VII Subsequent Mortgage Loan would adversely affect the ratings of the Class VII-A Notes without taking the Insurance Policy into account. Also, the Insurer must approve the Group VII Subsequent Mortgage Loans, which consent shall not be unreasonably withheld. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies and the Insurer so long as there are compensating factors, and the consent of the Rating Agencies and the Insurer to any group of Group VII Subsequent Mortgage Loans shall mean that the representations and warranties set forth in subsections (c) and (d) above are accurate; provided, however, that the information furnished to the Rating Agencies and the Insurer in respect of such Group VII Subsequent Mortgage Loans is true and correct in all material respects. At least one (1) Business Day prior to the applicable Group VII Subsequent Transfer Date, each Rating Agency or the Insurer shall notify the Indenture Trustee as to which Group VII Subsequent Mortgage Loans, if any, shall not be included in the transfer on such Group VII Subsequent Transfer Date; provided, however, that the Depositor shall have delivered or caused to be delivered to each Rating Agency and the Insurer at least three (3) Business Days prior to such Group VII Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in subsections (c) and (d) above.

                                   ARTICLE III

                                    Covenants

         Section 3.01 Collection of Payments with respect to the Mortgage Loans and HELOC Mortgage Loans. The Indenture Trustee shall establish and maintain an Eligible Account (the "Payment Account") in which the Indenture Trustee shall deposit, on the same day as it is received from the related Master Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans and HELOC Mortgage Loans. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03, and as provided in Section 3.05 herein, from monies on deposit in the Payment Account.

         Section 3.02 Maintenance of Office or Agency. The Issuer will maintain an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at 101 Barclay Street, 1E, New York, New York 10286, Attention: Corporate Trust Window, American Home Mortgage Securities LLC, Series 2004-4, and notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         Section 3.03 Money for Payments To Be Held in Trust; Paying Agent. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer hereby appoints the Indenture Trustee as its Paying Agent.

         The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

         (a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

         (b) give the Indenture Trustee notice of any default by the Issuer and the Insurer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

         (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

         (d) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

         (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

         (f) not commence a bankruptcy proceeding against the Issuer in connection with this Indenture.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note (other than amounts paid under the Insurance Policy) and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee, with the written consent of the Insurer respecting the Class VII-A Notes, so long as the Insurer is not in default under the Insurance Policy may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         Section 3.04 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the

United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

         Section 3.05 Payment of Group I, Group II, Group III, Group IV and Group V Available Funds.

         (a) On each Payment Date from amounts on deposit in the Payment Account in accordance with Section 8.02 hereof, the Indenture Trustee shall pay to the Persons specified below, to the extent provided therein, the Available Funds for such Payment Date.

         (b) On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account the Group I, Group II, Group III, Group IV and Group V Available Funds for such Payment Date and make the following payments in the order of priority described below, in each case to the extent of the related Group I, Group II, Group III, Group IV and Group V Available Funds remaining for such Payment Date:

                  (i) from the Group I, Group II, Group III, Group IV and Group V Available Funds, to the holders of the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, respectively, the related Accrued Note Interest for such Class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

                  (ii) from the remaining Group I, Group II, Group III, Group IV and Group V Available Funds for such Payment Date, to the holders of the Class M-1 Notes, the related Accrued Note Interest for such class for such Payment Date;

                  (iii) from the remaining Group I, Group II, Group III, Group IV and Group V Available Funds for such Payment Date, to the holders of the Class M-2 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (iv) from the remaining Group I, Group II, Group III, Group IV and Group V Available Funds for such Payment Date, to the holders of the Class M-3 Notes, the related Accrued Note Interest for such Class for such Payment Date; and;

                  (v) any remainder (to the extent not included as a part of the related Principal Distribution Amount as provided in Section 3.05(c) and (d) below) shall be included in the related Net Monthly Excess Cashflow and allocated as described in Section 3.05(e) below.

         (c)      On each Payment Date (a) prior to the related Stepdown Date or
(b) on which a related Trigger Event is in effect, the Holders of each Class of I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M Notes, shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

                  (i) concurrently, the Class A Principal Allocation Fraction of the related Principal Distribution Amount shall be allocated to the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1 Notes and Class I-A-2 Notes, pro rata, and with any amounts payable to the Class II-A Notes payable to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata; provided, however, that if a Group II Sequential Trigger Event is in effect, amounts payable to the Class II-A Notes in respect of principal shall be paid first, to the Class II-A-1 Notes and second to the Class II-A-2 Notes, in each case until the related Note Principal Balance has been reduced to zero;

                  (ii) concurrently, any remaining Principal Distribution Amount shall be distributed to the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes on a pro rata basis, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1 Notes and Class I-A-2 Notes, pro rata, and with any amounts payable to the Class II-A Notes payable to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata; provided, however, that if a Group II Sequential Trigger Event is in effect, amounts payable to the Class II-A Notes in respect of principal shall be paid first, to the Class II-A-1 Notes and second to the Class II-A-2 Notes, in each case until the related Note Principal Balance has been reduced to zero;

                  (iii) any remaining related Principal Distribution Amount, to the Class M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

                  (iv) any remaining related Principal Distribution Amount, to the Class M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

                  (v) any remaining related Principal Distribution Amount, to the Class M-3 Notes until the Note Principal Balance of such Class is reduced to zero; and

                  (vi) any remainder as part of the related Net Monthly Excess Cashflow to be allocated as described in Section 3.05(e) below.

         (d) On each Payment Date (1) on or after the Stepdown Date and (2) on which a Trigger Event is not in effect, the holders of each class of Notes, other than the Class N Notes, shall be entitled to receive payments in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

                  (i) concurrently, the related Class A Principal Allocation Fraction of the Class A Principal Distribution Amount shall be allocated to the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1 Notes and Class I-A-2 Notes, pro rata, and with any amounts payable to the Class II-A Notes payable to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata;

                  (ii) concurrently, any remaining Class A Principal Distribution Amount shall be distributed to the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes on a pro rata basis, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class I-A Notes payable to the Class I-A-1 Notes and Class I-A-2 Notes, pro rata, and with any amounts payable to the Class II-A Notes payable to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata;

                  (iii) to the Class M-1 Notes, the Class M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (iv) to the Class M-2 Notes, the Class M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

                  (v) to the Class M-3 Notes, the Class M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

                  (vi) any remainder as part of the related Net Monthly Excess Cashflow to be allocated as described in Section 3.05(e) below.

         (e) On each Payment Date, any Net Monthly Excess Cashflow for the Group I, Group II, Group III, Group IV and Group V Loans shall be paid, in each case to the extent of remaining related Net Excess Monthly Cashflow, as follows:

                  (i) to the holders of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount as provided in 3.05(c) and (d) above;

                  (ii) to the holders of the Class I-A-2 Notes and Class II-A-2 Notes, on a pro rata basis, based on the amount of Allocated Realized Loss Amount for such Notes, an amount equal to the Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

                  (iii) to the holders of the Class M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (iv) to the holders of the Class M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (v) to the holders of the Class M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related

         Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (vi) to the holders of the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, on a pro rata basis, based on the amount of any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date, to the extent not covered, in the case of the Class I-A Notes, by the Swap Agreement as provided in Section 3.05(g) below;

                  (vii) sequentially to the holders of the Class M-1, Class M-2 and Class M-3 Notes, any related Basis Risk Shortfall Carry-Forward Amount for such Notes on such Payment Date, to the extent not covered by the Cap Contracts as provided in Section 3.05(f) below;

                  (viii) to the Class VI-A, Class VI-M and Class VI-B Notes, to be included in the related Net Monthly Excess Cashflow as described below;

                  (ix) 20% of the amount remaining to be included as Crossable Excess as provided in section 3.07(c) below;

                  (x) until the Note Principal Balance of the Class N Notes has been reduced to zero, to the holders of the Class N Notes as provided in Section 3.09; and

                  (xi) any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the holders of the Trust Certificates, as provided herein and in the Trust Agreement.

         (f) On each Payment Date, any payments received from the Derivative Contract Counterparty with respect to the Cap Contracts with respect to such Payment Date will be allocated to the Class M Notes and the Trust Certificates in the following order of priority, in each case to the extent of amounts remaining:

                  (i) the Cap Contract Allocation Amounts will be paid pro rata, to the Class M Notes in reduction of any related Basis Risk Shortfall Carry-Forward Amount for such classes for that Payment Date;

                  (ii) from any amounts remaining from the Cap Contracts, pro rata to the Class M Notes in reduction of any remaining Basis Risk Shortfall Carry-Forward Amount for such class or classes for such Payment Date; and

                  (iii) any remaining amounts from the Cap Contracts shall be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the Holders of the Trust Certificates, as provided herein and in the Trust Agreement.

         (g) On each Payment Date, any payments received from the Derivitave Contract Counterparty with respect to the Corridor Contract with respect to such Payment Date will be deposited into a reserve fund to be allocated to the Class I-A Notes and the Trust Certificates in the following order of priority, in each case to the extent of amounts remaining:

                  (i) the Class I-A Corridor Contract Allocation Amount will be paid to the Class I-A Notes, pro rata, in reduction of any related Basis Risk Shortfall Carry-Forward Amount for such Class for that Payment Date;

                  (ii) any remaining amounts from the Corridor Contract shall be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the Holders of the Trust Certificates, as provided herein and in the Trust Agreement.

         (h) On each Payment Date, any payments received from the Derivative Contract Counterparty with respect to the Swap Agreements will be included in the Net Monthly Excess Cashflow for the Group I, Group II, Group III, Group IV and Group V Mortgage Loans.

         Section 3.06 Payment of Group VI Available Funds.

         (a) On each Payment Date from amounts on deposit in the Payment Account in accordance with Section 8.02 hereof, the Indenture Trustee shall pay to the Persons specified below, to the extent provided therein, the Group VI Available Funds for such Payment Date.

         (b) On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account the Group VI Available Funds for such Payment Date and make the following payments in the order of priority described below, in each case to the extent of the related Available Funds remaining for such Payment
Date:

                  (i) to the holders of the Class VI-A Notes, the related Accrued Note Interest for each such Class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

                  (ii) from the remaining Group VI Available Funds for such Payment Date, to the holders of the Class VI-M-1 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (iii) from the remaining Group VI Available Funds for such Payment Date, to the holders of the Class VI-M-2 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (iv) from the remaining Group VI Available Funds for such Payment Date, to the holders of the Class VI-M-3 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (v) from the remaining Group VI Available Funds for such Payment Date, to the holders of the Class VI-B-1 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (vi) from the remaining Group VI Available Funds for such Payment Date, to the holders of the Class VI-B-2 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (vii) from the remaining Group VI Available Funds for such Payment Date, to the holders of the Class VI-B-3 Notes, the related Accrued Note Interest for such Class for such Payment Date; and

                  (viii) any remainder (to the extent not included as a part of the related Principal Distribution Amount as provided in Section 3.06(c) below) shall be included in the related Net Monthly Excess Cashflow and allocated as described in Section 3.06(d) below.


         (c) On each Payment Date the holders of each class of Class VI-A, Class VI-M and Class VI-B Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

                  (i) first, the related Principal Distribution Amount shall be distributed to the Class VI-A, Class VI-M and Class VI-B Notes on a pro rata basis, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero; provided, however, that any amounts payable to the Class VI-A Notes shall be payable sequentially first to the Class VI-A-1 Notes, and second, to the Class VI-A-2 Notes, in each case until the Note Principal Balance thereof has been reduced to zero; and

                  (ii) to any remainder as part of the related Net Monthly Excess Cashflow for the Group VI Loans to be allocated as described
         Section 3.06(d) below.

         (d) On each Payment Date, any Net Monthly Excess Cashflow for the Group VI Loans shall be paid, in each case to the extent of remaining Net Excess Monthly Cashflow, as follows:

                  (i) to the holders of the Class VI-A, Class VI-M and Class VI-B Notes in an amount equal to the related
         Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount as provided in 3.06(c) above;

                  (ii) to the holders of the Class VI-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (iii) to the holders of the Class VI-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (iv) to the holders of the Class VI-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (v) to the holders of the Class VI-B-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (vi) to the holders of the Class VI-B-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed

                  (vii) to the holders of the Class VI-B-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

                  (viii) to the holders of the Class VI-A Notes, pro rata, based on the amount of any related Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date, any related Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date;

                  (ix) sequentially to the holders of the Class VI-M-1, Class VI-M-2, Class VI-M-3, Class VI-B-1, Class VI-B-2 and Class VI-B-3 Notes, any related Basis Risk Shortfall Carry-Forward Amount for such Notes on such Payment Date;

                  (x) to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M Notes to be included in the related Net Monthly Excess Cashflow as provided in Section 3.05(e) above;

                  (xi) 20% of the amount remaining to be included as Crossable Excess as provided in Section 3.07(c) below;

                  (xii) until the Note Principal Balance of the Class N Notes has been reduced to zero, to the holders of the Class N Notes as provided in the Section 3.09 below; and

                  (xiii) any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the holders of the Trust Certificates, as provided herein and in the Trust Agreement.

         Section 3.07 Payment of Principal and Interest on the Class VII-A
Notes.

         (a) On each Payment Date, the Investor Interest Collections, reduced by the HELOC Master Servicing Fee, will be distributed in the following priority:

                  (i)      to the Insurer, the Premium Amount;

                  (ii) to the holders of the Class VII-A Notes, accrued interest and unpaid interest, in each case accrued at a rate equal to the related Note Interest Rate;

                  (iii) to the holders of the Class VII-A Notes, as a payment of principal, Investor Charge-Off Amounts incurred during the preceding calendar month and the Investor Charge-Off Amounts incurred during previous periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Insurance Policy;

                  (iv) to the Insurer, as reimbursement for prior draws made under the Insurance Policy;

                  (v) to the holders of the Class VII-A Notes, as a payment of principal, the amount necessary to build the overcollateralization to the Overcollateralization Target Amount;

                  (vi) to the Insurer, any other amounts owed to the Insurer pursuant to the Insurance Agreement;

                  (vii) to the holders of the Class VII-A Notes, Basis Risk Shortfall Carry-Forward Amounts on the Class VII-A Notes; and

                  (viii) to the owner of the Transferor Interest, any remaining amounts.

         (b) On each Payment Date, Principal Collections on the HELOC Mortgage Loans, will be distributed in the following priority:

                  (i) to Holders of the Class VII-A Notes, the lesser of the outstanding Note Principal Balance of the Class VII-A Notes and the Investor Principal Distribution Amount; and

                  (ii) any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the holders of the Trust Certificates in respect of the Transferor's Interest, as provided herein and in the Trust Agreement.

         (c) On each Payment Date, Crossable Excess from the Net Monthly Excess Cashflow from Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V and from Loan Group VI shall be paid as follows:

                  (i) to the holders of the Class VII-A Notes, as a payment of principal, Investor Charge-Off Amounts incurred during the preceding calendar month and the Investor Charge-Off Amounts incurred during previous periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Insurance Policy, to the extent not paid from Investor Interest Collections above;

                  (ii) to the Insurer, as reimbursement for prior draws made under the Insurance Policy, to the extent not paid from Investor Interest Collections above;

                  (iii) to the holders of the Class VII-A Notes, as a payment of principal, the amount necessary to build the overcollateralization to the Overcollateralization Target Amount, to the extent not paid from Investor Interest Collections pursuant to Section 3.07(a) above; and

                  (iv) any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the holders of the Trust Certificates in respect of the Transferor's Interest, as provided herein and in the Trust Agreement.

         Section 3.08 Rapid Amortization Events.

         A Rapid Amortization Event is any of the following events:

         (a) Investor Interest Collections or Principal Collections for any Payment Date are not enough to make any payment of principal or interest in each case that is due on the Class VII-A Notes, and such failure continues for a period of five Business Days;

         (b) a declaration of bankruptcy or insolvency by any of the Trust, the Depositor, the HELOC Subservicer or the Servicer;

         (c) the Trust becomes subject to the Investment Company Act of 1940;

         (d) failure on the part of the Trust, the Depositor, the Seller, the HELOC Subservicer or the HELOC Master Servicer to perform any of its other material obligations under the HELOC Servicing Agreement, the Trust Agreement, the HELOC Subservicing Agreement or the Indenture;

         (e)      a draw on the Insurance Policy is unreimbursed for 90 days; or

         (f)      the occurrence of a Servicer Termination Event.

         If any event described in clause (a) or (d) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the Insurer or the Indenture Trustee acting at the direction of the Noteholders holding notes evidencing more than 51% in principal amount of the Class VII-A Notes then outstanding, by written notice to the holder of the Transferor Interest, the Depositor and the HELOC Master Servicer (and to the Indenture Trustee, if given by the Insurer, or the Noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (b), (c), (e) or (f) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Indenture Trustee, the Insurer or the Noteholders immediately on the occurrence of such event.

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the HELOC Master Servicer or the HELOC Subservicer, as the case may be, and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the HELOC Master Servicer or the HELOC Subservicer, such conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

         Section 3.09 Payments to the Class N Notes.

         (a) On each Payment Date, the amounts payable to the Class N Notes pursuant to Section 3.05(e)(x) and 3.06(d)(xii) will be distributed as follows:

                  (i) to the Holders of the Class N Notes, the related Accrued Note Interest for such Class for such Payment Date;

                  (ii) to the holders of the Class N Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and

                  (iii) any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the holders of the Trust Certificates, as provided herein and in the Trust Agreement.

         Section 3.10 Other Matters With Respect to the Notes.

         (a) Each distribution with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Indenture Trustee, the Note Registrar, the Paying Agent, the Depositor or the related Master Servicer shall have any responsibility therefor except as otherwise provided by this Indenture or applicable law.

         (b) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to Sections 3.05, 3.06, 3.07 and 3.08 for the purpose of distributing such funds to the Certificateholders.

         (c) Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the

Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Notes; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

         (d) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the forms of Note set forth in Exhibits A-1, A-2, A-3 and A-4 to this Indenture. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.07 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Scheduled Payment Date or any such other final Payment Date.

         Section 3.11 Protection of Trust Estate.

         (a) The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                  (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                  (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iii) cause the Issuer or related Master Servicer to enforce any of the rights to the Mortgage Loans or the HELOC Mortgage Loans, as applicable; or

                  (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Insurer and the Noteholders in such Trust Estate against the claims of all persons and parties.

         (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.11 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.11(a) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 3.11(b) hereof), unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.11 upon the Issuer's preparation thereof and delivery to the Indenture Trustee.

         Section 3.12 Opinions as to Trust Estate.

         (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Insurer and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

         (b) On or before April 15 in each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee, the Insurer an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

         Section 3.13 Performance of Obligations.

         (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

         (b) The Issuer, with the consent of the Insurer so long as no Insurer Default exists, may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

         (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans and HELOC Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans and HELOC Mortgage Loans or any such instrument, except such actions as the related Master Servicer is expressly permitted to take in the related Servicing Agreement. The Indenture Trustee, as pledgee of the Mortgage Loans and HELOC Mortgage Loans, may, with the consent of, or at the direction of, the Insurer, so long as no Insurer Default exists, exercise the rights of the Issuer to direct the actions of the RMBS Master Servicer pursuant to the RMBS Servicing Agreement and the HELOC Master Servicer pursuant to the HELOC Servicing Agreement.

         Section 3.14 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

         (a) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Insurer or the Indenture Trustee, with the consent of the Insurer, so long as no Insurer Default exists;

         (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder, by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

         (c) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

         (d) waive or impair, or fail to assert rights under, the Mortgage Loans and HELOC Mortgage Loans, or impair or cause to be impaired the Issuer's interest in the Mortgage Loans and HELOC Mortgage Loans, the Mortgage Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders or the Insurer.

         Section 3.15 Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Insurer, by March 1 of each year commencing with the calendar year 2005, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

         (a) a review of the activities of the Issuer during the previous calendar year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

         (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 3.16 Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Mortgage Loans and HELOC Mortgage Loans, shall have the benefit of the representations and warranties made by the Seller in (i) the Mortgage Loan Purchase Agreement concerning the Seller and the Initial Mortgage Loans and Initial HELOC Mortgage Loans and (ii) any Group I, Group II, Group III, Group IV, Group V, Group VI and Group VI Mortgage Loan Purchase Agreement concerning the Seller and the related Group I, Group II, Group III, Group IV, Group V and Group VI Subsequent Mortgage Loans and Group VII Subsequent HELOC Mortgage Loans to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller in the Mortgage Loan Purchase Agreement, or in the applicable Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Subsequent Mortgage Loan Purchase Agreement, the Indenture Trustee shall promptly notify the Seller and the Insurer, if applicable, of such finding and of the Seller's obligation to cure such defect or repurchase or substitute for the related Mortgage Loan or HELOC Mortgage Loan.

         Section 3.17 Amendments to Servicing Agreement. The Issuer covenants with the Indenture Trustee and the Insurer that it will not enter into any amendment or supplement to any Servicing Agreement without the prior written consent of the Indenture Trustee and the Insurer.

         Section 3.18 Master Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the related Master Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the related Collection Account, as well as its bailee in holding any Related Documents released to the related Master Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the related Master Servicer. It is intended that, by the related Master Servicer's acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Mortgage Loans or HELOC Mortgage Loans, as applicable, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the related Master

Servicer. The Indenture Trustee shall not be liable with respect to such documents, monies or items while in possession of the related Master Servicer.

         Section 3.19 Investment Company Act. The Issuer shall not become an "investment company" or be under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.19 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

         Section 3.20 Issuer May Consolidate, etc.

         (a) The Issuer shall not consolidate or merge with or into any other Person, unless the Insurer consents thereto and:

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee and the Insurer, the due and punctual payment of the principal of and interest on all Notes, and the payment of the Insurance Premium and all amounts payable to the Indenture Trustee, the Derivative Contract Counterparty, the payment to the Certificate Paying Agent of all amounts due to the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agencies shall have notified the Issuer and the Insurer, with respect to the Class VII-A Notes, that such transaction shall not cause the rating of the Notes to be reduced, qualified, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade without taking into account the Insurance Policy;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee and the Insurer) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by AHM SPV III, LLC, cause the Trust to be subject to an entity level tax for federal income tax purposes;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                  (vi) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable; and

                  (vii) the Insurer, so long as no Insurer Default exists, shall have given its prior consent.

         (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Insurer, in form satisfactory to the Indenture Trustee and, the due and punctual payment of the principal of and interest on all Notes and the payment of the Premium Amount and all other amounts payable to the Derivative Counterparty and the Insurer and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein,
         (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes and the Insurer, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer and the Indenture Trustee and the Insurer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Rating Agencies shall have notified the Issuer and the Insurer that such transaction shall not cause the rating of the Notes to be reduced, qualified, suspended or withdrawn;

                  (iv) the Issuer and the Insurer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee and the Insurer) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by AHM SPV III, LLC, cause the Trust to be subject to an entity level tax for federal income tax purposes;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                  (vi) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange
         Act); and

                  (vii) the Insurer, so long as no Insurer Default exists, shall have given its prior written consent.

         Section 3.21 Successor or Transferee.

         (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.20(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall, following the Issuer's satisfaction of all of the conditions precedent set forth therein with respect thereto, succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.20(b), the Issuer, following its satisfaction of all of the conditions precedent set forth herein with respect thereto, will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee and the Insurer of such conveyance or transfer and approval of such transaction given by the Insurer to the Indenture Trustee.

         Section 3.22 No Other Business. The Issuer shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the Mortgage Loans and HELOC Mortgage Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

         Section 3.23 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

         Section 3.24 Guarantees, Loans, Monthly Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.25 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.26 Determination of Note Interest Rate. On each Interest Determination Date the Indenture Trustee shall determine One-Month LIBOR and Six-Month LIBOR and the related Note Interest Rate for each Class of Notes for the following Accrual Period and shall make such information available to the Issuer, the Master Servicer, the Insurer and the Depositor. The establishment of One-Month LIBOR and Six-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to each Class of Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         Section 3.27 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions and payments to the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Certificate Paying Agent, the Noteholders, the Certificateholders and the Insurer as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Trust Agreement and (y) payments to the Master Servicers and the Subservicers pursuant to the terms of the related Servicing Agreement or Subservicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

         Section 3.28 Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

         Section 3.29 Further Instruments and Acts. Upon request of the Indenture Trustee or the Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 3.30 Statements to Noteholders. On each Payment Date, the Indenture Trustee shall make available on the Indenture Trustee's website, www.bnyinvestorreporting.com (or deliver at the recipient's option), to each Noteholder and Certificateholder the statement prepared by the Indenture Trustee pursuant to and in the manner provided for in Section 7.05 hereof.

         Section 3.31 Interest Coverage Accounts.

         (a) No later than the Closing Date, the Indenture Trustee shall establish and maintain seven segregated trust accounts each of which is an Eligible Account, shall be titled "Group I Interest Coverage Account, The Bank of New York., as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group I Interest Coverage Account"), "Group II Interest Coverage Account, The Bank of New York., as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group II Interest Coverage Account"), "Group III Interest Coverage Account, The Bank of New York., as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group III Interest Coverage Account"), "Group IV Interest Coverage Account, The Bank of New York., as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group IV Interest Coverage Account"); "Group V Interest Coverage Account, The Bank of New York., as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group V Interest Coverage Account"); "Group VI Interest Coverage Account, The Bank of New York., as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group VI Interest Coverage Account"); and "Group VII Interest Coverage Account, The Bank of New York., as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group VII Interest Coverage Account"), respectively. The Indenture Trustee shall, promptly upon receipt, deposit in the related Interest Coverage Account and retain therein the related Interest Coverage Amount remitted on the Closing Date to the Indenture Trustee by the Depositor. Funds deposited in the related Interest Coverage Account shall be held in trust by the Indenture Trustee for the benefit of the related Noteholders and the Insurer for the uses and purposes set forth herein.

         (b) For federal income tax purposes, the Seller shall be the owner of the Interest Coverage Accounts and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the related Interest Coverage Account, which investment shall be made solely upon the written direction of the Seller in Permitted Investments, shall be for the sole and exclusive benefit of the related Seller and shall be remitted by the Indenture Trustee to the Seller at the end of the Funding Period. The Seller shall deposit in the related Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

         (c) On each Payment Date during the Funding Period and on the Payment Date immediately following the end of the Funding Period, the Indenture Trustee shall withdraw from the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Interest Coverage Accounts and deposit in the Payment Account an amount equal to 30 days' interest on the excess, if any, of the related Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Original Pre-Funded Amount over the aggregate Principal Balance of related Group I, Group II, Group III, Group IV, Group V, Group VI Subsequent Mortgage Loans and Group VII Subsequent HELOC Mortgage Loans that (in each case) both (i) had a Due Date during the Due Period relating to such Payment Date and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Payment Date occurs, at a per annum rate equal to the related weighted average Net Mortgage Rate of the related Mortgage Loans. In addition, amounts shall be withdrawn from the Group VII Interest Coverage Account in respect to shortfalls as a result of the HELOC Mortgage Loans with Mortgage Rates that were supposed to reset in November 2004 but did not as identified in the Mortgage Loan Schedule. Such withdrawal and deposit shall be treated as a contribution of cash by the Seller to the Trust Fund on the date thereof. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Group I, Group II, Group III, Group IV, Group V, Group VI Subsequent Mortgage Loans or Group VII Subsequent HELOC Mortgage Loans to the Trust on any related Subsequent Transfer Date, the Indenture Trustee shall withdraw from the related Interest Coverage Account and remit to the Seller or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the preceding sentence on each subsequent Payment Date, if any, that will occur during the Funding Period or that will be the Payment Date immediately following the end of the Funding Period, if no related Group I, Group II, Group III, Group IV, Group V, Group VI Subsequent Mortgage Loans or Group VII Subsequent HELOC Mortgage Loans were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Payment Date.

         (d) Upon the earliest of (i) the Payment Date immediately following the end of the Funding Period, (ii) the reduction of the Note Principal Balances of the Notes to zero or (iii) the termination of this Agreement in accordance with Section 8.04, any amount remaining on deposit in the related Interest Coverage Account after distributions pursuant to paragraph
(c) above shall be withdrawn by the Indenture Trustee and paid to the Seller or its designee.

         Section 3.32 The Pre-Funding Accounts. (a) No later than the Closing Date, the Indenture Trustee shall establish and maintain seven segregated trust accounts each of which is an Eligible Account, which shall be titled "Group I Pre-Funding Account, The Bank of New York, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group I Pre-Funding Account"); "Group II Pre-Funding Account, The Bank of New York, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group II Pre-Funding Account"); "Group III Pre-Funding Account, The Bank of New York, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group III Pre-Funding Account"); "Group IV Pre-Funding Account, The Bank of New York, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group IV Pre-Funding Account"); "Group V Pre-Funding Account, The Bank of New York, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group V Pre-Funding Account"); "Group VI Pre-Funding Account, The Bank of New York, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group VI Pre-Funding Account") and "Group VII Pre-Funding Account, The Bank of New York, as indenture trustee for the registered holders of American Home Mortgage Investment Trust Series 2004-4" (the "Group VII Pre-Funding Account"), respectively. The Indenture Trustee shall, promptly upon receipt, deposit in the related Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Pre-Funding Accounts and retain therein the related Group I, Group II, Group III, Group IV, Group VI, Group VI and Group VII Original Pre-Funded Amount remitted on the Closing Date to the Indenture Trustee by the

Depositor. Funds deposited in the related Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Pre-Funding Account shall be held in trust by the Indenture Trustee for the benefit of the related Noteholders and the Insurer, with respect to the Class VII-A Notes, for the uses and purposes set forth herein.

         (b) The Indenture Trustee will invest at written direction of funds deposited in the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Pre-Funding Account, as directed by the Seller in writing, in Eligible Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Indenture, if a Person other than the Indenture Trustee or an Affiliate manages or advises such investment, (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Indenture, if the Indenture Trustee or an Affiliate manages or advises such investment or (iii) within one (1) Business Day of the Indenture Trustee's receipt thereof. For federal income tax purposes, the Seller shall be the owner of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the related Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Pre-Funding Account shall be included in the related Available Funds at the following times: (i) on the Business Day immediately preceding each Payment Date, if a Person other than the Indenture Trustee or an Affiliate of the Indenture Trustee manages or advises such investment, or on each Payment Date, if the Indenture Trustee or an Affiliate of the Indenture Trustee manages or advises such investment, (ii) on the Business Day immediately preceding the related Subsequent Transfer Date, if a Person other than the Indenture Trustee or an Affiliate of the Indenture Trustee manages or advises such investment, or on the related Subsequent Transfer Date, if the Indenture Trustee or an Affiliate of the Indenture Trustee manages or advises such investment or (iii) within one (1) Business Day of the Indenture Trustee's receipt thereof. The Seller shall deposit in the related Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Pre-Funding Account the amount of any net loss incurred in respect of any such Eligible Investment immediately upon realization of such loss without any right of reimbursement therefor.

         (c) Amounts on deposit in the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Pre-Funding Account shall be withdrawn by the Indenture Trustee as follows:

                  (i) On the related Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Subsequent Transfer Date, the Indenture Trustee shall withdraw from the related Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balances of the related Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Subsequent HELOC Mortgage Loans transferred and assigned to the Indenture Trustee for deposit in the Mortgage Pool on the related Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Subsequent Transfer Date and pay such amount to or upon the order of the Issuer upon satisfaction of the conditions set forth in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10 or 2.11, as
         applicable, with respect to such transfer and assignment;

                  (ii) If the amount on deposit in the related Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Pre-Funding Account has not been reduced to zero during the Funding Period, on the day immediately following the termination of the Funding Period, the Indenture Trustee shall deposit into the Payment Account any amounts remaining in the related Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Pre-Funding Account for distribution in accordance with the terms hereof;

                  (iii) To withdraw any amount not required to be deposited in the related Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Pre-Funding Account or deposited therein in error; and

                  (iv) To clear and terminate the Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Pre-Funding Account upon the earlier to occur of (A) the Payment Date immediately following the end of the Funding Period and (B) the termination of this Indenture, with any amounts remaining on deposit therein being paid to the Holders of the Notes then entitled to distributions in respect of principal.

         Section 3.33 Grant of the Subsequent Mortgage Loans and Subsequent HELOC Mortgage Loans. In consideration of the delivery on the related Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Subsequent Transfer Date to or upon the order of the Issuer of all or a portion of the amount on deposit in the related Group I, Group II, Group III, Group IV, Group V, Group VI or Group VII Pre-Funding Account, the Depositor shall, to the extent of the availability thereof, on the related Subsequent Transfer Date during the Funding Period, grant to the Indenture Trustee all of its rights, title and interest in the related Group I, Group II, Group III, Group IV, Group V, Group VI Mortgage Loans or Group VII Subsequent HELOC Mortgage Loans and simultaneously with the Grant of the related Group I, Group II, Group III, Group IV, Group V, Group VI Subsequent Mortgage Loans or Group VII Subsequent HELOC Mortgage Loans, the Depositor will cause the related Mortgage File to be delivered to the Custodian.

         Section 3.34 Replacement Swap Agreements. In the event of an Event of Default or Termination Event with respect to the Derivative Contract Counterparty with respect to the related Swap Agreement (a "Swap Agreement Default"), the Issuer, at its expense, may, but shall not be required to, substitute a new derivative contract or any other form of similar coverage for basis risk shortfalls for such Swap Agreement; provided, however, that the timing and mechanism for receiving payments under such new swap agreement shall be reasonably acceptable to the Indenture Trustee. It shall be a condition to substitution of any new swap agreement that there be delivered to the Indenture Trustee an Opinion of Counsel to the effect that such substitution would not (a) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (b) if 100% of the Certificates are not owned by AHM III SPV, cause the Trust to be subject to entity level tax for federal income tax purposes.

         Section 3.35 Payments Under the Insurance Policy. (a) (1) By 12:00 noon (New York Time) on the later of (i) the third Business Day following the Business Day on which the Insurer shall have received Notice (as defined in the Insurance Policy) that a Deficiency Amount is due in respect of the Class VII-A Notes and (ii) the Payment Date on which the related Deficiency Amount is payable to the Noteholders and (2) at such time as the Indenture Trustee shall deliver an acceleration notice to the Noteholders pursuant to Section 5.02, the Indenture Trustee on behalf of the Class VII-A Noteholders, shall make a draw on the Insurance Policy in an amount, if any, equal to the Deficiency Amount.

         (b) If the Indenture Trustee determines that a Deficiency Amount will exist for the following Payment Date, then the Indenture Trustee shall submit a Notice (as defined in the Insurance Policy) for payment in the amount of the Deficiency Amount to the Insurer no later than 12:00 Noon, New York City time, on the third Business Day prior to the applicable Payment Date. Upon receipt of such Deficiency Amount in accordance with the terms of the Insurance Policy, the Indenture Trustee shall deposit such Deficiency Amount in the Payment Account for distribution to the Class VII-A Noteholders pursuant to
Section 3.07 hereof or with respect to an acceleration pursuant to Section 5.02 hereof.

         In addition, according to the terms of the Insurance Policy (in the form attached hereto as Exhibit F), a draw may be made under the Insurance Policy in respect of any Preference Amount applicable to any of the Class VII-A Noteholders (as defined in and pursuant to the terms and conditions of the such Insurance Policy) and the Indenture Trustee shall submit a Notice (as defined in such Insurance Policy) for payment with respect thereto together with the other documents required to be delivered to the Insurer pursuant to the Insurance Policy in connection with a draw in respect of any Preference Amount.

         Section 3.36 Replacement Insurance Policy. In the event of a Insurer Default (a "Replacement Event"), the Issuer, at its expense, in accordance with and upon satisfaction of the conditions set forth in the Insurance Policy, including, without limitation, payment in full of all amounts owed to the Insurer, may, but shall not be required to, substitute a new surety bond or surety bonds for the existing Insurance Policy or may arrange for any other form of credit enhancement; provided, however, that in each case after giving effect to such substitute or other form of credit enhancement the Class VII-A Notes shall be rated no lower than the rating assigned by each Rating Agency to the Class VII-A Notes, respectively, immediately prior to such Replacement Event and the timing and mechanism for drawing on such new credit enhancement shall be reasonably acceptable to the Indenture Trustee and provided further that the premiums under the proposed credit enhancement shall not exceed such premiums under the existing Insurance Policy. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) an Opinion of Counsel, acceptable in form to the Indenture Trustee and the Rating Agencies, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee and the Rating Agencies may require and (ii) an Opinion of Counsel to the effect that such substitution would not (a) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (b) if 100% of the Certificates are not owned by AHM SPV III LLC, cause the Trust to be subject to an entity level tax for federal income tax purposes. Upon receipt of the items referred to above and payment of all amounts owing to the Insurer and the taking of physical possession of the new credit enhancement, the Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Insurance Policy to the Insurer. In the event of any such replacement the Issuer shall give written notice thereof to the Rating Agencies.

         Section 3.37 Certain Representations Regarding the Trust Estate.

         (a) With respect to that portion of the Collateral described in clauses (a) through (j) of the Granting Clause, the Issuer represents to the Indenture Trustee that:

                  (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

                  (ii) The Collateral constitutes "deposit accounts" or "instruments," as applicable, within the meaning of the applicable UCC.

                  (iii) The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

                  (iv) The Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Collateral.

                  (v) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

                  (vi) The Collateral is not in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.

         (b) With respect to that portion of the Collateral described in clauses (j) and (k) of the Granting Clause, the Issuer represents to the Indenture Trustee that:

                  (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

                  (ii) The Collateral constitutes "general intangibles" within the meaning of the applicable UCC.

                  (iii) The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

                  (iv) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

         (c) With respect to any Collateral in which a security interest may be perfected by filing, the Issuer has not authorized the filing of, and is not aware of any financing statements against, the Issuer, that include a description of collateral covering such Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

         (d) The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in all Collateral granted to the Indenture Trustee hereunder in which a security interest may be perfected by filing. Any financing statement that is filed in connection with this Section
3.37 shall contain a statement that a purchase or security interest in any collateral described therein will violate the rights of the secured party named in such financing statement.

         (e) The foregoing representations may not be waived and shall survive the issuance of the Notes.

         Section 3.38 Allocation of Realized Losses.

         (a) Any Realized Losses on the Mortgage Loans in Loan Groups I, II, III, IV and V will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date as provided in
Section 3.05 of this Indenture; second, in reduction of the Overcollateralized Amount until reduced to zero (meaning, no losses will be allocated to the Class M Notes until the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class M-1, Class M-2 and Class M-3 Notes equals the aggregate Stated Principal Balance of the Mortgage Loans in Loan Groups I, II, III, IV and V; third, to the Class M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and sixth, to the extent such Realized Losses is on the Mortgage Loans in Loan Group I and II, to the Class I-A-2 Notes and Class II-A-2 Notes, respectively, in reduction of the Note Principal Balance thereof, until reduced to zero.

         (b) Any Realized Losses on the Mortgage Loans in Loan Group VI will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date as provided in
Section 3.06 of this Indenture; second, in reduction of the related Overcollateralized Amount, until reduced to zero (meaning, no losses will be allocated to the Class VI-M Notes or Class VI-B Notes until the aggregate Note Principal Balance of Class VI-A, Class VI-M and Class VI-B Notes equals the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group

VI); third, to the Class VI-B-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class VI-B-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class VI-B-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class VI-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; seventh, to the Class VI-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and eighth, to the Class VI-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero

                                   ARTICLE IV

               The Notes; Satisfaction and Discharge of Indenture

         Section 4.01 The Notes. Each Class of Notes shall be registered in the name of a nominee designated by the Depository. With respect to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class VI-A Notes, Class Beneficial Owners will hold interests in the Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $25,000 and integral multiples of $1 in excess thereof. With respect to the Class VII-A Notes, Class Beneficial Owners will hold interests in the Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $25,000 and integral multiples of $1,000 in excess thereof.

         The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

         In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

         The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon an Issuer Request.

         Section 4.02 Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuer shall cause to be kept at the Corporate Trust Office of the Indenture Trustee a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

         Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests.

         Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

         The Issuer hereby appoints the Indenture Trustee as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to
Section 3.05 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Indenture Trustee hereby accepts such appointments.

         Section 4.03 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon Issuer Request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 4.04 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Paying Agent and any agent of the Issuer, the Insurer or the Indenture Trustee or the Paying Agent may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Insurer, the Indenture Trustee, the Paying Agent nor any agent of the Issuer, the Insurer or the Indenture Trustee or the Paying Agent shall be affected by notice to the contrary.

         Section 4.05 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         Section 4.06 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, or its designated custodian, by, or on behalf of, the Issuer. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. With respect to such Notes, unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

                  (i) the provisions of this Section 4.06 shall be in full force and effect;

                  (ii) the Note Registrar, the Paying Agent and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

                  (iii)    to the extent that the provisions of this Section
         4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

                  (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

                  (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Principal Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

         Section 4.07 Notices to Depository. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

         Section 4.08 Definitive Notes. If (i) the Depositor advises the Indenture Trustee or the Note Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Notes and the Depositor is unable to locate a qualified successor within 30 days, (ii) the Depositor, at its option (with the consent of the Indenture Trustee, which consent shall not by unreasonably withheld), elects to terminate the book-entry system through the Depository or
(iii) after the occurrence of an Event of Default, any Note Owner materially and adversely affected thereby may, at its option, request and receive a Definitive Note evidencing such Note Owner's Percentage Interest in the related Class of Notes. Upon surrender to the Indenture Trustee of the global Note or definitive typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Note Registrar will re-issue the Book-Entry Notes as Definitive Notes issued in the respective Note Principal Balances owned by individual Note Owners. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

         Section 4.09 Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture Trustee (in accordance with Section 6.06 hereof), by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

         Section 4.10 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.17, 3.19 and 3.20, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section
6.07 and the obligations of the Indenture Trustee under Section 4.11), (vi) the right of the Derivative Contract Counterparty to receive any unpaid Net Swap Fee [or Additional Derivative Contract Counterparty Payment] and (vii) the rights of Noteholders and the Insurer as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver the Collateral to or upon the Issuer Request, when

         (A)      either

         (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

         (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                  a.       have become due and payable,

                  b. will become due and payable at the Final Scheduled Payment Date within one year, or

                  c. have been called for early redemption and the Trust has been terminated pursuant to Section 8.07 hereof,

and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or other final Payment Date and has delivered to the Indenture Trustee and the Insurer a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Indenture Trustee are sufficient to pay and discharge the entire indebtedness of such Notes, or, in the case of c. above, the Issuer shall have complied with all requirements of Section 8.07 hereof,

         (B) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer as evidenced by the written consent of the Insurer; and

         (C) the Issuer has delivered to the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an "in-substance defeasance" within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuer will be the owner of the assets deposited in trust for federal income tax purposes.

         Section 4.11 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Certificate Paying Agent as designee of the Issuer or the Insurer, as the

Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

         Section 4.12 Subrogation and Cooperation. (a) The Issuer and the Indenture Trustee acknowledge that (i) to the extent the Insurer makes payments under the Insurance Policy on account of principal of or interest on the Class VII-A Notes, the Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

         The Indenture Trustee shall, so long as it is indemnified to its satisfaction, cooperate in all respects with any reasonable written request by the Insurer (unless a Insurer Default exists) for action to preserve or enforce the Insurer's rights or interest under this Indenture or the Insurance Agreement, consistent with this Indenture and without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

                  (i) institute Proceedings for the collection of all amounts then payable on the Class VII-A Notes, or under this Indenture in respect of the Class VII-A Notes and all amounts payable under the Insurance Agreement, enforce any judgment obtained and collect from the Issuer monies adjudged due;

                  (ii) sell or cause to be sold the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales (as defined in Section 5.15 (a) hereof) called and conducted in any manner permitted by law;

                  (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

                  (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Insurer hereunder;

provided, however, action shall be taken pursuant to this Section 4.12 by the Indenture Trustee to preserve the Insurer's rights or interest under this Agreement or the Insurance Agreement only to the extent such action is available to the Class VII-A Noteholders or the Insurer under other provisions of this Indenture.

         Notwithstanding any provision of this Indenture to the contrary, so long as no Insurer Default exists, the Insurer shall at all times be treated as if it were the exclusive owner of all Class VII-A Notes Outstanding for the purposes of all approvals, consents, waivers and the institution of any action and the written direction of all remedies, and the Indenture Trustee shall act in accordance with the written directions of the Insurer so long as it is indemnified therefor to its reasonable satisfaction.

         Section 4.13 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Sections 3.05, 3.06 and 3.07 and thereupon such Person shall be released from all further liability with respect to such monies.

         Section 4.14 Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office of the Indenture Trustee located at 101 Barclay Street, 1E, New York, New York 10286, Attention:
Corporate Trust Window, American Home Mortgage Investment Trust, Series 2004-4, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

         Section 4.15 Representation Regarding ERISA. By acquiring a Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. ss. 2510.3-101, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the related Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the related Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

                                    ARTICLE V

                              Default and Remedies

         Section 5.01 Events of Default. The Issuer shall deliver to the Indenture Trustee and the Insurer, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (c) or (d) of the definition of "Event of Default", its status and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

         Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee (i) with respect to the Notes, other than the Class VII-A Notes, at the written direction of the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes or (ii) with respect to the Class VII-A Notes, so long as the Insurer is not in default under the Insurance Policy, at the written direction of the Insurer or at the written direction of the Holder of the majority of the aggregate Note Principal Balance of the Class VII-A Notes with the consent of the Insurer, may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if such notice is given by Insurer or the Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, (i) with respect to the Notes, other than the Class VII-A Notes, the Holders of the Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes, other than the Class VII-A Notes, by written notice to the Issuer and the Indenture Trustee, or (ii) with respect to the Class VII-A Notes, the Insurer, so long as the Insurer is not in default under the Insurance Policy, or the Holder of the majority of the aggregate Note Principal Balance of the Class VII-A Notes with the consent of the Insurer, by written notice to the Issuer and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if:

         (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                  (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or under the Notes if the Event of Default giving rise to such acceleration had not occurred;

                  (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                  (C)      all amounts owed to the Insurer;

                  (D) all amounts owed to the Derivative Contact Counterparty under the Cap Contract, Corridor Contract and Swap Agreements.

         (b) All Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

         (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, (i) with respect to the Notes other than the Class VII-A Notes, at the written direction of the the Holders of a majority of the aggregate Note Principal Balances of the Notes or (ii) with respect to the Class VII-A Notes, so long as the Insurer is not in default under the Insurance Policy, at the written direction of the Insurer or at the written direction of the Holder of the majority of the aggregate Note Principal Balance of the Class VII-A Notes with the consent of the Insurer, pay to the Indenture Trustee, for the benefit of the Insurer, with respect to the Class VII-A Notes, or the Holders of Notes, the whole amount then due and payable on the related Notes for principal and interest, with interest at the applicable Note Interest Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 4.12 and Section 10.16 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 4.12 and Section 10.16 hereof, may, as more particularly provided in

Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Insurer and the Noteholders by such appropriate Proceedings as directed in writing by the Insurer or the Holders of a majority of the aggregate Note Principal Balances of each Class of Notes, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, as directed in writing by the Insurer or the Holders of a majority of the aggregate Note Principal Balances of each Class of Notes, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         (h) When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in clauses (iv) or (v) of the definition thereof or any other related Proceedings the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

         Section 5.04 Remedies; Priorities.

         (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section
5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.16 hereof, may with the consent of the Insurer, and shall, (i) with respect to the Notes other than the Class VII-A Notes, at the written direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes, or (ii) with respect to the Class VII-A Notes, so long as the Insurer is not in default under the Insurance Policy, at the written direction of the Insurer or the Holders of the majority of the aggregate Note Principal Balance of the Class VII-A Notes with the consent of the Insurer, do one or more of the following (subject to Section 5.05 hereof):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                  (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

                  (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Insurer or the Holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) the proceeds of such sale or liquidation distributable to the Holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee, respecting the Class VII-A Notes, obtains the consent of the Insurer or, respecting the Notes other than the Class VII-A Notes, the Holders of 66 2/3% of the aggregate Note Principal Balance of the Notes then outstanding. In determining such sufficiency or insufficiency with respect to clause (B) and
(C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Master Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the related Master Servicer as provided in the related Servicing Agreement.

         (b) If the Indenture Trustee collects any money or property with respect to the Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Loans or Group V Mortgage Loans pursuant to this
Article V, it shall pay out the money or property in the following order as determined for each Loan Group:

                  FIRST: to the Indenture Trustee and RMBS Master Servicer for amounts due and not previously paid in respect of the Mortgage Loans in that Loan Group;

                  SECOND: to the Derivative Contract Counterparty, the Net Swap Fee for such Payment Date, other than any Additional Derivative Counterparty Payment;

                  THIRD: to the related Noteholders (other than the Class N Noteholders), the amount of interest then due and unpaid on the related Notes (other than Basis Risk Shortfall Carry-Forward Amounts and Net WAC Shortfall Carry-Forward Amounts), first, to the Class A Noteholders from related Available Funds, the related Accrued Note Interest for such Class, plus any related Unpaid Interest Shortfalls, with any amounts payable to the Class I-A Notes payable to the Class I-A-1 Notes and Class I-A-2 Notes, pro rata, and with any amounts payable to the Class II-A Notes payable to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata, and second, from any remaining Available Funds for all Loan Groups, to the Class M Noteholders, sequentially, according to the amounts due and payable on the Notes for interest;

                  FOURTH: to the related Noteholders (other than the Class N Noteholders) the amount of principal then due and unpaid on the related Notes, and to each Noteholder (other than the Class N Noteholders), pro rata, without preference or priority of any kind, until the Note Principal Balance of each such Class is reduced to zero;

                  FIFTH: to the Class I-A-2, Class II-A-2 and Class M Notes, in order of payment priority, the amount of any related Allocated Realized Loss Amount not previously paid;

                  SIXTH: to the related Notes, in order of payment priority, the amount of any related Basis Risk Shortfall Carry-Forward Amounts and Net WAC Shortfall Carry-Forward Amounts, as applicable, not previously paid; and

                  SEVENTH: to the holders of the Class N Notes, any Accrued Note Interest for such Notes on such Payment Date;

                  EIGHTH: to the holders of the Class N Notes, in reduction of the Note Principal Balance thereof, until reduced to zero;

                  NINTH: to the Derivative Contract Counterparty, any Additional Derivative Contract Counterparty Payment; and

                  TENTH: to the payment of the remainder, if any, to the holders of the Trust Certificates on behalf of the Issuer.

         (c) If the Indenture Trustee collects any money or property with respect to the Group VI Mortgage Loans pursuant to this Article V, it shall pay out the money or property in the following order as determined for each Loan
Group:

                  FIRST: to the Indenture Trustee and RMBS Master Servicer for amounts due and not previously paid in respect of the Mortgage Loans in that Loan Group;

                  SECOND: to the related Noteholders (other than the Class N Noteholders), the amount of interest then due and unpaid on the related Notes (other than Basis Risk Shortfall Carry-Forward Amounts and Net WAC Shortfall Carry-Forward Amounts), to the Class VI-A, Class VI-M and Class VI-B Noteholders pro rata from related Available Funds, the related Accrued Note Interest for such Class, plus any related Unpaid Interest Shortfalls, with any amounts payable to the Class VI-A Notes payable to the Class VI-A-1 Notes and Class I-A-2 Notes, sequentially;

                  THIRD: to the related Noteholders (other than the Class N Noteholders) the amount of principal then due and unpaid on the related Notes, and to each Noteholder (other than the Class N Noteholders), pro rata, without preference or priority of any kind, until the Note Principal Balance of each such Class is reduced to zero;

                  FOURTH: to the related Class VI-M Notes and Class VI-B Notes, in order of payment priority, the amount of any related Allocated Realized Loss Amount not previously paid;

                  FIFTH: to the related Notes, in order of payment priority, the amount of any related Basis Risk Shortfall Carry-Forward Amounts and Net WAC Shortfall Carry-Forward Amounts, as applicable, not previously paid; and

                  SIXTH: to the holders of the Class N Notes, any Accrued Note Interest for such Notes on such Payment Date;

                  SEVENTH: to the holders of the Class N Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and

                  EIGHTH: to the payment of the remainder, if any, to the holders of the Trust Certificates on behalf of the Issuer.

         (d) If the Indenture Trustee collects any money or property with respect to the Group VII Mortgage Loans pursuant to this Article V, it shall pay out the money or property in the following order as determined for each Loan
Group:

                  FIRST: to the Indenture Trustee and HELOC Master Servicer for amounts due and not previously paid in respect of the HELOC Mortgage Loans in that Loan Group;

                  SECOND: to the Insurer, provided that no Insurer Default exists, with respect to the reimbursement for prior draws made under the Insurance Policy and the payment of all amounts due and owing to the Insurer under the Insurance Agreement;

                  THIRD: to the Class VII-A Noteholders, accrued interest and unpaid interest, in each case accrued at the rate equal to the related Note Interest Rate;

                  FOURTH: to the Class VII-A Notes, the amount of principal then due and unpaid on the Class VII-A Notes pro rata, without preference or priority of any kind, until the Note Principal Balance of such Class is reduced to zero;

                  FIFTH: to the Class VII-A Noteholders, the amount of any Investor Charge-Off Amounts not previously paid;

                  SIXTH: to the Class VII-A Noteholders, the amount of any related Basis Risk Shortfall Carry-Forward Amounts not previously paid; and

                  SEVENTH: to the payment of the remainder, if any, to the holders of the Trust Certificates on behalf of the Issuer.

         The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. With respect to any acceleration at the direction of the Insurer, the first Payment Date after the acceleration shall be the first Payment Date after the acceleration. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

         Section 5.05 Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, with the consent of the Insurer (which consent shall not be required if an Insurer Default exists), and shall, at the written direction of the Insurer so long as no Insurer Default exists, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer, and the Insurer and the Indenture Trustee, unless directed otherwise by the Insurer, shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         Section 5.06 Limitation of Suits. No Holder of any Note, other than the Insurer acting pursuant to Section 4.12 hereof, shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.16 hereof:

                  (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                  (ii) the Holders of not less than 25% of the aggregate Note Principal Balances of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                  (iv) the Indenture Trustee, for 60 days after its receipt of such notice of request and offer of indemnity, has failed to institute such Proceedings;

                  (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balances of the Notes; and

                  (vi) such Holder or Holders have the written consent of the Insurer unless a Insurer Default exists

                  (vii) It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Principal Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         Section 5.07 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Insurer or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Insurer and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of

Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or by the Noteholders, as the case may be.

         Section 5.11 Control By Noteholders. (i) With respect to the Notes other than the Class VII-A Notes, the Holders of a majority of the aggregate Note Principal Balances of Notes or (ii) with respect to the Class VII-A Notes, the Insurer, so long as the Insurer is not in default under the Insurance Policy, or the holders of the majority of the aggregate Note Principal Balance of the Class VII-A Notes with the consent of the Insurer, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the related Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture;

         (b) any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Note Principal Balances of the Notes; and

         (c) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes representing a majority of the Note Principal Balances of the Notes.

Notwithstanding the rights of Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability.

         Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof,
(i) with respect to the Notes other than Class VII-A Notes, the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes or (ii) with respect to the Class VII-A Notes, so long as the Insurer is not in default under the Insurance Policy, the Insurer or the Holder of the majority of the aggregate Note Principal Balance of the Class VII-A Notes with the consent of the Insurer may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note or (c) the waiver of which would materially and adversely affect the interests of the Insurer or modify its obligations under the Insurance Policy. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder's or Beneficial Owner's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

         Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.15 Sale of Trust Estate.

         (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Sections 5.05 and 5.11(b) hereof and this Section
5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee, with the consent of the Insurer (which consent shall not be required if a Insurer Default exists), hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

         (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

         (1) the Insurer, unless an Insurer Default exists, or the Holders of all Notes, if no Insurer Default exists, consent to or direct the Indenture Trustee to make, such Sale, or

         (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes and the Insurer in respect to amounts drawn under the Insurance Policy and any other amounts due to the Insurer under the Insurance Agreement, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

         (3) the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof), and the Insurer consents to such Sale, or if a Insurer Default exits, the Holders of Notes representing at least 100% of the Note Principal Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

         (c) Unless the Insurer, or if a Insurer Default exists, the Holders representing at least 66-2/3% of the Note Principal Balances of the Notes have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this
Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, as trustee for the benefit of the Holders of the Notes, shall bid an amount at least $1.00 more than the highest other bid.

         (d)      In connection with a Sale of all or any portion of the Trust
Estate,

         (1) any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

         (2) the Indenture Trustee, with the consent of the Insurer so long as no Insurer Default exists may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates and amounts distributable to the Insurer as a result of such Sale in accordance with
Section 5.04(b) hereof on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

         (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuer and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

         (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

         (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         Section 5.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

         Section 5.17 Performance and Enforcement of Certain Obligations.

         (a) Promptly following a request from the Indenture Trustee to do so, the Issuer in its capacity as holder of the Mortgage Loans and HELOC Mortgage Loans, shall take all such lawful action as the Indenture Trustee or the Insurer may request to cause the Issuer to compel or secure the performance and observance by the Seller and the related Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreement, any Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII Subsequent Mortgage Purchase Agreement, the Servicing Agreements, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase Agreement, any Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII Subsequent Mortgage Purchase Agreement , the Servicing Agreements to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the related Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the related Master Servicer of each of their obligations under the Mortgage Loan Purchase Agreement, any Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII Subsequent Mortgage Purchase Agreement and the Servicing Agreements, as applicable.

         (b) The Indenture Trustee, as pledgee of the Mortgage Loans, subject to the rights of the Insurer under this Agreement and the HELOC Servicing Agreement, may, and at the direction (which direction shall be in writing) of the Insurer of if a Insurer Default exists, of the Holders of 66-2/3% of the Note Principal Balances of the Notes, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the related Master Servicer under or in connection with the Mortgage Loan Purchase Agreement, any Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII Subsequent Mortgage Purchase Agreement and the Servicing Agreements, including the right or power to take any action to compel or secure performance or observance by the Seller or the related Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement, any Group I, Group II, Group III, Group IV, Group V, Group VI, Group VII Subsequent Mortgage Purchase Agreement and the Servicing Agreements, as the case may be, and any right of the Issuer to take such action shall not be suspended.

                                   ARTICLE VI

                              The Indenture Trustee

         Section 6.01 Duties of Indenture Trustee.

         (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, documents, Issuer Requests or other instruments or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates, reports, documents, Issuer Requests or other instruments and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section 6.01;

                  (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it from Noteholders, the Certificateholders or from the Issuer, which they are entitled to give under the Basic Documents or (B) from the Insurer, which it is entitled to give under the Basic Documents.

                  (iv) (d) The Indenture Trustee shall not be liable for interest on any money received by it except as set forth in the Basic Documents and as the Indenture Trustee may agree in writing with the Issuer.

                  (v) (e) Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

                  (vi) (f) No provision of this Indenture or other Basic Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (vii) (g) Every provision of this Indenture or other Basic Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  (viii) (h) The Indenture Trustee shall execute and act in accordance with Sections 6.03 and 6.04 of each Servicing Agreement and shall act as successor to the related Master Servicer or appoint a successor Master Servicer in accordance with Section 6.02 of the Servicing Agreement; in no event however, shall the Indenture Trustee have any liability for any act or omission of the any Master Servicer, any Subservicer, the Owner Trustee or the Custodian. (ix) (i) The Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default, any Servicer Default, Insurer Default or other event unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any such event that is in fact an Event of Default, Default, Servicer Default, Insurer Default or other event is received by the Indenture Trustee at its Corporate Trust Office and such notice references the Notes or Certificates generally, the Issuer, the Trust Estate or this Indenture.

         Section 6.02 Rights of Indenture Trustee.

         (a) The Indenture Trustee may rely conclusively on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by.

the proper Person, party or parties. The Indenture Trustee need not investigate any fact or matter stated in any such document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on and in accordance with an Officer's Certificate or Opinion of Counsel.

         (c) Subject to the provisions of Section 6.01(c), the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (d) The Indenture Trustee may consult with counsel of its selection, and the written advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes or any Basic Document shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or Opinion of such counsel.

         (e) For the limited purpose of effecting any action to be undertaken by the Indenture Trustee, but not specifically as a duty of the Indenture Trustee in the Indenture, the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

         (f) The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation shall not be considered an amount, or effect a reduction in any amount, that is reimbursable or payable to the Indenture Trustee (i) as part of the Indenture Trustee Fee, (ii) pursuant to Sections 5.04(b), 6.07, 8.02(c), 8.05(a) or 8.07 hereunder or (iii) out of Available Funds.

         (g) In order to comply with its duties under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("U.S.A. Patriot Act"), the Indenture Trustee shall obtain and verify certain information and documentation from the other party to this Indenture, including, but not limited to, such party's name, address, and other identifying information.

         (h) Whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate of the Issuer.

         (i) The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and to each custodian employed to act hereunder.

         (j) The Indenture Trustee may request that the Issuer deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

         Section 6.04 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any other Basic Document, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         Section 6.05 Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder and the Insurer notice of the Event of Default after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of Noteholders.

         Section 6.06 Reports by Indenture Trustee to Holders and Tax Administration. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

         The Indenture Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all tax returns (if any) and information reports, tax elections and such annual or other reports of the Issuer as are necessary for preparation of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including without limitation Form 1099. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

         Section 6.07 Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee on each Payment Date reasonable compensation for its services. On each Payment Date the Indenture Trustee shall be entitled to withdraw from the Payment Account, the Indenture Trustee Fee for such Payment Date in accordance with Section 3.07 of the related Servicing Agreement. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee as provided in Section 8.20(c) for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee as provided in Section 8.20(c) and the Insurer against any and all loss, liability, claims, damage, costs or expense (including attorneys' fees) incurred by it in connection with the administration of this Trust and the performance of its duties hereunder and under the other Basic

Documents. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or the Insurer to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee or the Insurer or any of its agents, counsel, accountants or experts through the Indenture Trustee's or such agent's, counsel's, accountant's or expert's own willful misconduct, negligence or bad faith.

         The Issuer's payment and indemnity obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee. If the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         Section 6.08 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer and the Insurer. The Insurer or Holders of a majority of Note Principal Balances of each Class of Notes with consent of the Insurer may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer, with the consent of the Insurer, shall remove the Indenture Trustee if:

                  (i) the Indenture Trustee fails to comply with or qualify pursuant to the provisions of Section 6.11 hereof;

                  (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                  (iv) the Indenture Trustee otherwise becomes incapable of acting.

                  (v) If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee acceptable to the Insurer.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Note Principal Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

         Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation, company or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation, company or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Rating Agencies, the Insurer and the Issuer with prior written notice, and the Noteholders with prompt written notice, of any such transaction.

         If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

         (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee, with the consent of the Insurer, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.11 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (iv) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this
         Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

                  (v) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody's and BBB or better by Standard & Poor's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         Section 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         Section 6.13 Representations and Warranties. The Indenture Trustee hereby represents that:

         (a) The Indenture Trustee is duly organized and validly existing as a banking corporation in good standing under the laws of the State of New York with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

         (b) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

         (c) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

         (d) To the Indenture Trustee's knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

         Section 6.14 Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

         (a) to accept the pledge of the Mortgage Loans and hold the assets of the Trust Estate in trust for the Noteholders;

         (b) to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1, A-2, A-3 and A-4 to this Indenture in accordance with the terms of this Indenture; and

         (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

         Section 6.15 The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee's liability and to its indemnity, rights and protections shall inure also to the Paying Agent and Note Registrar.

         Section 6.16 Administrative Duties.

         (a) The Indenture Trustee agrees to perform all of the duties of the Issuer under the Depository Agreement. In addition to its duties performed under the Depository Agreement, the Indenture Trustee shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Trust Agreement, the Mortgage Loan Purchase Agreement and the Indenture (references are to sections of the Indenture):

                  (i) The Indenture Trustee shall notify the Owner Trustee if the Indenture Trustee obtains actual knowledge or written notice that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder;

                  (ii) the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 4.02);

                  (iii) causing the preparation of the Notes for execution by the Owner Trustee upon the registration of any transfer or exchange of the Notes or execution of a supplemental indenture (Sections 4.02, 4.03 and 9.06);

                  (iv) if requested, causing the preparation of an Issuer Request and related documents for authentication of the Notes, executing such Issuer Request on behalf of the Issuer and causing delivery of the same to the Indenture Trustee (Sections 4.02, 4.03 and 4.08);

                  (v) causing the preparation of Definitive Notes in accordance with the instructions of any Clearing Agency (including the preparation of any temporary notes) (Section 4.14);

                  (vi) the maintenance of an office for registration of transfer or exchange of Notes (Section 3.02);

                  (vii) the preparation of an Issuer Request required to appoint a Paying Agent, the preparation of written notice to the Indenture Trustee and the duty to cause newly appointed Paying Agents, if any, to execute and deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                  (viii) notifying the Paying Agent to pay to the Indenture Trustee all sums held in trust by the Paying Agent (Section 3.03);

                  (ix) the execution of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments necessary to protect the Collateral prepared by the Issuer and delivered to the Indenture Trustee for execution (Section 3.06);

                  (x) the notification to the Owner Trustee of the Issuer's non-compliance with its negative covenants or restricted payment covenants upon actual knowledge by the Indenture Trustee of such non-compliance (Sections 3.09 and 3.25);

                  (xi) the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.01); and

                  (xii) if necessary, the mailing to the Noteholders of notices with respect to their consent to any supplemental indentures (Section 9.02).

         (b) In carrying out the foregoing duties or any of its other obligations under this Indenture, the Indenture Trustee may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Indenture Trustee's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         (c) The Indenture Trustee in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice be given to the Certificateholders and (iii) any other notice required to be given to the Certificateholders by the Owner Trustee under the Trust Agreement.

         (d) With respect to matters that in the reasonable judgment of the Indenture Trustee are non-ministerial, the Indenture Trustee shall not take any action pursuant to this Article VII unless within a reasonable time before the taking of such action, the Indenture Trustee shall have notified the Owner Trustee, the Insurer and the Rating Agencies of the proposed action and the Rating Agencies shall have notified the Issuer in writing that such transaction shall not cause their respective ratings of the Notes, to be reduced, qualified, suspended or withdrawn and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                  (i)      the amendment of or any supplement to the Indenture;

                  (ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

                  (iii) the amendment, change or modification of this Indenture or any of the other Basic Documents;

                  (iv) the appointment of successor Certificate Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Master Servicers or the consent to the assignment by the Certificate Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                  (v)      the removal of the Indenture Trustee.

         Section 6.17 Records. The Indenture Trustee shall maintain appropriate books of account and records relating to services performed under this Indenture, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

         Section 6.18 Additional Information to be Furnished. The Indenture Trustee shall furnish to the Issuer or the Insurer from time to time such additional information regarding the Mortgage Loans, the HELOC Mortgage Loans and the Notes as the Issuer or the Insurer shall reasonably request.

         Section 6.19 Execution of Derivative Contracts and other Documents. The Issuer hereby directs the Indenture Trustee to enter into and execute the Swap Agreements, the Corridor Contracts and the Cap Contracts and make all representations and warranties contained therein on behalf of the Trust. The Issuer hereby directs the Indenture Trustee to enter into and execute the Servicing Agreements and any related document. The Indenture Trustee hereby acknowledges receipt by it of the Swap Agreements, the Corridor Contracts and the Cap Contracts. Upon receipt thereof from the Derivative Contract Counterparty under the Swap Agreements, the Corridor Contracts and the Cap Contracts, the Indenture Trustee shall deposit into the Payment Account an amount equal to all amounts actually received under the Swap Agreements, the Corridor Contracts and the Cap Contracts and not previously deposited into the Payment Account.

         Section 6.20 Indenture Trustee's Application For Instructions From the Issuer.

         Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

         Section 6.21 Limitation of Liability.

         It is understood by the parties hereto other than the The Bank of New York (the "Bank") that the sole recourse of the parties hereto other than the Bank in respect of the obligations of the Trust hereunder and under the other documents contemplated thereby and related thereto to which it is a party shall be to the parties hereto other than the Bank. In addition, the Bank is entering into this Indenture and the other documents contemplated thereby and related thereto to which it is a party solely in its capacity as Indenture Trustee under the Indenture and not in its individual capacity (except as expressly stated herein) and in no case shall the Bank (or any Person acting as successor Indenture Trustee under the Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Issuer hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party, provided, however, that the Bank (or any such successor Indenture Trustee) shall be personally liable hereunder and thereunder for its own negligence or willful misconduct or for its material breach of its covenants, representations and warranties contained herein or therein, to the extent expressly covenanted or made in its individual capacity. In no event shall the Indenture Trustee, in its capacity as Paying Agent, Note Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Indenture Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The provisions of this section shall survive the termination of the Indenture and the resignation or removal of the Indenture Trustee.

         Section 6.22 Assignment of Rights, Not Assumption of Duties.

         Anything herein contained to the contrary notwithstanding, (a) the Issuer shall remain liable under this Indenture and each Basic Document to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Indenture had not been executed, (b) the exercise by the Indenture Trustee, the Insurer or any Holder of any of their rights, remedies or powers hereunder shall not release the Issuer from any of its duties or obligations under each of such documents to which it is a party and (c) none of any Holder, the Insurer nor the Indenture Trustee shall have any obligation or liability under any of such documents to which the Issuer is a party by reason of or arising out of this Indenture, nor shall any Holder, the Insurer or the Indenture Trustee be obligated to perform any of the obligations or duties of the Issuer thereunder or, except as expressly provided herein with respect to the Indenture Trustee, to take any action to collect or enforce any claim for payment assigned hereunder or otherwise.

                                   ARTICLE VII

                         Noteholders' Lists and Reports

         Section 7.01 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

         Section 7.02 Preservation of Information; Communications to
Noteholders.

         (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

         Section 7.03 Reports of Issuer. (a) Subject to Section 4.06 of the Servicing Agreement,

         (a) The Indenture Trustee shall file with the Commission on behalf of the Issuer, with a copy to the Issuer and the Insurer within 15 days before the Issuer is required to file the same with the Commission, the annual reports and the information, documents and other reports (or such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act;

         (b) The Indenture Trustee shall file with the Commission, on behalf of the Issuer, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

         (c) The Indenture Trustee shall supply (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

         (d) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         Section 7.04 Reports by Indenture Trustee. If required by TIA ss. 313(a), within 60 days after each January 30 beginning with March 31, 2005, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission via EDGAR and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

         Section 7.05 Statements to Noteholders. (a) With respect to each Payment Date, the Indenture Trustee shall make available via the Indenture Trustee's website, initially located at www.bnyinvestorreporting.com, to each Noteholder and each Certificateholder, the Insurer, each Derivative Contract Counterparty (or deliver at the recipient's option), the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information as to the Notes, to the extent applicable:

                  (i) the aggregate amount of collections with respect to the Mortgage Loans;

                  (ii) the Group I Available Funds, Group II Available Funds, Group III Available Funds, Group IV Available Funds, Group V Available Funds, Group VI Available Funds, and Group VI Available Funds and Net Monthly Excess Cash Flow, with respect to the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Loans, payable to each Class of Noteholders for such Payment Date, the Basis Risk Shortfall Carry-Forward Amount and Net WAC Shortfall Carry-Forward Amount on each Class of Notes for such Payment Date and the aggregate Unpaid Interest Shortfall on each Class of Notes for such Payment Date;

                  (iii) (a) the amount of such distribution to each Class of Notes applied to reduce the Note Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                  (iv) the Insured Payment, if any, paid by the Insurer under the Insurance Policy for such Payment Date and the aggregate Insured Payments for all prior Payment Dates paid by the Insurer under the Insurance Policy and not yet reimbursed;

                  (v) the amount of such distribution to Holders of each Class of Notes allocable to interest;

                  (vi)     the amount of any distribution to the Certificates;

                  (vii) if the distribution to the Holders of any Class of Notes is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

                  (viii) the number and the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period, determined in the aggregate and separately for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Group V, Group VI and Loan Group VII;

                  (ix) the aggregate Note Principal Balance of each Class of Notes, after giving effect to the amounts distributed on such Payment Date, separately identifying any reduction thereof due to Realized Losses and the aggregate Note Principal Balance of all of the Notes after giving effect to the distribution of principal on such Payment Date;

                  (x) the number and aggregate Stated Principal Balances of Mortgage Loans (a) as to which the Monthly Payment is delinquent for 31-60 days, 61-90 days, 91 or more days, respectively, (b) in foreclosure and (c) that have become REO Property, in each case as of the end of the preceding calendar month, determined in the aggregate and separately for Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Group V, Group VI and Loan Group VII;

                  (xi) the amount of payments from the Cap Contracts, the Corridor Contracts, the Group II Net Swap Agreement Payment Amount and the Group III Swap Agreement Payment Amount;

                  (xii) the Overcollateralization Increase Amount with respect to each Loan Group, Overcollateralization Target Amount and Overcollateralized Amount, if any, in each case as the end of the related Payment Date, in each case as determined separately for each Loan Group;

                  (xiii) the amount of any Advances and Compensating Interest payments;

                  (xiv) the aggregate Realized Losses with respect to the related Payment Date and cumulative Realized Losses since the Closing Date;

                  (xv) the number and aggregate Stated Principal Balance of Mortgage Loans repurchased pursuant to the Mortgage Loan Purchase Agreement for the related Payment Date and cumulatively since the Closing Date determined in the aggregate and separately for Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V;

                  (xvi)    the book value of any REO Property;

                  (xvii) the amount of any Prepayment Interest Shortfalls or Relief Act Shortfalls for such Payment Date;

                  (xviii) the aggregate Stated Principal Balance of Mortgage Loans purchased pursuant to Section 3.18 of the Servicing Agreement for the related Payment Date and cumulatively since the Closing Date;

                  (xix) the amounts withdrawn from the related Group I, Group II, Group II, Group IV, Group V, Group VI and Group VII Pre-Funding Account and used to make payments to Noteholders on that Payment Date, the amount remaining on deposit following such Payment Date, and the amount withdrawn from the related Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Pre-Funding Account used to buy certain Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Subsequent Mortgage Loans prior to such Payment Date;

                  (xx)     the Floating Allocation Percentage of Loan Group VII;

                  (xxi) the Investor Interest Collections of Loan Group VII for such Payment Date;

                  (xxii) the HELOC Master Servicing Fee and RMBS Master Servicing Fee for such Payment Date;

                  (xxiii) if a Stepdown Date has occurred on the related Loan Group;

                  (xxiv) the Charged-Off Amount for the related Payment Date and the cumulative Charged-Off Amount since the Closing Date;

                  (xxv)    the Investor Charge-Off Amount for such Payment Date;

                  (xxvi) the percentage of cumulative losses under a Servicer Termination Event;

                  (xxvii) the Group VII Excess Spread Percentage for such Payment Date;

                  (xxviii) the Group VII Excess Spread Percentage on a rolling three-month average basis;

                  (xxix) the number and aggregate Stated Principal Balances of HELOC Mortgage Loans (a) as to which the Monthly Payment are 100 days or more delinquent, (b) in foreclosure or (c) that have become REO Property;

                  (xxx) the aggregated Stated Principal Balance of the three largest HELOC Mortgage Loans as of such Payment Date;

                  (xxxi) the Overcollateralization Target Amount for the related Loan Group as of the preceding Payment Date;

                  (xxxii) the Overcollateralization Target Amount for the related Loan Group for such Payment Date;

                  (xxxiii) the Investor Principal Distribution Amount for such Payment Date;

                  (xxxiv) the Invested Amount of Loan Group VII for such Payment Date;

                  (xxxv) the Overcollateralization Reduction Amount for such Payment Date;

                  (xxxvi) the Excess Overcollateralization Amount for such Payment Date; and

                  (xxxvii) the amount of Crossable Excess received as of such Payment Date.

         Items (iii) and (iv) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Indenture Trustee shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii) and (iv) with respect to the Notes for such calendar year.

         The Indenture Trustee may conclusively rely upon the Remittance Report provided by the related Master Servicer to the Indenture Trustee pursuant to
Section 4.01 of the related Servicing Agreement and on the amount of the Group II Net Swap Agreement Payment Amount and the Group III Net Swap Agreement Payment Amount furnished to the Indenture pursuant to the Swap Agreements in its preparation of its Statement to Noteholders.

         The Indenture Trustee will make the monthly statements provided for in this Section (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders, other parties to this Agreement and any other interested parties via the Indenture Trustee's website. The Indenture Trustee's website shall initially be located at www.bnyinvestorreporting.com. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. With the consent of the Depositor, the Indenture Trustee may have the right to change the way the monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

         Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         Section 8.02 Trust Accounts.

         (a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Insurer and the Derivative Contract Counterparty, the Payment Account as provided in Section 3.01 hereof.

         (b) All monies deposited from time to time in the Payment Account and the Certificate Distribution Account and all deposits therein pursuant to this Indenture (other than deposits of any gain or income on investments thereof) are for the benefit of the Noteholders and the Certificateholders. Any loss on any investment made by the Indenture Trustee with funds in the Payment Account and the Certificate Distribution Account shall be reimbursed immediately to the Trust Estate by the Seller. All investments made with monies in the Payment Account and the Certificate Distribution Account including all income or other gain from such investments shall be for the benefit of and the risk of the Seller, except that the Indenture Trustee shall have the benefit of three calendar days next preceding each Payment Date of income or other gain from such investments. On each Payment Date, the Indenture Trustee shall remit all other income or other gain from amounts in the Payment Account to the Seller.

         (c) On each Payment Date, (A) the Indenture Trustee shall be entitled to withdraw from the Payment Account the following amounts: (i) to pay to the Indenture Trustee the Indenture Trustee Fee with respect to such Payment Date, (ii) from funds other than the amounts received in respect of the HELOC Mortgage Loans to pay the Derivative Contract Counterparty the applicable Net Swap Fee, in each case excluding any Additional Derivative Contract Counterparty Payment and (iii) all other amounts reimbursable by the Issuer or from the Payment Account to the Indenture Trustee pursuant to any provision of any Basic Document, and (B) the Indenture Trustee shall distribute all remaining amounts on deposit in the Payment Account to the Noteholders in respect of the Notes and to such other persons in the order of priority set forth in Section 3.05, 3.06 and 3.07 hereof (except as otherwise provided in Section 5.04(b) hereof). In addition, the Indenture Trustee shall pay from its own funds, without any right of reimbursement therefor from the Issuer or the Payment Account, all Owner Trustee Fees and the fees payable to the Custodian pursuant to the Custodial Agreement.

         (d) The Indenture Trustee shall invest any funds in the Payment Account, but only in Eligible Investments, as directed by the Seller in writing, maturing no later than the next Payment Date and such Eligible Investments shall not be sold or disposed of prior to their maturity.

         Section 8.03 Officer's Certificate. The Indenture Trustee shall receive at least seven Business Days' notice when requested by the Issuer to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

         Section 8.04 Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Insurer, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         Section 8.05 Release of Trust Estate.

         (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any repurchase by the Master Servicer of a Mortgage Loan pursuant to Section 3.18 of the related Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

         (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums then due and unpaid to the Indenture Trustee pursuant to this Indenture have been paid and (iii) all sums due to the Insurer have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

         (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied, and a letter from the Insurer stating that the Insurer has no objection to such request from the Issuer, except as otherwise provided in clause (a).

         Section 8.06 Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

         Section 8.07 Optional Redemption of the Notes.

         (a) The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class M, Class VI-M and Class VI-B Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V and Group VI Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII and thereby redeem the Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans and HELOC Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV and Group V Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group VI and thereby redeem the Class VI-A, Class VI-M and Class VI-B Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the Group VI Cut-off Date Balance.

         (b) The Majority Certificateholder shall have the option to purchase the HELOC Mortgage Loans and thereby redeem the Class VII-A Notes on any Payment Date on or after the Payment Date on which the Note Principal Balance of the Class VII-A Notes declines to 10% or less of the Note Principal Balance of the Class VII-A Notes on the Closing Date. If the Majority Certificateholder fails to exercise this right, the Insurer may purchase the HELOC Mortgage Loans 60 days after the Payment Date on which the Note Principal Balance of the Class VII-A Notes declines to 10% or less of the Note Principal Balance of the Class VII-A Notes on the Closing Date.

         (c) The aggregate redemption price (the "Redemption Price") for the Notes will be equal to 100% of the aggregate outstanding Note Principal Balance thereof and accrued and unpaid interest thereon (including any related Unpaid Interest Shortfall, Net WAC Shortfall Carry-Forward Amount and Basis Risk Shortfall Carry-Forward Amount) at the Note Interest Rate through the date on which the Notes are redeemed in full together with all amounts due and owing to the Indenture Trustee under this Indenture (which amounts shall be specified in writing upon request of the Issuer by the Indenture Trustee) and the related Master Servicer.

         (d) In order to exercise the foregoing option, the Majority Certificateholder shall provide written notice of its exercise of such option to the Indenture Trustee, the Issuer, the Owner Trustee and the applicable Master Servicer at least 15 days prior to its exercise. Following receipt of the notice, the Indenture Trustee shall provide written notice to the Noteholders of the final payment on the Notes. In addition, the Majority Certificateholder shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Redemption Price specified in
(a) above with the Indenture Trustee, who shall deposit the Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Sections 3.05, 3.06 or 3.07, as applicable, hereof and payment to the Indenture Trustee and the Master Servicer as set forth in (a) above, and this Indenture shall be discharged subject to the provisions of
Section 4.10 hereof. If for any reason the amount deposited by the Majority Certificateholder is not sufficient to make such redemption or such redemption cannot be completed for any reason, (a) the amount so deposited by the Majority Certificateholder with the Indenture Trustee shall be immediately returned to the Majority Certificateholder in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate and (b) the Note Principal Balance of the Notes shall continue to bear interest at the related Note Interest Rate.

                                   ARTICLE IX

                             Supplemental Indentures

         Section 9.01 Supplemental Indentures Without Consent of Noteholders.

         (a) Without the consent of the Holders of any Notes but with prior written consent of the Insurer and prior notice to the Rating Agencies and the Insurer, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes or the Insurer, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

                  (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the of the Insurer Holders of the Notes;

                  (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI hereof; or

                  (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel as to the enforceability of any such indenture supplement and to the effect that (i) such indenture supplement is permitted hereunder and (ii) entering into such indenture supplement will not result in a "substantial modification" of the Notes under Treasury Regulation Section 1.1001-3 or adversely affect the status of the Notes as indebtedness for federal income tax purposes.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with the prior written consent of the Insurer and prior notice to the Rating Agencies and the Insurer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, (ii) shall not adversely affect in any material respect the interests of any Noteholder and (iii) if 100% of the Certificates are not owned by AHM SPV III, LLC, cause the Issuer to be subject to an entity level tax for federal income tax purposes.

         Section 9.02 Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and, with the prior written consent of the Insurer and with the consent of the Holders of not less than a majority of the Note Principal Balance of each Class of Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders, or the Insurer pursuant to Section 4.12 hereof, delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

                  (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate and to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

                  (ii) reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

                  (iv) reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

                  (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

                  (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

                  (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer (if 100% of the Certificates are not owned by AHM SPV III, LLC) to be subject to an entity level tax for federal income tax purposes.

         Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee.

         It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture and the Notes for any and all purposes.

         Section 9.05 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

         Section 9.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                                  Miscellaneous

         Section 10.01 Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture and the Insurer, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

         (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

         (5) if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent".

         (a) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuer of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

         (b) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

         (c) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

         (d) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

         Section 10.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Section 10.03 Acts of Noteholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03 hereof.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c)      The ownership of Notes shall be proved by the Note Registrar.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 10.04 Notices etc., to Indenture Trustee, Issuer, Insurer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

         (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. All notices to the Indenture Trustee shall be deemed effective only upon actual receipt. The Indenture Trustee shall promptly transmit any material notice received by it from the Noteholders to the Issuer and the Insurer; or

         (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Issuer addressed to:
American Home Mortgage Investment Trust 2004-4, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19990-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Insurer; or

         (c) the Insurer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, or personally delivered or telecopied to:
MBIA Insurance Corporation, Insured Portfolio Management - Structured Finance (IPM-SF) (American Home Mortgage Investment Trust 2004-4) Facsmile: (914) 765-3810, Tel: (914) 273-4545. The Insurer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Noteholders to the Issuer or Indenture Trustee as the case may be; or

         Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid, (i) to Standard & Poor's, at the following address: Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department; and (ii) to Moody's, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 10.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

         Section 10.06 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 10.07 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 10.08 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         Section 10.09 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.10 Benefits of Indenture. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture. To the extent that this Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of this Indenture, the Insurer may enforce any such right, remedy or claim conferred, given or granted hereunder. Nothing in this Indenture or in the, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and the Insurer, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 10.11 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         Section 10.12 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         The parties to this Indenture each hereby irrevocably submits to the non exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, this Indenture or the transactions contemplated hereby, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 10.13 Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.14 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         Section 10.15 Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         Section 10.16 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

         Section 10.17 Inspection. The Issuer agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee and the Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee and the Insurer shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee or the Insurer may reasonably determine that such disclosure is consistent with its obligations hereunder.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                             AMERICAN HOME MORTGAGE INVESTMENT
                                             TRUST 2004-4, as Issuer
                                             Wilmington Trust Company, not in
                                             its individual capacity but
                                             solely as Owner Trustee


                                             By:________________________________
                                             Name:
                                             Title:


                                             THE BANK OF NEW YORK,
                                             as Indenture Trustee


                                             By:________________________________
                                             Name:
                                             Title:

STATE OF   _____________   )
                           ) ss.:
COUNTY OF  _____________   )

         On this _____ day of December, 2004, before me personally appeared _____________________ to me known, who being by me duly sworn, did depose and say, that he is the ___________________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.


                                                    Notary Public


                                                    NOTARY PUBLIC



[NOTARIAL SEAL]

STATE OF DELAWARE          )
                           ) ss.:
COUNTY OF NEW CASTLE       )

         On this ____ day of December, 2004, before me personally appeared ____________________ to me known, who being by me duly sworn, did depose and say, that she is a(n) ________________ of the Owner Trustee, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.


                                                    Notary Public


                                                    NOTARY PUBLIC



[NOTARIAL SEAL]

                                   EXHIBIT A-1

                              CLASS [__-A-__] NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-4
                      MORTGAGE-BACKED NOTES, SERIES 2004-4
                                 CLASS [__-A-__]


AGGREGATE NOTE PRINCIPAL                         NOTE INTEREST
BALANCE: $[________________]                     RATE: [Adjustable Rate][__%]
INITIAL NOTE PRINCIPAL                           NOTE NO.  1
BALANCE OF THIS NOTE: $[_____________]
PERCENTAGE INTEREST: 100%                        CUSIP NO: [_______________]

         American Home Mortgage Investment Trust 2004-4 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to [____________]. or registered assigns, the principal sum of $[____________________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in January 2005 and ending on or before the Payment Date occurring in [February 2045] (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2004-4 (the "Notes"), issued under an Indenture dated as of December [21], 2004 (the "Indenture"), between the Issuer and The Bank of New York as indenture trustee (the "Indenture Trustee") to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal.

         [MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of the note guaranty insurance policy (the "Insurance Policy") issued thereby, has unconditionally and irrevocably guaranteed the payment of an amount equal to the Insured Payment with respect to the Class VII-A Notes with respect to each Payment Date.]

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all

Class [__-A-__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         [For Class I, Class II, Class III, Class IV and Class IV Notes] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class M, Class VI-M and Class VI-B Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V and Group VI Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII and thereby redeem the Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans and HELOC Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV and Group V Cut-off Date Balance.]

         [For Class VI Notes] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class M, Class VI-M and Class VI-B Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V and Group VI Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII and thereby redeem the Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans and HELOC Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group VI and thereby redeem the Class VI-A, Class VI-M and Class VI-B Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the Group VI Cut-off Date Balance.]

         [For Class VII Notes] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII and thereby redeem the Notes on or after the

Payment Date on which the Stated Principal Balance of the Mortgage Loans and HELOC Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the HELOC Mortgage Loans on any Payment Date on or after the Payment Date on which the Note Principal Balance of the Class VII-A Notes declines to 10% or less of the Note Principal Balance of the Class VII-A Notes on the Closing Date. If the Majority Certificateholder fails to exercise this right, the Insurer may purchase the HELOC Mortgage Loans 60 days after the Payment Date on which the Note Principal Balance of the Class VII-A Notes declines to 10% or less of the Note Principal Balance of the Class VII-A Notes on the Closing Date.]

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class [__-A-__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Master Servicers or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class [__-A-__] Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the

Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

         The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicers or any successor servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicers or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the

Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: December 21, 2004


                                             AMERICAN HOME MORTGAGE
                                             INVESTMENT TRUST 2004-4

                                             BY:  WILMINGTON TRUST COMPANY, not
                                                  in its individual capacity but
                                                  solely in itscapacity as Owner
                                                  Trustee


                                             By:  ______________________________
                                                  Authorized Signatory


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class [__-A-__] Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Indenture Trustee


By:  ________________________
     Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM                       --      as tenants in common
          TEN ENT                       --      as tenants by the entireties
          JT TEN                        --      as  joint  tenants  with  right
                                                of  survivorship  and  not as
                                                tenants in common
      UNIF GIFT MIN ACT                 --      __________ Custodian
                                                ______________________________
                                                (Cust)                 (Minor)

                                                under Uniform Gifts to Minor Act
                                                _____________________
                                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:




  (Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_____________________                  ___________________________________

Signature Guaranteed by_______________________________

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                   EXHIBIT A-2
                              CLASS [__-M-__] NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, [CLASS M-1][ AND CLASS M-2 NOTES] AS DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-4
                      MORTGAGE-BACKED NOTES, SERIES 2004-4
                                 CLASS [__-M-__]

AGGREGATE NOTE PRINCIPAL                                NOTE INTEREST
BALANCE: $[______________]                              RATE: Adjustable Rate
INITIAL NOTE PRINCIPAL                                  NOTE NO.  1
BALANCE OF THIS NOTE: $[_____________]
PERCENTAGE INTEREST: 100%                               CUSIP NO:

         American Home Mortgage Investment Trust 2004-4 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to [____________] or registered assigns, the principal sum of $[______________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in January 2005 and ending on or before the Payment Date occurring in [February 2045] (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2004-4 (the "Notes"), issued under an Indenture dated as of December [21], 2004 (the "Indenture"), between the Issuer and The Bank of New York as indenture trustee (the "Indenture Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates, and increased by any Subsequent Recoveries allocated to such Note.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class [__-M-__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         [For Class M Notes] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class M, Class VI-M and Class VI-B Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V and Group VI Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII and thereby redeem the Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans and HELOC Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV and Group V Cut-off Date Balance.]

         [For Class VI-M Notes] [The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class M, Class VI-M and Class VI-B Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V and Group VI Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII and thereby redeem the Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans and HELOC Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group VI and thereby redeem the Class VI-A, Class VI-M and Class VI-B Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the Group VI Cut-off Date Balance.]

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class [__-M-__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Master Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the

Issuer pledged to secure the Class [__-M-__] Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

         The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: December 21, 2004


                                             AMERICAN HOME MORTGAGE
                                             INVESTMENT TRUST 2004-4

                                             BY:  WILMINGTON TRUST COMPANY, not
                                                  in its individual capacity but
                                                  solely in itscapacity as Owner
                                                  Trustee


                                             By:  ______________________________
                                                  Authorized Signatory


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class [__-M-__] Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Indenture Trustee


By:  ________________________
     Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM                       --      as tenants in common
          TEN ENT                       --      as tenants by the entireties
          JT TEN                        --      as  joint  tenants  with  right
                                                of  survivorship  and  not as
                                                tenants in common
      UNIF GIFT MIN ACT                 --      __________ Custodian
                                                ______________________________
                                                (Cust)                 (Minor)

                                                under Uniform Gifts to Minor Act
                                                _____________________
                                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:




  (Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_____________________                  ___________________________________

Signature Guaranteed by_______________________________

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                   EXHIBIT A-3
                              CLASS [VI-B-__] NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS VI-A, CLASS VI-M [AND CLASS VI-B-1 NOTES][AND CLASS VI-B-2 NOTES] AS DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-4
                      MORTGAGE-BACKED NOTES, SERIES 2004-4
                                 CLASS [VI-B-__]

AGGREGATE NOTE PRINCIPAL                                 NOTE INTEREST
BALANCE: $[______________]                               RATE: Adjustable Rate
INITIAL NOTE PRINCIPAL                                   NOTE NO.  1
BALANCE OF THIS NOTE: $[_____________]
PERCENTAGE INTEREST: 100%                                CUSIP NO:

         American Home Mortgage Investment Trust 2004-4 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to [____________] or registered assigns, the principal sum of $[______________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in January 2005 and ending on or before the Payment Date occurring in [February 2045] (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2004-4 (the "Notes"), issued under an Indenture dated as of December [21], 2004 (the "Indenture"), between the Issuer and The Bank of New York as indenture trustee (the "Indenture Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates, and increased by any Subsequent Recoveries allocated to such Note.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class [__-M-__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

           The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V and Loan Group VI and thereby redeem the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A, Class M, Class VI-M and Class VI-B Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V and Group VI Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII and thereby redeem the Notes on or after the Payment Date on which the Stated Principal Balance of the Mortgage Loans and HELOC Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the sum of the Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Cut-off Date Balance. The Majority Certificateholder shall have the option to purchase the assets of the Trust related to Loan Group VI and thereby redeem the Class VI-A, Class VI-M and Class VI-B Notes on or after the Payment Date on which the Stated Principal Balance of the related Mortgage Loans, and properties acquired in respect thereof has been reduced to less than 10% of the Group VI Cut-off Date Balance.

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class [__-M-__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Master Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class [__-M-__] Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

         The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND

GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: December [21], 2004

                                             AMERICAN HOME MORTGAGE
                                             INVESTMENT TRUST 2004-4

                                             BY:  WILMINGTON TRUST COMPANY, not
                                                  in its individual capacity but
                                                  solely in itscapacity as Owner
                                                  Trustee


                                             By:  ______________________________
                                                  Authorized Signatory


                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class [VI-B-__] Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK , as Indenture Trustee


By:  __________________________
     Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM                       --      as tenants in common
          TEN ENT                       --      as tenants by the entireties
          JT TEN                        --      as  joint  tenants  with  right
                                                of  survivorship  and  not as
                                                tenants in common
      UNIF GIFT MIN ACT                 --      __________ Custodian
                                                ______________________________
                                                (Cust)                 (Minor)

                                                under Uniform Gifts to Minor Act
                                                _____________________
                                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:




  (Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_____________________                  ___________________________________

Signature Guaranteed by_______________________________

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                   EXHIBIT A-4

                               CLASS [__]-N NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS M NOTES AS DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-4
                      MORTGAGE-BACKED NOTES, SERIES 2004-4
                                     CLASS N

AGGREGATE NOTE PRINCIPAL                             NOTE INTEREST
BALANCE: $[_______________]                          RATE: [5.000]%
INITIAL NOTE PRINCIPAL                               NOTE NO.  1
BALANCE OF THIS NOTE: $[_____________]
PERCENTAGE INTEREST: 100%                            CUSIP NO: [_____________]

         American Home Mortgage Investment Trust 2004-4 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to [________] or registered assigns, the principal sum of $[_______________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in January 2005 and ending on or before the Payment Date occurring in [February 2045] (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2004-4 (the "Notes"), issued under an Indenture dated as of December [21],2004 (the "Indenture"), between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee"), which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         To the extent of remaining related Net Monthly Excess Cashflow, payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class N Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         The Notes are subject to redemption in whole, but not in part, by the Holder of the Certificates, or, if there is no single Holder, the Majority Certificateholder, on any Payment Date on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the prior Due Period is less than or equal to 10% of aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class N Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Master Servicers or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class N Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture, and the failure to pay Accrued Note Interest on the Class N Notes, shall not constitute an Event of Default under the Indenture.

         The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicers or any successor servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicers or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: December [21], 2004

                                             AMERICAN HOME MORTGAGE
                                             INVESTMENT TRUST 2004-4

                                             BY:  WILMINGTON TRUST COMPANY, not
                                                  in its individual capacity but
                                                  solely in itscapacity as Owner
                                                  Trustee


                                             By:  ______________________________
                                                  Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class N Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Indenture Trustee


By:  __________________________
     Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM                       --      as tenants in common
          TEN ENT                       --      as tenants by the entireties
          JT TEN                        --      as  joint  tenants  with  right
                                                of  survivorship  and  not as
                                                tenants in common
      UNIF GIFT MIN ACT                 --      __________ Custodian
                                                ______________________________
                                                (Cust)                 (Minor)

                                                under Uniform Gifts to Minor Act
                                                _____________________
                                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                                (FILED MANUALLY)

                                    EXHIBIT C

                              FORM OF CAP CONTRACT

                             (Provided Upon Request)

                                    EXHIBIT D

                            FORM OF CORRIDOR CONTRACT

                             (Provided Upon Request)

                                    EXHIBIT E

                             FORM OF SWAP AGREEMENT

                             (Provided Upon Request)

                                    EXHIBIT F

                               INSURANCE AGREEMENT

                     FORM OF NOTE GUARANTY INSURANCE POLICY

OBLIGATIONS:  $221,112,000                                 POLICY NUMBER: 45527
              American Home Mortgage Investment
              Trust 2004-4
              Class VII-A HELOC-backed Notes,
              Series 2004-4

         MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by The Bank of New York, or its successors, as indenture trustee for the Owners (the "Trustee"), on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by

U. S. Bank Trust National Association, as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

         Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

         As used herein, the following terms shall have the following meanings:

         "Agreement" means the Indenture dated as of December 21 between American Home Mortgage Investment Trust 2004-4, as Issuer, and the Trustee, as trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

         "Business Day" means any day other than (a) a Saturday or a Sunday (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

         "Deficiency Amount" means, with respect to any Payment Date, the sum of
(i) the Guaranteed Interest Payment on the Obligations, excluding any Relief Act Shortfalls, Basis Risk Shortfall or Basis Risk Shortfall Carry-Forward Amount for such Payment Date, and (ii) the Guaranteed Principal Payment Amount.

         "Guaranteed Interest Payment" means for any Payment Date, an amount equal to the amount by which (a) accrued and unpaid interest for payment on the Obligations, excluding any Relief Act Shortfalls at the Note Interest Rate relating to the Obligations, exceeds (b) the amount available for interest distributions on the Obligations on such Payment Date.

         "Guaranteed Principal Payment Amount" means with respect to any Payment Date other than the Payment Date in September 2030, the excess, if any, by which
(a) the Note Principal Balance relating to the Obligations (after giving effect to all payments of principal on the

Obligations on such Payment Date, but without giving effect to payments under the Policy to be made on such Payment Date) exceeds (b) the Invested Amount as of the end of the related Due Period or, with respect to the Payment Date in September 2030, the Note Principal Balance relating to the Obligations after giving effect to all other distributions of principal of the Class VII-A Notes on such Payment Date.

         "Insured Payment" means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

         "Owner" means each Class VII-A Noteholder (as defined in the Agreement), other than the Depositor or the Master Servicer, who, on the applicable Payment Date, is entitled under the terms of the applicable Class VII-A Notes to payment thereunder.

         "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

         Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

         IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 21st day of December, 2004.

                                                   MBIA INSURANCE CORPORATION


                                                   By___________________________
                                                   Title________________________

Attest:


By _______________________________
   Secretary

                                    EXHIBIT A

                           TO NOTE GUARANTY INSURANCE
                              POLICY NUMBER: 45527

                           NOTICE UNDER NOTE GUARANTY
                         INSURANCE POLICY NUMBER: 45527

U. S. Bank Trust National Association, as Fiscal Agent
   for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY  10006
Attention:  Municipal Registrar and
   Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

         The undersigned, a duly authorized officer of The Bank of New York, as indenture trustee (the "Trustee"), hereby certifies to U. S. Bank Trust National Association (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Note Guaranty Insurance Policy Number: 45527 (the "Policy") issued by the Insurer in respect of the $221,112,000 American Home Mortgage Investment Trust 2004-4, Class VII-A HELOC-backed Notes, Series 2004-4 (the "Obligations"), that:

         (a) Trustee is the indenture trustee under the Indenture dated as of December 21, 2004 between American Home Mortgage Investment Trust 2004-4, as Issuer, and the Trustee, as indenture trustee for the Owners;

         (b) the amount due under clause (i) of the definition of Deficiency Amount for the Payment Date occurring on [ ] (the "Applicable Payment Date") is $[ ];

         (c) the amount due under clause (ii) of the definition of Deficiency Amount for the Applicable Payment Date is $[ ];

         (d) the sum of the amounts listed in paragraphs (b) and (c) above is $[ ] (the "Deficiency Amount");

         (e) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $[ ] (the "Preference Amount");

         (f) the total Insured Payment due is $[ ], which amount equals the sum of the Deficiency Amount and the Preference Amount;

         (g) the Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (d) above to be applied to the payment of the Deficiency

Amount for the Applicable Payment Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in (e) above to be applied to the payment of any Preference Amount; and

         (h) the Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:
[TRUSTEE'S ACCOUNT NUMBER].

         Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

         Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the [ ] day of [ ], [ ].

                                              THE BANK OF NEW YORK, as Trustee


                                              By_______________________________
                                              Title____________________________

                                    EXHIBIT G

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

         Pursuant to this Subsequent Transfer Instrument, dated December [__], 2004 (the "Instrument"), between American Home Mortgage Securities LLC as seller (the "Company"), and The Bank of New York, as indenture trustee of the American Home Mortgage Investment Trust 2004-4, Mortgage-Backed Notes, Series 2004-4, (the "Indenture Trustee"), on behalf of American Home Mortgage Investment Trust 2004-4 (the "Issuer"), as purchaser, and pursuant to the Indenture, dated as of December 21, 2004 (the "Indenture"), between the Issuer and the Indenture Trustee, as indenture trustee, the Company and the Indenture Trustee agree to the sale by the Company and the purchase by the Indenture Trustee in trust, on behalf of the Trust, of the Group [__] Subsequent Mortgage Loans on the attached
Schedule 1 of Mortgage Loans (the "Group [__] Subsequent Mortgage Loans").

         Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

         Section 1. Conveyance of Group [__] Subsequent Mortgage Loans; Acceptance of Mortgage Loans by the Indenture Trustee.

         (a) The Company does hereby sell, transfer, assign, set over and convey to the Indenture Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Group [__] Subsequent Mortgage Loans, including all amounts due on the Group [__] Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Group I Subsequent Mortgage Loans to be delivered pursuant to Section 2. [__] of the Indenture; provided, however that the Company reserves and retains all right, title and interest in and to amounts due on the Group [__] Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Company, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Indenture Trustee each item set forth in Section 2.[__]of the Indenture. The transfer to the Indenture Trustee by the Company of the Group [__] Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Company, the [RMBS][HELOC] Master Servicer, the Indenture Trustee and the Noteholders to constitute and to be treated as a sale by the Company to the Trust Fund.

         (b) The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Indenture Trustee without recourse for the benefit of the Noteholders all the right, title and interest of the Company, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated December [__], 2004, between the Company, as purchaser, and American Home Mortgage Acceptance Inc., as seller (the "Purchase Agreement").

         (c) The Indenture Trustee shall cause the Custodian as agent for the Indenture Trustee to acknowledge receipt of, subject to the exceptions the Custodian notes pursuant to the procedures described in Section 2.03 of the Indenture, the documents (or certified copies thereof) referred to in Section 2.1(b) of the Subsequent Mortgage Loan Purchase Agreement, and declares that the Custodian hold and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate as agent for Indenture Trustee in trust for the use and benefit of all present and future Holders of the Bonds.

         Additional terms of the sale are set forth on Attachment A hereto.

         Section 2. Representations and Warranties; Conditions Precedent.

         (a) The Company hereby confirms that each of the conditions and the representations and warranties set forth in Section 2.05 of the Indenture are satisfied as of the date hereof.

         (b) All terms and conditions of the Indenture are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Indenture.

         Section 3. Recordation of Instrument.

         To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the [RMBS][HELOC] Master Servicer at the Noteholders' expense on direction of the related Noteholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or is necessary for the administration or servicing of the Group [__] Subsequent Mortgage Loans.

         Section 4. Governing Law.

         This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

         Section 5. Counterparts.

         This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

         Section 6. Successors and Assigns.

         This Instrument shall inure to the benefit of and be binding upon the Company and the Indenture Trustee and their respective successors and assigns.

AMERICAN HOME MORTGAGE SECURITIES LLC,
as Seller


By:_______________________
Name:
Title:



THE BANK OF NEW YORK,
not in its individual capacity
but solely as Indenture Trustee for the Trust.


By:_______________________
Name:
Title:

                                   EXHIBIT H

                                     FORM OF

                                 ADDITION NOTICE


                                                             [Date]
The Bank of New York
101 Barclay Street, 8E
New York, New York 10286


         RE: Indenture, dated as of December 21, 2004, between American Home Mortgage Investment Trust 2004-4, a Delaware business trust, as Issuer (the "Issuer"), and The Bank of New York, as Indenture Trustee (the "Indenture Trustee"), relating to American Home Mortgage Investment Trust 2004-4, Mortgage-Backed Notes, Series 2004-4, Group I, Group II, Group III, Group IV, Group V, Group VI and Group VI Subsequent Transfer

Ladies and Gentlemen:

                  Pursuant to Section 2.05 of the Indenture, Issuer has designated the Group I Subsequent Mortgage Loans to be transferred to the Indenture Trustee on [___________ , 20__], with an approximate aggregate principal balance of $________________.

                  Pursuant to Section 2.06 of the Indenture, Issuer has designated the Group II Subsequent Mortgage Loans to be transferred to the Indenture Trustee on [___________ , 20__], with an approximate aggregate principal balance of $________________.

                  Pursuant to Section 2.07 of the Indenture, Issuer has designated the Group III Subsequent Mortgage Loans to be transferred to the Indenture Trustee on [___________ , 20__], with an approximate aggregate principal balance of $________________.

                  Pursuant to Section 2.08 of the Indenture, Issuer has designated the Group IV Subsequent Mortgage Loans to be transferred to the Indenture Trustee on [___________ , 20__], with an approximate aggregate principal balance of $________________.

                  Pursuant to Section 2.09 of the Indenture, Issuer has designated the Group V Subsequent Mortgage Loans to be transferred to the Indenture Trustee on [___________ , 20__], with an approximate aggregate principal balance of $________________.

                  Pursuant to Section 2.10 of the Indenture, Issuer has designated the Group VI Subsequent Mortgage Loans to be transferred to the Indenture Trustee on [___________ , 20__], with an approximate aggregate principal balance of $________________.

                  Pursuant to Section 2.11 of the Indenture, Issuer has designated the Group VII Subsequent Mortgage Loans to be transferred to the Indenture Trustee on [___________ , 20__], with an approximate aggregate principal balance of $________________.

         Capitalized terms not otherwise defined herein have the meaning set forth in the Indenture.

                  Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                                Very truly yours,

                                                AMERICAN HOME MORTGAGE
                                                INVESTMENT TRUST 2004-4,
                                                as Issuer Wilmington
                                                Trust Company, not in
                                                its individual capacity
                                                but solely as Owner
                                                Trustee


                                                By:_____________________________
                                                Name:
                                                Title:

ACKNOWLEDGED AND AGREED:

THE BANK OF NEW YORK, not in its
individual capacity but solely as Indenture
Trustee for the Trust.


By:_______________
Name:
Title:

                                   APPENDIX A
                                   DEFINITIONS

         ADDITION NOTICE: With respect to the transfer of Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Subsequent Mortgage Loans to the Trust Estate pursuant to Sections 2.05 through 2.11, respectively, a notice of the Company's designation of the related Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Subsequent Mortgage Loans to be sold to the Trust Estate and the related aggregate Stated Principal Balance of such Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Subsequent Mortgage Loans as of the related Subsequent Cut-off Date. The Addition Notice shall be given not later than three Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form of Exhibit H.

         ACCEPTED SERVICING PRACTICES: The HELOC Master Servicer's or HELOC Subservicer's normal servicing practices in servicing and administering revolving home equity line of credit Mortgage Loans for its own account, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account, Mortgage Loans of the same type as the HELOC Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

         ACCRUAL PERIOD: With respect to any Payment Date and each Class of Class A Notes, Class M and Class B Notes, except for the Class IV-A, Class V-A and Class VI-A Notes, the period from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date. With respect to any Payment Date and the Class IV-A, Class V-A Class VI-A and Class N Notes, the prior calendar month. Accrued Note Interest for the Class I-A, Class II-A, Class III-A, Class M, Class VI-M and Class VI-B Notes shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year. Accrued Note Interest on the Class IV-A, Class V-A, Class VI-A and Class N Notes shall be calculated on the basis of the 360-day year consisting of twelve 30-day months.

         ACCRUED NOTE INTEREST: With respect to any Payment Date and each class of Notes, interest accrued during the related Accrual Period at the then-applicable Note Interest Rate on the related Note Principal Balance thereof immediately prior to such Payment Date, plus any Accrued Note Interest remaining unpaid from any prior Payment Date with interest thereon at the related Note Interest Rate.

         ADDITIONAL BALANCE: As to any HELOC Mortgage Loan and day, the aggregate amount of all Draws conveyed to the Trust pursuant to the Mortgage Loan Purchase Agreement.

         ADDITIONAL DERIVATIVE CONTRACT COUNTERPARTY PAYMENT: With respect to any Payment Date, any termination payments to the Swap Agreement Counterparty in connection with (i) an Event of Default under a Swap Agreement with respect to which the Swap Agreement Counterparty is a Defaulting Party or (ii) a Termination Event under a Swap Agreement with respect to which the Swap Agreement Counterparty is the sole Affected Party.

         ADDITIONAL NEGATIVE AMORTIZATION PRINCIPAL AMOUNT: For any Payment Date, the excess, if any, of (x) the Negative Amortization Amount over (y) the Principal Remittance Amount for the Group I Loans (without regarding to the last sentence of the definition thereof).

         ADJUSTMENT FRACTION: For any Payment Date with respect to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A Notes and Class M Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M Notes immediately prior to that Payment Date. For any Payment Date with respect to the Class VI-A, Class VI-M and Class VI-B Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group VI Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class VI-A, Class VI-M and Class VI-B Notes immediately prior to that Payment Date.

         ADJUSTMENT DATE: As to each Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

         AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         ALLOCATED REALIZED LOSS AMOUNT: With respect to any class of Class I-A-2, Class II-A-2, Class M, Class VI-M and Class VI-B Notes and any Payment Date, an amount equal to the sum of any Realized Loss allocated to that Class of Notes on that Payment Date and any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Payment Date, in each case, with interest thereon at the applicable Note Interest Rate for such Payment Date for such Class for the related Accrual Period.

         APPRAISED VALUE: The appraised value of a Mortgaged Property based upon the appraisal made by or for the Seller, in compliance with the Seller's underwriting criteria, of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan, the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

         ARM LOANS: At any time, collectively, all the Mortgage Loans, excluding HELOC Mortgage Loans, which have adjustable Mortgage Rates.

         ASSIGNMENT OF MORTGAGE: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

         AUTHORIZED NEWSPAPER: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

         AUTHORIZED OFFICER: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         AVAILABLE FUNDS: The Group I, Group II, Group III, Group IV, Group V or Group VI Available Funds, as applicable.

         AVAILABLE FUNDS RATE: On any Payment Date and any class of Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A or Class VI-A Notes, the per annum rate equal to (a) the sum of (1) the weighted average of the Net Mortgage Rates on the related Mortgage Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, and (2) the amount of interest earned on amounts on deposit in the related Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the related Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, weighted on the basis of the related Pre-Funded Amount as of the end of the related Due Period, less (3) with respect to the Class I-A Notes only, the Additional Negative Amortization Principal Amount, expressed as a percentage of the aggregate Note Principal Balance of the Class I-A Notes, times (b) in the case of the Class I-A, Class II-A and Class III-A Notes only, a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction.

         On any Payment Date and the Class VII-A Notes, the per annum rate equal to (a) the sum of (1) the weighted average of the Net Mortgage Rates of the HELOC Mortgage Loans in Loan Group VII included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, and (2) the amount of interest earned on amounts on deposit in the related Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the related Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, weighted on the basis of the related Pre-Funded Amount as of the end of the related Due Period, times (b) a fraction equal to (x) 30 divided by
(y) the number of days in the related Accrual Period.

         On any Payment Date and any class of Class M Notes, the per annum rate equal to (a) the sum of (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the Mortgage Loans of Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V, the aggregate Note Principal Balance of the related Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, respectively, and (2) the amount of interest earned on amounts on deposit in the related Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the related Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, weighted on the basis of the related Pre-Funded Amount as of the end of the related Due Period, times (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction.

         On any Payment Date and any class of Class VI-M Notes and Class VI-B Notes, the per annum rate equal to the (a) the sum of (1) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group VI included in the trust as of the end of the prior Due Period, and (2) the amount of interest earned on amounts on deposit in the related Pre-Funding Account from the prior Payment Date to the current Payment Date, expressed as a percentage of the related Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate, weighted on the basis of the related Pre-Funded Amount as of the end of the related Due Period, times (b) a fraction equal to (x) 30 divided by
(y) the number of days in the related Accrual Period and times (c) the related Adjustment Fraction.

         BANKRUPTCY CODE: The Bankruptcy Code of 1978, as amended.

         BASIC DOCUMENTS: The Trust Agreement, the Certificate of Trust, the Indenture, the Custodial Agreement, the Notes, the Trust Certificates, the HELOC Servicing Agreement, the RMBS Servicing Agreement, the Mortgage Loan Purchase Agreement, the Swap Agreement, the Cap Contracts, the Corridor Contract, the Insurance Agreement and the other documents and certificates delivered in connection with any of the above.

         BASIC PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Payment Date and Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V, the lesser of (a) the excess of (i) the sum of the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M Notes for such Payment Date and (b) the related Principal Remittance Amount for the Group I, Group II, Group III, Group IV and Group V Loans for such Payment Date. With respect to any Payment Date and Loan Group VI, the lesser of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class VI-A, Class VI-M and Class VI-B Notes for such Payment Date and (b) the related Principal Remittance Amount for the Group VI Loans for such Payment Date.

         BASIS RISK SHORTFALL: With respect to any class of LIBOR Notes, except the Class VII-A Notes, on each Payment Date where clause (iii) of the definition of "Note Interest Rate" is less than clauses (i) or (ii) of the definition of "Note Interest Rate," the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such Payment Date calculated pursuant to the lesser of clause (i) or (ii) of the definition of Note Interest Rate over (y) Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate. With respect to the Class VII-A Notes, on each Payment Date where clause
(y) of the definition of Note Interest Rate is less than clause (x) of the definition of Note Interest Rate, the excess, if any, of the aggregate Accrued Note Interest thereon for such Payment Date calculated pursuant to clause (x) of the definition of Note Interest Rate over Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate.

         BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT: With respect to each class of LIBOR Notes and any Payment Date, as determined separately for each such class of Notes, an amount equal to the aggregate amount of Basis Risk Shortfall for such Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such class of Notes from prior Payment Dates, plus interest thereon at the Note Interest Rate for such Payment Date for such class for the related Accrual Period, to the extent previously unreimbursed by the Net Monthly Excess Cashflow or payments received by the Indenture Trustee under the Cap Contracts or Corridor Contract.

         BENEFICIAL OWNER: With respect to any Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

         BOOK-ENTRY NOTES: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, Delaware or Maryland or in the city in which a Corporate Trust Office is located, is required or authorized by law to be closed.

         CALENDAR QUARTER: A Calendar Quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 though September 30, and October 1 through December 31.

         CAP CONTRACT ALLOCATION AMOUNT: With respect to any Payment Date and each class of Class M Notes, the amount received with respect to the Cap Contracts for the Class M Notes for that Payment Date times a fraction, the numerator of which is the Note Principal Balance of such class of Notes immediately prior to that Payment Date, and denominator of which is the aggregate Note Principal Balance of the Class M Notes immediately prior to that Payment Date.

         CAP CONTRACTS: The interest rate cap contracts between the Indenture Trustee and the Cap Contract Counterparty for the benefit of the Class M Notes, a form of which is set forth in Exhibit C of the Indenture.

         CAP CONTRACT COUNTERPARTY: Bear Stearns Financial Products, Inc.

         CAP RATE: With respect to each Cap Contract and each Payment Date, the fixed rate set forth in the Cap Contract used to determine payments to the Indenture Trustee. With respect to each Corridor Contract and each Payment Date, the fixed rate set forth in the Corridor Contract used to determine payments to the Indenture Trustee.

         CASH LIQUIDATION: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the RMBS Master Servicer evidenced in a certificate of a Servicing Officer that it has received all Insurance Proceeds, Liquidation

Proceeds and other payments or cash recoveries which the RMBS Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         CEILING RATE: With respect to each Corridor Contract and each Payment Date, the fixed rate set forth in the Corridor Contract used to determine payments to the Indenture Trustee.

         CERTIFICATE DISTRIBUTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

         CERTIFICATE PAYING AGENT: Initially, The Bank of New York, in its capacity as Certificate Paying Agent, or any successor to the Indenture Trustee in such capacity.

         CERTIFICATE PERCENTAGE INTEREST: With respect to each Certificate, the Certificate Percentage Interest stated on the face thereof.

         CERTIFICATE REGISTER: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

         CERTIFICATE REGISTRAR: Initially, The Bank of New York, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

         CERTIFICATE OF TRUST: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

         CERTIFICATES OR TRUST CERTIFICATES: The American Home Mortgage Investment Trust 2004-4 Trust Certificates, Series 2004-4, evidencing the beneficial ownership interest in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

         CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Certificate Registrar or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

         CHARGE-OFF AMOUNT: For any Charged-Off HELOC Mortgage Loan, the amount of the Stated Principal Balance that has been written down.

         CHARGED-OFF HELOC MORTGAGE LOAN: A HELOC Mortgage Loan with a Stated Principal Balance that has been written down on the HELOC Subservicer's servicing system in accordance with its policies and procedures and any HELOC that is more than 180 days past due.

         CLASS: Any of the Class A, Class M, Class VI-M, Class VI-B or Class N Notes.

         CLASS A NOTES: The Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class VI-A and Class VII-A Notes in the form attached as Exhibit A-1 to the Indenture.

         CLASS A PRINCIPAL ALLOCATION FRACTION: For any Payment Date and each class of Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, a fraction, (x) the numerator of which is the Principal Remittance Amount with respect to the Mortgage Loans in the related Loan Group to be distributed on that Payment Date, and (y) the denominator of which is the Principal Remittance Amount for all of the Mortgage Loans in Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V to be distributed on that Payment Date.

         CLASS A PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related Principal Distribution Amount for such Payment Date and (B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 86.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV and Group V Cut-off Date Balances.

         CLASS M NOTES: The Class M-1, Class M-2, Class M-3 Notes in the form attached as Exhibit A-2 to the Indenture.

         CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes (after taking into account the distribution of the Class A Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 92.60% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for

Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV and Group V Cut-off Date Balances.

         CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M-1 Notes (after taking into account the distribution of the Class A and Class M-1 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M-2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 97.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV and Group V Cut-off Date Balances.

         CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A, Class M-1 and Class M-2 Notes (after taking into account the distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M-3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 99.30% and (b) the amount, if any, by which
(i) the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.35% of the sum of the Group I, Group II, Group III, Group IV and Group V Cut-off Date Balances.

         CLASS VI NOTES: The Class VI-A, Class VI-M and Class VI-B Notes.

         CLASS VI-A NOTES:  The Class VI-A-1 Notes and Class VI-A-2 Notes.

         CLASS VI-B NOTES: The Class VI-B-1, Class VI-B-2 and Class VI-B-3
Notes.

         CLASS VI-M NOTES: The Class VI-M-1, Class VI-M-2 and Class VI-M-3
Notes.

         CLASS N NOTES: The Class N Notes in the form attached as Exhibit A-3 to the Indenture.

         CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be the Depository.

         CLOSING DATE: December 21, 2004.

         CODE: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         COLLATERAL: The meaning specified in the Granting Clause of the Indenture.

         COLLECTION ACCOUNT: The account or accounts created and maintained by the HELOC Master Servicer, RMBS Master Servicer and HELOC Subservicer, as applicable, pursuant to Section 3.06(d) of each of the HELOC Servicing Agreement, the RMBS Servicing Agreement and the HELOC Subservicing Agreement. Each Collection Account shall be an Eligible Account.

         COMBINED LOAN-TO-VALUE RATIO OR CLTV: With respect to any HELOC Mortgage Loan, the sum of the Credit Limit of such HELOC Mortgage Loan at the time such HELOC Mortgage Loan was originated or at the time such HELOC Mortgage Loan is modified pursuant to Section 3.01 of the HELOC Servicing Agreement or the HELOC Subservicing Agreement, as applicable, and the outstanding principal balance of the Senior Lien(s), if any, as of the date of origination of the HELOC Mortgage Loan, divided by the Appraised Value.

         COMMISSION: The Securities and Exchange Commission.

         COMPENSATING INTEREST: With respect to any Payment Date as determined separately for each Loan Group, the amount of any Prepayment Interest Shortfalls resulting from prepayments in full or in part during the preceding calendar month on the related Mortgage Loans, excluding HELOC Mortgage Loans, but only to the extent such Prepayment Interest Shortfalls do not exceed the Master Servicing Fee for such Payment Date. There shall be no obligation to pay Compensating Interest with respect to any HELOC Mortgage Loan.

         CONFORMING BALANCE: A Mortgage Loan has a Conforming Balance if it is secured by a single family property with a maximum original principal balance of $359,650 or less for all Mortgage Loans other than those originated in Alaska and Hawaii, for which the maximum balance is $539,475. For Mortgage Loans secured by two-, three- and four-family properties the maximum balance is $460,400, $556,500 or $691,600, respectively, or $690,600, $835,584 and
$1,037,400, respectively, if the property is located in Alaska or Hawaii.

         CORPORATE TRUST OFFICE: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture

Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, New York, New York 10286 (Attention: Corporate Trust MBS Administration), telephone: (212) 815-3236, facsimile: (212) 815-3883. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention:
American Home Mortgage Investment Trust 2004-4.

         CORRIDOR CONTRACT ALLOCATION AMOUNT: With respect to any Payment Date and the Class I-A Notes, the amount received with respect to the Corridor Contract for the Class I-A Notes for that Payment Date times a fraction, the numerator of which is the Note Principal Balance of such class of Notes immediately prior to that Payment Date, and denominator of which is the aggregate Note Principal Balance of the Class A Notes immediately prior to that Payment Date.

         CORRIDOR CONTRACT COUNTERPARTY: Bear Stearns Financial Products, Inc.

         CORRIDOR CONTRACT: The interest rate corridor contracts between the Indenture Trustee and the Derivative Contract Counterparty for the benefit of the Class I-A Notes, a form of which is attached as Exhibit D to the Indenture.

         CREDIT ENHANCEMENT PERCENTAGE: With respect to the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes and any Payment Date, the sum of the aggregate Note Principal Balance of the Class M Notes and the related Overcollateralized Amount.

         CREDIT LIMIT: With respect to any HELOC Mortgage Loan, the maximum unpaid principal balance permitted under the terms of the related Mortgage Note.

         CREDIT LINE AGREEMENT: With respect to any Loan, the credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

         CROSSABLE EXCESS: On any Payment Date, the amount of Net Monthly Excess Cashflow related to the Group I, Group II, Group III, Group IV and Group V Loans and the Group VI Loans, which is distributable as provided Section 3.07(d) of the Indenture.

         CUMULATIVE LOSSES: As to any Payment Date and the Mortgage Loans, the cumulative aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date.

         CUSTODIAN: Deutsche Bank National Trust Company, or its successor in interest.

         CUSTODIAL AGREEMENT: The Custodial Agreement, dated as of the Closing Date, by and among the Indenture Trustee, the Depositor, the RMBS Master Servicer, the HELOC Master Servicer and the Custodian.

         CUT-OFF DATE: With respect to the initial Mortgage Loans, December 1, 2004, and with respect to the initial HELOC Mortgage Loans, the close of business on November 30, 2004, and with respect to the subsequent Mortgage Loans or subsequent HELOC Mortgage Loans, the applicable Subsequent Cut-off Date.

         CUT-OFF DATE BALANCE: The aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date. With respect to any HELOC Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date.

         DEBT SERVICE REDUCTION: With respect to any Mortgage Loan other than a HELOC Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         DEFAULT: Any occurrence which with notice or the lapse of time or both would become an Event of Default.

         DEFAULT PENALTY RATE BALANCE: The Stated Principal Balance of any HELOC Mortgage Loan with respect to which the Default Penalty Rate Feature is in effect.

         DEFAULT PENALTY RATE FEATURE: An feature that permits the HELOC Master Servicer or HELOC Subservicer to increase the HELOC Loan Rate on a Delinquent HELOC Mortgage Loan.

         DEFICIENCY AMOUNT: With respect to any Payment Date, the sum of (i) the Guaranteed Interest Payment, excluding any Relief Act Shortfalls, Basis Risk Shortfalls or Basis Risk Shortfall Carry-Forward Amount for such Payment Date, and (ii) the Guaranteed Principal Payment Amount.

         DEFICIENT VALUATION: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         DEFINITIVE NOTES: The meaning specified in Section 4.06 of the Indenture.

         DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

         DELINQUENCY RATE: For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, Mortgage Loans subject to bankruptcy proceedings and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the close of business on the last day of such month.

         DELINQUENT HELOC MORTGAGE LOAN AND DELINQUENT: A HELOC Mortgage Loan is Delinquent or is a Delinquent HELOC Mortgage Loan if the Monthly Payment due thereon is not received by the close of business on the day the related Monthly Payment is scheduled to be made in accordance with the related Mortgage Note and until such delinquency is subsequently cured.

         DEPOSITOR: American Home Mortgage Securities LLC., a Delaware corporation, or its successor in interest.

         DEPOSITORY OR DEPOSITORY AGENCY: The Depository Trust Company or a successor appointed by the Indenture Trustee. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

         DEPOSITORY AGREEMENT: With respect to the Class of Book-Entry Notes, the agreement among the Issuer, the Indenture Trustee and the initial Depository, dated as of the Closing Date.

         DEPOSITORY PARTICIPANT: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DERIVATIVE CONTRACTS: Any of the Cap Contracts, Corridor Contracts or Swap Agreements.

         DERIVATIVE CONTRACT COUNTERPARTY: The Cap Contract Counterparty, Corridor Contract Counterparty or Swap Agreement Counterparty

         DETERMINATION DATE: With respect to any Payment Date, the 15th of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

         DRAW: With respect to any HELOC Mortgage Loan, an additional borrowing by the related Mortgagor subsequent to the Cut-off Date in accordance with the related Mortgage Note.

         DRAW PERIOD: With respect to any HELOC Mortgage Loan, the period during which the related Mortgagor is permitted to make Draws.

         DUE DATE: With respect to each Mortgage Loan that is not a HELOC Mortgage Loan, the date in each month on which its Monthly Payment is due, exclusive of any days of grace, if such Due Date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the RMBS Servicing Agreement. With respect to each HELOC Mortgage Loan, the twentieth (20th) day of a month.

         DUE PERIOD: With respect to any Payment Date and the Mortgage Loans which are not HELOC Mortgage Loans, the period commencing on the second day of the month immediately preceding the month of such Payment Date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month of such Payment Date. With respect to any Payment Date and the HELOC Mortgage Loans, the period commencing on the first day of the month immediately preceding the month of such Payment Date and ending on the last day of such month.

         ELIGIBLE ACCOUNT: An account that is any of the following: (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor's and P-1 by Moody's at the time of any deposit therein or (B) fully insured to the limits established by the FDIC, PROVIDED that any deposits not so insured shall, to the extent acceptable to the Rating Agencies, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Rating Agencies) the Indenture Trustee has a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity, or (iii) in the case of the Collection Account or Servicing Account, either (A) a trust account or accounts maintained at the corporate trust department of the Indenture Trustee or (B) an account or accounts maintained at the corporate trust department of the HELOC Master Servicer or RMBS Master Servicer, as applicable (or an affiliate thereof), as long as their short term debt obligations are rated F-1 by Fitch Ratings, P-1 by Moody's and A-1 by Standard & Poor's or better and their long term debt obligations are rated A by Fitch Ratings, A2 by Moody's and A by Standard & Poor's or better, or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies that use of any such account as the Collection Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below investment grade.

         ELIGIBLE INVESTMENTS: One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by the Rating Agencies in their respective highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by the Rating Agencies in their respective highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by Moody's in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which The Bank of New York (or any successor Indenture Trustee) or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Notes by such Rating Agency below the lower of the then-current rating or the rating assigned to such Notes as of the Closing Date by such Rating Agency, as evidenced in writing; and

                  (vii) any investment approved in writing by each of the Rating Agencies.

The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.

PROVIDED, HOWEVER, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

         ELIGIBLE SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the related Collection Account in the month of substitution); (ii) comply with each non-statistical representation and warranty set forth in Section 3.1(b) of the Mortgage Loan Purchase Agreement as of the date of substitution; (iii) have a Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution; (iv) have a Loan-to-Value Ratio, or Combined-Loan-to-Value Ratio in the case of a HELOC Mortgage Loan, at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not be 30 days or more delinquent; (vii) be an adjustable-rate first lien Mortgage Loan, if being substituted for an ARM Loan; (viii) be a fixed-rate first lien Mortgage Loan, if being substituted for a Fixed Rate Loan; (ix) in the case of a HELOC Mortgage Loan, have a Maximum Mortgage Rate based on the Index, determined in accordance with then current underwriting standards; (x) in the case of a HELOC Mortgage Loan, have a Margin that is not less than the Margin of the Deleted Mortgage Loan and not more than 1% higher than the Margin for the Deleted Mortgage Loan and (xi) in the case of a HELOC Mortgage Loan, have a Mortgage of the same or higher level of priority as the Mortgage relating to the Deleted Mortgage Loan as of the date of substitution.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         EVENT OF DEFAULT: Any one of the following: (a) the failure by the Issuer to pay Accrued Note Interest on any Class of Notes, other than the Class N Notes, with respect to a Payment Date on such Payment Date; (b) a default by the Issuer in the observance of certain negative covenants in the Indenture; (c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable;
(d) any representation or warranty made by the Issuer in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the final scheduled Payment Date to pay all Accrued Note Interest, all remaining Basis Risk Shortfall Carry-Forward Amounts and to reduce the Note Principal Balances of all of the Notes to zero..

         EVENT OF MASTER SERVICER TERMINATION: With respect to the HELOC Servicing Agreement and RMBS Servicing Agreement, a Servicing Default as defined in Section 6.01 of the HELOC Servicing Agreement and RMBS Servicing Agreement, as applicable.

         EXCESS OVERCOLLATERALIZATION AMOUNT: For any Payment Date and Loan Group VII, the amount by which the related Overcollateralized Amount, assuming the full Investor Principal Distribution Amount was paid on the Class VII-A Notes for such Payment Date, exceeds the related Overcollateralization Target Amount; provided, however, that following the occurrence of a Rapid Amortization Event the Excess Overcollateralization Amount shall be zero.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         EXPENSES: The meaning specified in Section 7.02 of the Trust Agreement.

         FANNIE MAE: Fannie Mae (formerly, the Federal National Mortgage Association), or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FINAL CERTIFICATION: The final certification delivered by the Custodian pursuant to Section 2.03(b) of the Custodial Agreement and in the form attached as Exhibit Two thereto.

         FINAL SCHEDULED PAYMENT DATE: With respect to each Class of Notes, other than the Class VII-A Notes, the Payment Date in February 2045. With respect to the Class VII-A Notes, the Trust shall terminate upon notice to the Indenture Trustee of the later of (A) payment in full of all amounts owing on the Class VII-A Notes and to the Insurer unless the Insurer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last HELOC remaining in the Trust; (ii) the optional purchase by the Servicer or by the Insurer of the HELOC Mortgage Loans as described below and
(iii) the Payment Date in September 2030.

         FIXED RATE LOANS: At any time, collectively, all the Mortgage Loans, excluding HELOC Mortgage Loans, which have fixed Mortgage Rates.

         FIXED HELOC MORTGAGE LOAN RATE BALANCES: The aggregate Stated Principal Balance of all Fixed Teaser Rate Balances and Locked Balances.

         FIXED TEASER RATE BALANCE: The Stated Principal Balance of any HELOC Mortgage Loan with respect to which the Fixed Teaser Rate is in effect.

         FIXED TEASER RATE: With respect to any HELOC Mortgage Loan that permits the Mortgagor to pay an initial fixed rate of interest on such HELOC Mortgage Loan for three to five months prior to such HELOC Mortgage Loan converting to a variable rate of interest, the fixed interest rate in effect for such three to five month period.

         FLOATING ALLOCATION PERCENTAGE: For any Payment Date, the percentage equivalent of a fraction with a numerator of the Invested Amount at the end of the previous Due Period (in the case of the first Payment Date, the Invested Amount as of the Closing Date) and a denominator equal to the sum of (i) the Group VII Pool Balance and (ii) the Group VII Pre-Funded Amount, in each case at the end of the previous Due Period (in the case of the first Payment Date, the Group VII Cut-off Date Balance).

         FORECLOSURE PROFIT: With respect to a Liquidated Mortgage Loan that is not a HELOC Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Stated Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds. With respect to a Liquidated Mortgage Loan that is a

HELOC Mortgage Loan, the amount, if any, by which (i) the related aggregate Net Recoveries exceed (ii) the related Stated Principal Balance (without giving effect to any reduction thereto in respect of any prior Charge-Off Amounts) immediately prior to receipt of the final Recoveries plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Recoveries.

         FREDDIE MAC: Freddie Mac (also known as the Federal Home Loan Mortgage Corporation), or any successor thereto.

         FUNDING PERIOD: With respect to the Group I Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group I Pre-Funding Account is reduced to less than $50,000, (ii) a servicer default or (iii) January 31, 2005. With respect to the Group II Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group II Pre-Funding Account is reduced to less than $50,000, (ii) a servicer default or (iii) January 31, 2005. With respect to the Group III Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group III Pre-Funding Account is reduced to less than $50,000, (ii) a servicer default or (iii) January 31, 2005. With respect to the Group IV Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group IV Pre-Funding Account is reduced to less than $50,000, (ii) a servicer default or
(iii) January 31, 2005. With respect to the Group V Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group V Pre-Funding Account is reduced to less than $50,000, (ii) a servicer default or (iii) January 31, 2005. With respect to the Group VI Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group VI Pre-Funding Account is reduced to less than $50,000, (ii) a servicer default or (iii) January 31, 2005. With respect to the Group VII HELOC Mortgage Loans, the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Group VII Pre-Funding Account is reduced to less than $50,000, (ii) a Servicing Default or
(iii) January 31, 2005.

         GRANT: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         GROSS MARGIN: With respect to any ARM Loan, the percentage set forth as the "Gross Margin" for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time in accordance with the terms of the RMBS Servicing Agreement.

         GROUP I AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group I Loans. The Group I Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group I Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group I Loans made by the Master Servicer for such Payment Date and (3) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Master Servicer Collection Account or the Payment Account,
(4) amounts transferred from the Group I Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group I Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group I Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group I Loans.

         GROUP I CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date and (y) the Group I Original Pre-Funded Amount.

         GROUP I INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.30 of the Indenture for the benefit of the Class I-A Notes and Class M Notes. The amount to be deposited in the Group I Interest Coverage Account on the Closing date will be $69,103.16

         GROUP I LOAN: A Mortgage Loan in Loan Group I.

         GROUP I ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group I Pre-Funding Account on the Closing Date by the Depositor, which will be $47,620,587.62.

         GROUP I PRE-FUNDED AMOUNT: The amount on deposit in the Group I Pre-Funding Account on any date of determination.

         GROUP I PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee for the benefit of the Class I-A Notes and Class M Notes and funded on the Closing Date by the Depositor with the Group I Original Pre-Funded Amount.

         GROUP I SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.05 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group I Subsequent Transfer Instrument.

         GROUP I SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group I Subsequent Mortgage Loans.

         GROUP I SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group I Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and The Bank of New York, as indenture trustee.

         GROUP II 3/1 HYBRID LOAN: Any Group II Loan with an initial fixed rate period of 3 years, followed by an adjustable rate period, as indicated in the Mortgage Loan Schedule.

         GROUP II AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group II Loans. The Group II Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group II Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group II Loans made by the Master Servicer for such Payment Date and (3) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Master Servicer Collection Account or the Payment Account, (4) amounts transferred from the Group II Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group II Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group II Pre-Funding Account, and is net of
(6) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group II Loans.

         GROUP II CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group II Loans as of the Cut-off Date and (y) the Group II Original Pre-Funded Amount.

         GROUP II INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.30 of the Indenture for the benefit of the Class I-A Notes and Class M Notes. The amount to be deposited in the Group II Interest Coverage Account on the Closing date will be $440,121.08.

         GROUP II LOAN: A Mortgage Loan in Loan Group I.

         GROUP II NET SWAP AGREEMENT PAYMENT AMOUNT: With respect to any Payment Date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that Payment Date to the Trust from the Swap Agreement Counterparty pursuant to the Group II Swap Agreement, over (b) the aggregate amount payable on that Payment Date to the Swap Agreement Counterparty under the Group II Swap Agreement.

         GROUP II PRE-FUNDED ACCOUNT 3/1 BALANCE: $36,397,299.67, reduced by any amounts from the Group II Pre-Funded Account used to purchase Group II 3/1 Hybrid Loans

         GROUP II ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group II Pre-Funding Account on the Closing Date by the Depositor, which will be $90,372,640.20.

         GROUP II PRE-FUNDED AMOUNT: The amount on deposit in the Group II Pre-Funding Account on any date of determination.

         GROUP II PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee for the benefit of the Class I-A Notes and Class M Notes and funded on the Closing Date by the Depositor with the Group II Original Pre-Funded Amount.

         GROUP II SEQUENTIAL TRIGGER EVENT: A Group II Sequential Trigger Event is in effect on any Payment Date if, before the 37th Payment Date, the aggregate amount of Realized Losses on the Group II Loans incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Group II Loans as of the Cut-off Date exceeds 1.75% or if, on or after the 37th Payment Date, a Trigger Event is in effect with respect to the Group I, Group II, Group III, Group IV and Group V Loans.

         GROUP II SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.06 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group II Subsequent Transfer Instrument. The aggregate amount of Subsequent Mortgage Loans for this Loan Group is not less than the initial Group II Pre-Funded Account 3/1 Balance.

         GROUP II SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group II Subsequent Mortgage Loans.

         GROUP II SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group II Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and The Bank of New York, as indenture trustee.

         GROUP II SWAP AGREEMENT: The Confirmation together with the associated ISDA Master Agreement with respect to the Swap Agreement between the Indenture Trustee and the Swap Agreement Counterparty for the benefit of the Class II-A Notes, a form of which is set forth in Exhibit E of the Indenture.

         GROUP III 3/1 HYBRID LOAN: Any Group III Loan with an initial fixed rate period of 3 years, followed by an adjustable rate period, as indicated in the Mortgage Loan Schedule.

         GROUP III AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group III Loans. The Group III Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group III Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group III Loans made by the Master Servicer for such Payment Date and (3) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Master Servicer Collection Account or the Payment Account, (4) amounts transferred from the Group III Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group III Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group III Pre-Funding Account, and is net of (6) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group III Loans.

         GROUP III CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date and (y) the Group III Original Pre-Funded Amount.

         GROUP III INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.30 of the Indenture for the benefit of the Class I-A Notes and Class M Notes. The amount to be deposited in the Group III Interest Coverage Account on the Closing date will be $441,097.90.

         GROUP III LOAN: A Mortgage Loan in Loan Group I.

         GROUP III NET SWAP AGREEMENT PAYMENT AMOUNT: With respect to any Payment Date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that Payment Date to the Trust from the Swap Agreement Counterparty pursuant to the Group III Swap Agreement, over (b) the aggregate amount payable on that Payment Date to the Swap Agreement Counterparty under the Group III Swap Agreement.

         GROUP III PRE-FUNDED ACCOUNT 3/1 BALANCE: $28,002,962.89, reduced by any amounts from the Group III Pre-Funded Account used to purchase Group III 3/1 Hybrid Loans

         GROUP III ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group III Pre-Funding Account on the Closing Date by the Depositor, which will be $96,474,588.97.

         GROUP III PRE-FUNDED AMOUNT: The amount on deposit in the Group III Pre-Funding Account on any date of determination.

         GROUP III PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee for the benefit of the Class I-A Notes and Class M Notes and funded on the Closing Date by the Depositor with the Group III Original Pre-Funded Amount.

         GROUP III SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.07 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group III Subsequent Transfer Instrument. The aggregate amount of Subsequent Mortgage Loans for this Loan Group is not less than the initial Group III Pre-Funded Account 3/1 Balance.

         GROUP III SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group III Subsequent Mortgage Loans.

         GROUP III SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group III Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent

Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and The Bank of New York, as indenture trustee.

         GROUP III SWAP AGREEMENT: The Confirmation together with the associated ISDA Master Agreement with respect to the Swap Agreement between the Indenture Trustee and the Swap Agreement Counterparty for the benefit of the Class III-A Notes, a form of which is set forth in Exhibit E of the Indenture.

         GROUP IV AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group IV Loans. The Group IV Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group IV Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group IV Loans made by the Master Servicer for such Payment Date and (3) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Master Servicer Collection Account or the Payment Account, (4) amounts transferred from the Group IV Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group IV Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group IV Pre-Funding Account, and is net of
(6) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group IV Loans.

         GROUP IV CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group IV Loans as of the Cut-off Date and (y) the Group IV Original Pre-Funded Amount.

         GROUP IV INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.30 of the Indenture for the benefit of the Class I-A Notes and Class M Notes. The amount to be deposited in the Group IV Interest Coverage Account on the Closing date will be $831,578.64.

         GROUP IV LOAN: A Mortgage Loan in Loan Group I.

         GROUP IV ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group IV Pre-Funding Account on the Closing Date by the Depositor, which will be $159,760,105.43.

         GROUP IV PRE-FUNDED AMOUNT: The amount on deposit in the Group IV Pre-Funding Account on any date of determination.

         GROUP IV PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee for the benefit of the Class I-A Notes and Class M Notes and funded on the Closing Date by the Depositor with the Group IV Original Pre-Funded Amount.

         GROUP IV SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.08 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group IV Subsequent Transfer Instrument.

         GROUP IV SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group IV Subsequent Mortgage Loans.

         GROUP IV SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group IV Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and The Bank of New York, as indenture trustee.

         GROUP V AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group V Loans. The Group V Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group V Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group V Loans made by the Master Servicer for such Payment Date and (3) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Master Servicer Collection Account or the Payment Account, (4) amounts transferred from the Group V Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group V Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group V Pre-Funding Account, and is net of
(6) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group V Loans.

         GROUP V CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group V Loans as of the Cut-off Date and (y) the Group V Original Pre-Funded Amount.

         GROUP V INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.30 of the Indenture for the benefit of the Class I-A Notes and Class M Notes. The amount to be deposited in the Group V Interest Coverage Account on the Closing date will be $547,831.07.

         GROUP V LOAN: A Mortgage Loan in Loan Group I.

         GROUP V ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group V Pre-Funding Account on the Closing Date by the Depositor, which will be $107,272,956.23.

         GROUP V PRE-FUNDED AMOUNT: The amount on deposit in the Group V Pre-Funding Account on any date of determination.

         GROUP V PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee for the benefit of the Class I-A Notes and Class M Notes and funded on the Closing Date by the Depositor with the Group V Original Pre-Funded Amount.

         GROUP V SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.09 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group V Subsequent Transfer Instrument.

         GROUP V SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group V Subsequent Mortgage Loans.

         GROUP V SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group V Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between American Home Mortgage Securities, LLC., as depositor, and The Bank of New York, as indenture trustee.

         GROUP VI AVAILABLE FUNDS: For any Payment Date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that Payment Date in respect of the Group VI Loans. The Group VI Available Funds generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date from the Group VI Loans and (2) any Monthly Advances and Compensating Interest Payments on the Group VI Loans made by the Master Servicer for such Payment Date and (3) any amounts reimbursed by the Master Servicer or the Indenture Trustee in connection with losses on certain eligible investments in the Master Servicer Collection Account or the Payment Account, (4) amounts transferred from the Group VI Interest Coverage Account and, at the end of the Funding Period, any excess amounts transferred from the Group VI Pre-Funding Account, and (5) interest earned on amounts on deposit in the Group VI Pre-Funding Account, and is net of
(6) fees payable to, and other amounts reimbursable to, the Master Servicer, the Indenture Trustee and the Owner Trustee and other amounts as provided in the Agreements allocable to the Group VI Loans.

         GROUP VI CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group VI Loans as of the Cut-off Date and (y) the Group VI Original Pre-Funded Amount.

         GROUP VI INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.30 of the Indenture for the benefit of the Class I-A Notes and Class M Notes. The amount to be deposited in the Group VI Interest Coverage Account on the Closing Date will be $383,812.57.

         GROUP VI LOAN: A Mortgage Loan in Loan Group I.

         GROUP VI ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group VI Pre-Funding Account on the Closing Date by the Depositor, which will be $62,546,325.61.

         GROUP VI PRE-FUNDED AMOUNT: The amount on deposit in the Group VI Pre-Funding Account on any date of determination.

         GROUP VI PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee for the benefit of the Class I-A Notes and Class M Notes and funded on the Closing Date by the Depositor with the Group VI Original Pre-Funded Amount.

         GROUP VI SUBSEQUENT MORTGAGE LOAN: A Mortgage Loan sold by the Depositor to the Trust Estate pursuant to Section 2.10 of the Indenture, such Mortgage Loan being identified on the related Mortgage Loan Schedule attached to the Group VI Subsequent Transfer Instrument.

         GROUP VI SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group VI Subsequent Mortgage Loans.

         GROUP VI SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group VI Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between the Depositor and the Indenture Trustee.

         GROUP VII CUT-OFF DATE BALANCE: The sum of (x) the aggregate Stated Principal Balance of the Group VII HELOC Mortgage Loans as of the Cut-off Date and (y) the Group VII Original Pre-Funded Amount.

         GROUP VII DELINQUENT HELOC AMOUNT: With respect to any Payment Date, the aggregate Stated Principal Balance of any Group VII Loans included in the Trust which are 180 days or more delinquent, REO, in bankruptcy or in foreclosure.

         GROUP VII EXCESS SPREAD PERCENTAGE: With respect to any Payment Date, the percentage equivalent of a fraction, (A) the numerator of which is the product of (i) the excess of (x) the Investor Interest Collections on the Group VII Loans for that Payment Date over (y) the sum of the Accrued Note Interest on the Group VII Loans, the premium due to the Insurer under the Insurance Policy, any Investor Charge-Off Amounts, any reimbursement amounts and other amounts payable to the Insurer pursuant to the Insurance Agreement, and the related servicing fee for such Payment Date and (ii) twelve (12), and (B) the denominator of which is the aggregate Stated Principal Balance of the Group VII Loans as of the beginning of the related Due Period.

         GROUP VII INTEREST COVERAGE ACCOUNT: A trust account that the Indenture Trustee will establish pursuant to Section 3.31 of the Indenture for the benefit of the Group VII Noteholders and the Insurer. The amount to be deposited in the Group VII Interest Coverage Account on the Closing Date will be $120,309.53.

         GROUP VII ORIGINAL PRE-FUNDED AMOUNT: The amount deposited in the Group VII Pre-Funding Account on the Closing Date by the Depositor, which will be approximately $35,600,000.

         GROUP VII POOL BALANCE: For any Payment Date, an amount equal to the aggregate of the Principal Balances of the HELOC Mortgage Loans at the end of the related Due Period.

         GROUP VII PRE-FUNDED AMOUNT: The amount on deposit in the Group VII Pre-Funding Account on any date of determination.

         GROUP VII PRE-FUNDING ACCOUNT: An account established by the Indenture Trustee pursuant to Section 3.30 of the Indenture for the benefit of the Group VII Noteholders and the Insurer and funded on the Closing Date by the Depositor with the Group VII Original Pre-Funded Amount.

         GROUP VII SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: The Subsequent Mortgage Loan Purchase Agreement, dated as of the applicable Subsequent Transfer Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Group VII Subsequent Mortgage Loans.

         GROUP VII SUBSEQUENT TRANSFER INSTRUMENT: With respect to the Group VII subsequent HELOC Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between the Depositor and the Indenture Trustee.

         GUARANTEED INTEREST PAYMENT: For any Payment Date, an amount equal to the amount by which (a) accrued and unpaid interest for payment on the Class VII-A Notes, excluding any Relief Act Shortfalls at the Note Interest Rate relating to the Class VII-A Notes, exceeds (b) the amount available for interest distributions on the Class VII-A Notes on such Payment Date.

         GUARANTEED PRINCIPAL PAYMENT AMOUNT: With respect to any Payment Date, other than the Payment Date in September 2030, the excess, if any, by which (a) the Note Principal Balance relating to the Class VII-A Notes (after giving effect to all payments of principal on the Class VII-A Notes on such Payment Date, but without giving effect to payments under the Insurance Policy to be made on such Payment Date) exceeds (b) the Invested Amount as of the end of the related Due Period or, with respect to the Payment Date in September 2030, the Note Principal Balance relating to the Class VII-A Notes after giving effect to all other distributions of principal of the Class VII-A Notes on such Payment Date.

         HAZARDOUS MATERIALS: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in progress" or similar classification which would, if classified unusable, be included in the foregoing definition.

         HELOC BALANCE: With respect to any HELOC Mortgage Loan, the portion, if any, of the Stated Principal Balance thereof subject to a variable Mortgage Rate.

         HELOC MASTER SERVICER: GMAC Mortgage Corporation, a Pennsylvania corporation, and its successors and assigns.

         HELOC MASTER SERVICER REMITTANCE DATE: The twenty-second (22nd) calendar day of each month or, if such twenty-second (22nd) day is not a Business Day, then the Business Day immediately preceding such twenty-second
(22nd) day of the month.

         HELOC MASTER SERVICING FEE: With respect to each HELOC Mortgage Loan and any Payment Date, the fee payable monthly to the HELOC Master Servicer by the Indenture Trustee pursuant to the HELOC Master Servicing Agreement, or to the HELOC Subservicer on behalf of the HELOC Master Servicer, in respect of master servicing compensation. For the avoidance of doubt, the HELOC Master Servicing Fee payable to the HELOC Master Servicer, or to the HELOC Subservicer on behalf of the HELOC Master Servicer, shall not exceed in the aggregate the HELOC Master Servicing Fee Rate.

         HELOC MASTER SERVICING FEE RATE: With respect to any HELOC Mortgage Loan, 0.50% per annum.

         HELOC MORTGAGE LOANS:  The Group VII Mortgage Loans.

         HELOC MORTGAGE LOAN SCHEDULE: The schedule of HELOC Mortgage Loans attached as Exhibit A to the HELOC Servicing Agreement.

         HELOC SERVICING AGREEMENT: The Servicing Agreement dated as of December 21, 2004, among the HELOC Master Servicer, the Issuer, the Seller and the Indenture Trustee.

         HELOC SUBSERVICER: American Home Mortgage Servicing, Inc., a Maryland corporation, and its successors and assigns.

         HELOC SUBSERVICER REMITTANCE DATE: The twenty-second (22nd) calendar day of each month or, if such twenty-second (22nd) day is not a Business Day, then the Business Day immediately preceding such twenty-second (22nd) day of the month.

         HELOC SUBSERVICING AGREEMENT: The Subservicing Agreement, dated as of December 21, 2004, between the HELOC Master Servicer and the HELOC Subservicer.

         HELOC SUBSERVICING FEE: With respect to each HELOC Mortgage Loan and any Payment Date, the fee payable monthly to the HELOC Subservicer by the HELOC Master Servicer in respect of subservicing compensation that accrues at an annual rate equal to the HELOC Subservicing Fee Rate multiplied by the Stated Principal Balance of such HELOC Mortgage Loan as of the related Due Date in the related Due Period.

         HELOC SUBSERVICING FEE RATE: With respect to any HELOC Mortgage Loan 0.50% per annum.

         INDEMNIFIED PARTY: The meaning specified in Section 7.02 of the Trust Agreement.

         INDEMNIFICATION AGREEMENT: The Indemnification Agreement dated as of December 21, 2004 among the Seller, the Issuer, AHMIC, the Depositor, Lehman Brothers, Inc. and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

         INDENTURE: The indenture dated as of December 21, 2004, between the Issuer and the Indenture Trustee, relating to the American Home Mortgage Investment Trust 2004-4 Notes.

         INDENTURE TRUSTEE: The Bank of New York, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

         INDENTURE TRUSTEE FEE: All investment income and earnings on the funds from time to time in the Payment Account.

         INDEPENDENT: When used with respect to any specified Person, the Person
(i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the HELOC Master Servicer, the RMBS Master Servicer, the Depositor, American Home Mortgage Investment Corp. and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the HELOC Master Servicer, the RMBS Master Servicer, the Depositor, American Home Mortgage Investment Corp. or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the HELOC Master Servicer, the RMBS Master Servicer, the Depositor, American Home Mortgage Investment Corp. or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INDEPENDENT CERTIFICATE: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         INDEX: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note. With respect to any HELOC Mortgage Loan and any Adjustment Date (other than any Locked Balance, except for purposes of calculating the Recalculated Weighted Average Margin), the highest "prime rate" most recently published in the Wall Street Journal. If the "prime rate" is no longer published, then the Index will be a comparable independent index selected by the Seller. For any Locked Balance, the Index shall equal such "prime rate" as of the date of that would have been the most recent Adjustment Date for such Locked Balance had it remained a HELOC Balance.

         INITIAL NOTE PRINCIPAL BALANCE: With respect to the Class I-A-1 Notes, $204,824,500. With respect to the Class I-A-2 Notes, $36,145,500. With respect to the Class II-A-1 Notes, $497,673,900. With respect to the Class II-A-2 Notes, $55,297,100.With respect to the Class III-A Notes, $521,774,000. With respect to the Class IV-A Notes, $842,617,000. With respect to the Class V-A Notes, $550,442,000. With respect to the Class VI-A-1 Notes, $281,677,000. With respect to the Class VI-A-2 Notes, $15,000,000. With respect to the Class VII-A Notes, $221,112,000. With respect to the Class M-1 Notes, $96,118,000. With respect to the Class M-2 Notes, $71,360,000. With respect to the Class M-3 Notes, $26,214,000. With respect to the Class VI-M-1 Notes, $39,099,000. With respect to the Class VI-M-2 Notes, $14,146,000. With respect to the Class VI-M-3 Notes, $9,824,000. With respect to the Class VI-B-1 Notes, $9,824,000. With respect to the Class VI-B-2 Notes, $9,234,000. With respect to the Class VI-B-3 Notes, $8,252,000. With respect to the Class N Notes, $21,200,000.

         INITIAL CERTIFICATION: The initial certification delivered by the Custodian pursuant to Section 2.03(a) of the Custodial Agreement and in the form attached thereto as Exhibit One thereto.

         INSURANCE AGREEMENT: The Insurance Agreement dated as of December 21, 2004 among the Indenture Trustee, the Seller, the Issuer, AHMIC, the HELOC Subservicer, the Depositor, the Owner Trustee and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

         INSURANCE POLICY: The note guaranty insurance policy (No. 45527) with respect to the Class VII-A Notes and all endorsements thereto, if any, dated the Closing Date, issued by the Insurer for the benefit of the Holders of the Class VII-A Notes, a copy of which is attached as Exhibit F to the Indenture.

         INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the HELOC Master Servicer, the HELOC Subservicer or the RMBS Master Servicer, as applicable, net of any component thereof, released to the Mortgagor in accordance with the HELOC Master Servicer's, the HELOC Subservicer's or the RMBS Master Servicer's normal servicing procedures, as applicable.

         INSURED PAYMENT: With respect to the Class VII-A Notes, (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

         INSURER: MBIA Insurance Corporation, a corporation organized and created under the laws of the State of New York, or any successor thereto.

         INSURER DEFAULT: The existence and continuance of any of the following:
(a) a failure by the Insurer to make a payment required under the Insurance Policy in accordance with its terms; or (b)(i) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

         INTEREST COLLECTIONS: For each Payment Date, are amounts collected during the related Due Period on the HELOC Mortgage Loans and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Repurchase Price and substitution adjustment amount paid during the related Due Period and any Net Recoveries on HELOC Mortgage Loans that were previously Charged-Off HELOC Mortgage Loans.

         INTEREST DETERMINATION DATE: With respect each class of LIBOR Notes and
(i) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

         INTEREST RATE ADJUSTMENT DATE: With respect to each Mortgage Loan, the date or dates on which the Mortgage Rate is adjusted in accordance with the related Mortgage Note.

         INTERESTED PERSON: As of any date of determination, the Depositor, the HELOC Master Servicer, the HELOC Subservicer, the RMBS Master Servicer, the Indenture Trustee, American Home Mortgage Investment Corp., any Mortgagor, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

         INVESTED AMOUNT: For any Payment Date, the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account any Overcollateralization Reduction Amount) up to and including the related Payment Date and (ii) the aggregate of Investor Charge-Off Amounts up to and including such Payment Date. The Invested Amount on the Closing Date is $222,000,000 (the Group VII Cut-Off Date Balance).

         INVESTOR CHARGE-OFF AMOUNT: For any Payment Date, the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

         INVESTOR INTEREST COLLECTIONS: For any Payment Date, the Floating Allocation Percentage of Interest Collections for the related Due Period.

         INTEREST COVERAGE ACCOUNT: Each of the Group I Interest Coverage Account, Group II Interest Coverage Account, Group III Interest Coverage Account, Group IV Interest Coverage Account, Group V Interest Coverage Account, Group VI Interest Coverage Account and Group VII Interest Coverage Account. The Group VII Interest Coverage Amount is $120,309.53.

         INTEREST COVERAGE AMOUNT: The Group I Interest Coverage Amount is $69,103.16. The Group II Interest Coverage Amount is $440,121,.08. The Group III Interest Coverage Amount is $441,097.90. The Group IV Interest Coverage Amount is $831,578.64. The Group V Interest Coverage Amount is $547,831.07. The Group VI Interest Coverage Amount is $383,812.57.

         INVESTOR PRINCIPAL DISTRIBUTION AMOUNT: On every Payment Date from the first Payment Date through and including the Payment Date in December 2009, unless a Rapid Amortization Event has occurred is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all Additional Balances resulting from Draws made pursuant to the related HELOC Mortgage Loan during the related Due Period; and on every Payment Date after the Payment Date in December 2009 or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. In each case such amount will be reduced by the Overcollateralization Reduction Amount.

         INVESTMENT COMPANY ACT: The Investment Company Act of 1940, as amended, and any amendments thereto.

         IRS: The Internal Revenue Service.

         ISSUER: American Home Mortgage Investment Trust 2004-4, a Delaware statutory trust, or its successor in interest.

         ISSUER REQUEST: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         LIBOR BUSINESS DAY: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         LIBOR NOTE: A Class I-A Note, Class II-A, Class III-A, Class VII-A Note, Class M, Class VI-M or Class VI-B Note, or any Class IV-A Note or Class V-A Note after the related Note Rate Change Date.

         LIEN: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; PROVIDED, HOWEVER, that any assignment pursuant to Section 6.02 of the HELOC Servicing Agreement or RMBS Servicing Agreement, as applicable, shall not be deemed to constitute a Lien.

         LIFETIME RATE CAP: With respect to each Mortgage Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Mortgage Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth in the Mortgage Loan Schedule.

         LIQUIDATED HELOC: Any HELOC Mortgage Loan that has become a Liquidated Mortgage Loan.

         LIQUIDATED MORTGAGE LOAN: With respect to any Payment Date, any Mortgage Loan in respect of which the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, has determined, in accordance with the servicing procedures specified in the HELOC Servicing Agreement, HELOC Subservicing Agreement or RMBS Servicing Agreement, as applicable, as of the end of the related Due Period that substantially all Liquidation Proceeds, and/or Recoveries with respect to a Charged-Off HELOC Mortgage Loan, which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered.

         LIQUIDATION EXPENSES: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

         LIQUIDATION PROCEEDS: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or HELOC Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

         LOAN GROUP: Any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI or Loan Group VII.

         LOAN GROUP I: The Group I Loans.

         LOAN GROUP II: The Group II Loans.

         LOAN GROUP III: The Group III Loans.

         LOAN GROUP IV: The Group IV Loans.

         LOAN GROUP V: The Group V Loans.

         LOAN GROUP VI: The Group VI Loans.

         LOAN GROUP VII: The Group VII Loans.

         LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the then current principal amount of the Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

         LOAN YEAR: With respect to any Mortgage Loan, the one-year period commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.

         LOCK FEATURE: An option available to a Mortgagor under a HELOC Mortgage Loan that permits the Mortgagor to convert either the entire outstanding balance due or any portion thereof to a fixed rate closed-end loan.

         LOCKED BALANCE: With respect to any HELOC Mortgage Loan as to which the Lock Feature has been exercised, the portion of the Stated Principal Balance thereof subject to a fixed Mortgage Rate.

         LOST NOTE AFFIDAVIT: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage
Note).

         MAJORITY CERTIFICATEHOLDER: A Holder of a 50.01% or greater Certificate Percentage Interest of the Certificates.

         MANAGED AMORTIZATION PERIOD: The period from the Cut-off Date to the earlier of (a) the Payment Date in December 2009 and (b) the occurrence of a Rapid Amortization Event.

         MARGIN: With respect to each HELOC Mortgage Loan (other than (i) any HELOC Mortgage Loan with a Fixed Teaser Rate in effect or (ii) the Locked Balance relating to any HELOC Mortgage Loan as to which the Lock Feature has been exercised), the spread over the applicable Index, as specified in the related Mortgage Note.

         MASTER SERVICER: Each of the RMBS Master Servicer and the HELOC Master Servicer, as applicable.

         MASTER SERVICER COLLECTION ACCOUNT: The account or accounts created and maintained by the related Master Servicer pursuant to a Servicing Agreement.

         MASTER SERVICING FEE: With respect to each Mortgage Loan and any Payment Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

         MASTER SERVICING FEE RATE: The RMBS Master Servicing Fee Rate or the HELOC Master Servicing Fee Rate, as applicable.

         MAXIMUM NOTE INTEREST RATE: With respect to any Payment Date and each class of the Class I-A, Class II-A, Class III-A, Class M, Class VI-M and Class VI-B Notes, and with respect to the Class IV-A Notes and Class V-A Notes and any Payment Date after the related Rate Change Date, 11.00% per annum.

         MAXIMUM MORTGAGE RATE: With respect to each ARM Loan and each HELOC Mortgage Loan, the maximum Mortgage Rate.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         MINIMUM MORTGAGE RATE: With respect to each ARM Loan and each HELOC Mortgage Loan, the minimum Mortgage Rate.

         MINIMUM MONTHLY PAYMENT: The minimum amount required to be paid by the mortgagor pursuant to the terms of a Group I mortgage note.

         MINIMUM TRANSFEROR INTEREST:  Zero.

         MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.
         MONTHLY ADVANCE: As to any Mortgage Loan, other than a HELOC Mortgage Loan, any advance made by the RMBS Master Servicer pursuant to Section 4.04 of the RMBS Servicing Agreement or by a Subservicer in respect of delinquent Monthly Payments of principal and interest pursuant to the related Subservicing Agreement.

         MONTHLY PAYMENT: With respect to any Mortgage Loan (including any REO Property) that is not a HELOC Mortgage Loan and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period). With respect to any HELOC Mortgage Loan, the scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on such HELOC Mortgage Loan.

         MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

         MORTGAGE: The mortgage, deed of trust or other instrument creating a first, second or third lien on an estate in fee simple interest in real property securing a Mortgage Loan.

         MORTGAGE FILE: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement or the HELOC Servicing Agreement or RMBS Servicing Agreement, as applicable.

         MORTGAGE LOANS: The Mortgage Loans and HELOC Mortgage Loans that will be transferred and assigned to the Trust pursuant to Section 2.03(a) of the Indenture, each Mortgage Loan so held being identified in the Mortgage Loan Schedule. The Mortgage Loans have been divided into seven groups, Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V, Loan Group VI and Loan Group VII.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement, dated as of the Closing Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Mortgage Loans.

         MORTGAGE LOAN SCHEDULE: With respect to any date, the schedule of Mortgage Loans held by the Issuer on such date. The schedule of Mortgage Loans as of the Cut-off Date is the schedule set forth in Exhibit B of the Indenture, which schedule sets forth as to each Mortgage Loan:

         (i)      the loan number and name of the Mortgagor;

         (ii) the street address, city, state and zip code of the Mortgaged Property;

         (iii)    the original Mortgage Rate;

         (iv)     the maturity date;

         (v)      the original principal balance;

         (vi)     the first Payment Date;

         (vii)    the type of Mortgaged Property;

         (viii)   the Monthly Payment in effect as of the Cut-off Date;

         (ix) the Cut-off Date Principal Balance and with respect to each HELOC Mortgage Loan, separately indicating any Locked Balance and any HELOC Balance;

         (x)      the Index and the Gross Margin, if applicable;

         (xi) the Adjustment Date frequency and Payment Date frequency, if applicable;

         (xii)    the occupancy status;

         (xiii)   the purpose of the Mortgage Loan;

         (xiv)    the Appraised Value of the Mortgaged Property;

         (xv)     the original term to maturity;

         (xvi)    the paid-through date of the Mortgage Loan;

         (xvii)   the Loan-to-Value Ratio;

         (xviii) whether or not the Mortgage Loan was underwritten pursuant to a limited documentation program;

         (xix)    the Loan Group;

         (xx) whether the Mortgage Loan has a fixed interest rate or an adjustable interest rate;

         (xxi)    with respect to each HELOC Mortgage Loan, the account number;

         (xxii)   with respect to each HELOC Mortgage Loan, the Credit Limit;

         (xxiii) with respect to each HELOC Mortgage Loan, the CLTV as of the date of origination of the related HELOC Mortgage Loan;

         (xxiv) with respect to each HELOC Mortgage Loan, the Mortgage Rate as of the Cut-off Date, separately indicating the Mortgage Rates applicable to any Locked Balance and any HELOC Balance;

         (xxv) with respect to each HELOC Mortgage Loan, the debt-to-income ratio;

         (xxvi)   with respect to each HELOC Mortgage Loan, the FICO; and

         (xxvvii) with respect to each HELOC Mortgage Loan whether the related Mortgage Rate was supposed to reset in November 2004 but did not.

         The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans.

         MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan that is not a HELOC Mortgage Loan. With respect to a HELOC Mortgage Loan, the related Credit Line Agreement executed by the related Mortgager and any amendment or modification thereof.

         MORTGAGE RATE: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan. With respect to any HELOC Mortgage Loan as of any day, the variable interest rate applicable under the related Mortgage Note, provided, that if the Lock Feature has been exercised or the Fixed Teaser Rate is in effect with respect to a HELOC Mortgage Loan or any portion thereof, the Mortgage Rate for such HELOC Mortgage Loan or portion thereof shall be the resulting fixed interest rate.

         MORTGAGED PROPERTY: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

         MORTGAGOR: The obligor or obligors under a Mortgage Note.

         NEGATIVE AMORTIZATION AMOUNT: With respect to any Payment Date, the aggregate amount of negative amortization with respect to the Group I Loans for the related Due Period.

         NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, Monthly Advances and Liquidation Expenses.

         NET MONTHLY EXCESS CASHFLOW: With respect to Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V, as determined in the aggregate for any Payment Date, the sum of (1) the excess of (x) the Group I, Group II, Group III, Group IV and Group V Available Funds for such Payment Date over (y) the sum for such Payment Date of (A) the aggregate amount of Accrued
Note Interest for the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M Notes and (B) the Principal Remittance Amount used to make payments in respect of principal to these Notes, and (2) amounts payable from the Net Monthly Excess Cashflow for the Group VI Loans as provided in Section 3.06(d) of the Indenture. With respect to Loan Group VI, for any Payment Date and, the sum of (1) the excess of (x) the related Available Funds for such Payment Date over
(y) the sum for such Payment Date of (A) the aggregate amount of Accrued Note Interest for the Class VI-A, Class VI-M and Class VI-B Notes and (B) the Principal Remittance Amount used to make payments in respect of principal to these Notes and (2) amounts payable from the Net Monthly Excess Cashflow for the Group I, Group II, Group III, Group IV and Group V Loans as provided in Section 3.05(c).

         NET MORTGAGE RATE: For any Mortgage Loan or HELOC Mortgage Loan, the then applicable Mortgage Rate thereon minus the Master Servicing Fee Rate expressed as a per annum rate.

         NET RECOVERIES: With respect to any Charged-Off HELOC Mortgage Loan, Recoveries net of unreimbursed HELOC Master Servicing Fees with respect thereto.

         NET SWAP FEE: With respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate amount payable on that Payment Date to the Swap Agreement Counterparty in respect of the Swap Agreements, over (b) the aggregate amount payable on that Payment Date to the Trust from the Swap Agreement Counterparty pursuant to the Swap Agreements.

         NET SWAP FEE RATE: With respect to any Payment Date, the fraction, expressed as a rate per annum, equal to (x) the Net Swap Fee on such Payment Date related to Loan Group II and Loan Group III over (y) the aggregate Stated Principal Balance of the related Mortgage Loans and the related Pre-funded Amount.

         NET WAC SHORTFALL: With respect to the Class IV-A Notes and Class V-A Notes, on or prior to the related Note Rate Change Date, and with respect to the Class VI-A Notes on any Payment Date, as determined separately for each Class of Notes, the excess, if any, of (x) the Accrued Note Interest thereon for such Payment Date calculated pursuant to clause (i)(a) of the definition of Note Interest Rate over (y) Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate.

         NET WAC SHORTFALL CARRY-FORWARD AMOUNT: With respect to the Class IV-A and Class V-A Notes, on or prior to the related Note Rate Change Date, and with respect to the Class VI-A Notes and any Payment Date, as determined separately for each such class of Notes an amount equal to the aggregate amount of Net WAC Shortfall for such Notes on such Payment Date, plus any unpaid Net WAC Shortfall for such Class of Notes from prior Payment Dates, plus interest thereon at the
Note Interest Rate for such Payment Date for such class for the related Accrual Period, to the extent previously unreimbursed by the Net Monthly Excess Cashflow.

         NET WORTH: With respect to any Person at any date, the excess of total assets over total liabilities of such Person, and its consolidated subsidiaries, on such date, each to be determined in accordance with generally accepted accounting principles (GAAP) as in effect in the United States from time to time.

         NONRECOVERABLE ADVANCE: Any advance or, respecting the HELOC Mortgage Loans, any Servicing Advance (i) which was previously made or is proposed to be made by the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable; and (ii) which, in the good faith judgment of the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, from Liquidation Proceeds, Recoveries or future payments on any Mortgage Loan. The Indenture Trustee may conclusively rely on any determination of nonrecoverability made by the HELOC Master Servicer or RMBS Master Servicer, as applicable.

         NOTE: A Class A Note, Class M Note or Class N Note.

         NOTE INTEREST RATE: With respect to each Payment Date and the Class I-A, Class II-A, Class III-A, Class M, Class VI-M and Class VI-B Notes, a floating rate equal to the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the related Available Funds Rate with respect to such Payment Date. With respect to each Payment Date and the Class IV-A Notes and Class V-A Notes the least of (i)(a) prior to the related Note Rate Change Date, 4.39% per annum and 4.44% per annum, respectively and (b) on or after the related Note Rate Change Date, a rate equal to Six-Month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the related Available Funds Rate. With respect to each Payment Date and the Class VI-A Notes, the lesser of (i) (a) with respect to any Payment Date prior to the related Step-Up Date, 5.50% per annum and (b) on any Payment Date on or after the related Step-Up Date, 6.00% per annum and (ii) the related Available Funds Rate. With respect to each Payment Date and the Class VII-A Notes, a rate equal to the lesser of (x) One-Month LIBOR plus 0.20% per annum and (y) the related Available Funds Rate. With respect to each Payment Date and the Class N Notes, 5.00% per annum.

         NOTE MARGIN: With respect to the Class I-A-1 Notes, on any Payment Date prior to the Step-Up Date, 0.340% per annum, and on any Payment Date on and after the Step-Up Date, 0.680% per annum. With respect to the Class I-A-2 Notes, on any Payment Date prior to the Step-Up Date, 0.400% per annum, and on any Payment Date on and after the Step-Up Date, 0.800% per annum. With respect to the Class II-A-1 Notes, on any Payment Date prior to the Step-Up Date, 0.290% per annum, and on any Payment Date on and after the Step-Up Date, 0.580% per annum. With respect to the Class II-A-2 Notes, on any Payment Date prior to the Step-Up Date, 0.360% per annum, and on any Payment Date on and after the Step-Up Date, 0.720% per annum. With respect to the Class III-A Notes, on any Payment Date prior to the Step-Up Date, 0.300% per annum, and on any Payment Date on and after the Step-Up Date, 0.600% per annum. With respect to the Class M-1 Notes, on any Payment Date prior to the Step-Up Date, 0.550% per annum, and on any Payment Date on and after the Step-Up Date, 0.825% per annum. With respect to the Class M-2 Notes, on any Payment Date prior to the Step-Up Date, 1.050% per annum, and on any Payment Date on and after the Step-Up Date, 1.575% per annum. With respect to the Class M-3 Notes, on any Payment Date prior to the Step-Up Date, 1.750% per annum, and on any Payment Date on and after the Step-Up Date, 2.625% per annum. With respect to the Class VI-M-1 Notes, on any Payment Date prior to the Step-Up Date, 0.550% per annum, and on any Payment Date on and after the Step-Up Date, 0.825% per annum. With respect to the Class VI-M-2 Notes, on any Payment Date prior to the Step-Up Date, 0.980% per annum, and on any Payment Date on and after the Step-Up Date, 1.470% per annum. With respect to the Class VI-M-3 Notes, on any Payment Date prior to the Step-Up Date, 1.100% per annum, and on any Payment Date on and after the Step-Up Date, 1.650% per annum. With respect to the Class VI-B-1 Notes, on any Payment Date prior to the Step-Up Date, 1.670% per annum, and on any Payment Date on and after the Step-Up Date, 2.505% per annum. With respect to the Class VI-B-2 Notes, on any Payment Date prior to the Step-Up Date, 1.800% per annum, and on any Payment Date on and after the Step-Up Date, 2.700% per annum. With respect to the Class VI-B-3 Notes, on any Payment Date prior to the Step-Up Date, 2.750% per annum, and on any Payment Date on and after the Step-Up Date, 4.125% per annum. With respect to each of the Class IV-A Notes and Class V-A Notes after the applicable Note Rate Change Date, 2.000% per annum.

         NOTE OWNER: The Beneficial Owner of a Note.

         NOTE PRINCIPAL BALANCE: With respect to any Note as of any date of determination, the initial Note Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Note and (a) plus, in the case of the Class I-A-2, Class II-A-2, Class M, Class VI-M and Class VI-B Notes, any Subsequent Recoveries allocated thereto and (b) minus, in the case of the Class I-A-2, Class II-A-2, Class M, Class VI-M and Class VI-B Notes, the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Payment Dates in accordance with Section 3.38 of the Indenture.

         NOTE RATE CHANGE DATE: With respect to the Class IV-A Notes, the Payment Date in December 2009. With respect to the Class V-A Notes, the Payment Date in December 2009.

         NOTE REGISTER: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

         NOTE REGISTRAR: The Indenture Trustee, in its capacity as Note Registrar, or any successor to the Indenture Trustee in such capacity.

         NOTEHOLDER OR HOLDER: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer, American Home Mortgage Investment Corp., the Indenture Trustee, the Seller, the HELOC Master Servicer or the RMBS Master Servicer or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or the Owner Trustee actually knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

         OFFICER'S CERTIFICATE: With respect to the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, and delivered to the Indenture Trustee or the HELOC Master Servicer, as applicable. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         ONE-MONTH LIBOR: With respect to any Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

         In the event that on any Interest Determination Date, Telerate Screen Page 3750 fails to indicate the London interbank offered rate for one-month United States dollar deposits, then One-Month LIBOR for the related Accrual Period will be established by the Indenture Trustee as follows:

         (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

         (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         (iii) If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding Accrual Period.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the applicable Note Interest Rate applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         OPINION OF COUNSEL: A written opinion of counsel acceptable to the Indenture Trustee, the Insurer or HELOC Master Servicer, as applicable, in its reasonable discretion which counsel may be in-house counsel for the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, if acceptable to the Indenture Trustee, the HELOC Master Servicer, the Insurer and the Rating Agencies or counsel for the Depositor, as the case may be.

         ORIGINAL PRE-FUNDED AMOUNT: With respect to Loan Groups I, II, III, VI, V, VI and VII, the amount deposited by the Depositor on the Closing Date in the related Pre-Funding Account.

         ORIGINAL VALUE: Except in the case of a refinanced Mortgage Loan, the lesser of the Appraised Value or sales price of Mortgaged Property at the time a Mortgage Loan is closed, and for a refinanced Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable.

         OUTSTANDING: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

         (i) Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

         (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.

         OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Property but excluding a Charged-Off HELOC Mortgage Loan) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to the HELOC Servicing Agreement, HELOC Subservicing Agreement or RMBS Servicing Agreement, as applicable.

         OVERCOLLATERALIZATION INCREASE AMOUNT: With respect to the Group I, Group II, Group III, Group IV and Group V Loans, with respect to any Payment Date, the lesser of (i) the related Net Monthly Excess Cashflow for such Payment Date and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such Payment Date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such Payment Date). With respect to the Group VI Loans, with respect to any Payment Date on or prior to the earlier of
(x) the first possible optional termination date with respect to the Group VI Loans and (y) the Payment Date in December 2014, the lesser of (i) the related Net Monthly Excess Cashflow for such Payment Date and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such Payment Date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such Payment Date), and thereafter, the related Net Monthly Excess Cashflow for such Payment Date.

         OVERCOLLATERALIZATION REDUCTION AMOUNT: With respect to Loan Group VII and any Payment Date, the lesser of (x) the related Excess Overcollateralization Amount for such Payment Date and (y) the Investor Principal Distribution Amount for such Payment Date (before taking into account the related
Overcollateralization Reduction Amount).

         OVERCOLLATERALIZATION TARGET AMOUNT: With respect to Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V, 0.35% of the sum of the Group I, Group II, Group III, Group IV and Group V Cut-off Date Balances plus the amount of any Additional Negative Amortization Principal Amount. With respect to Loan Group VI, 1.50% of the Group VI Cut-off Date Balance. With respect to Loan Group VII, (1) on or prior to the related Stepdown Date, an amount equal to the sum of (a) the Group VII Delinquent HELOC Amount and (b) 4.25% of the Group VII Cut-off Date Balance and (2) on or after the related Stepdown Date, an amount equal to the sum of (a) the Group VII Delinquent HELOC Amount and (b) the greatest of (x) 8.50% of the Invested Amount, (y) 0.90% of the Group VII Cut-off Date Balance, and (z) the aggregate Stated Principal Balance of the three Group VII Loans with the greatest Stated Principal Balances; provided, however, that if a related Trigger Event is in effect for the Group VII Loans, then the Overcollateralization Target Amount for the Group VII Loans will be the same as on the prior Payment Date.

         OVERCOLLATERALIZED AMOUNT: For any Payment Date and Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and the related Pre-Funded Amount, exceeds
(ii) the aggregate Note Principal Balance of the related Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M Notes as of such Payment Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date). For any Payment Date and Loan Group VI, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and the related Pre-Funded Amount, exceeds
(ii) the aggregate Note Principal Balance of the Class VI-A, Class VI-M and Class VI-B Notes as of such Payment Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date). For any Payment Date and Loan Group VII, the amount, if any, by which (i) the Invested Amount exceeds (ii) the Note Principal Balance of the Class VII-A Notes as of such Payment Date (after giving effect to all other distributions of principal on these Notes on such Payment Date).

         OWNER TRUST ESTATE: The corpus of the Issuer created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

         OWNER TRUSTEE: Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

         OWNER TRUSTEE'S FEE: A fee of $4,000 per annum payable to the Owner Trustee in advance on the Closing Date and each anniversary thereof by the Indenture Trustee; provided, however, that in the event of any removal or resignation of the Owner Trustee, the Owner Trustee will promptly remit to the Indenture Trustee the portion of the Owner Trustee Fee that would have been earned by the Owner Trustee during the remainder of such year had it not been removed or resigned or the Notes redeemed.

         PAYING AGENT: Any paying agent or co-paying agent appointed pursuant to
Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

         PAYMENT ACCOUNT: The account established by the Indenture Trustee pursuant to Section 3.01 of the Indenture. The Payment Account shall be an Eligible Account.

         PAYMENT DATE: The 25th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in January 2005.

         PERCENTAGE INTEREST: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

         PERIODIC RATE CAP: With respect to any ARM Loan, the maximum rate, if any, by which the Mortgage Rate on such Mortgage Loan can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

         PERSON: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PLAN: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

         PLAN ASSETS: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. ss.
2510.3-101.

         POOL BALANCE: With respect to any date of determination, the aggregate of the Stated Principal Balances of all Mortgage Loans as of such date.

         PREFERENCE AMOUNT: Any amount previously distributed to a Class VII-A Noteholder on the Class VII-A Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         PREMIUM AMOUNT: The premium payable to the Insurer pursuant to the Insurance Agreement.

         PREPAYMENT INTEREST SHORTFALL: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property or a HELOC Mortgage
Loan) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of interest accrued during the related Prepayment Period at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the sum of the amount of interest paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full and any Monthly Advances made by the RMBS Master Servicer pursuant to Section 4.04 of the RMBS Servicing Agreement or (b) a partial Principal Prepayment during the related Prepayment Period, an amount equal to the interest at the Mortgage Rate (less the Master Servicing Fee Rate) during the related Prepayment Period on the amount of such partial Principal Prepayment.

         PREPAYMENT PERIOD: With respect to each Mortgage Loan and any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

         PRINCIPAL COLLECTIONS: Amounts collected during the related Due Period on the HELOC Mortgage Loans and allocated to principal in accordance with the terms of the related Credit Line Agreement together with the principal portion of any Purchase Price or any Substitution Adjustment Amounts paid during the preceding Due Period and any Group VII Pre-Funded

Amount to be distributed to the Class VII-A Noteholders pursuant to Section 3.32 of the Indenture.

         PRINCIPAL DISTRIBUTION AMOUNT: For any Payment Date, as determined separately for the Group I, Group II, Group III, Group IV and Group V Loans collectively and for the Group VI Loans, the sum of (a) the related Basic Principal Distribution Amount, and (b) the related Overcollateralization Increase Amount. In addition, the Principal Distribution Amount shall be reduced to the extent the Overcollateralizated Amount for these Loan Groups exceeds the related Overcollateralized Target Amount, by the amount of such excess.

         PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

         PRINCIPAL REMITTANCE AMOUNT: For any Payment Date and any Loan Group or the Mortgage Loans in the aggregate, as applicable, the sum of

         1. the principal portion of all scheduled monthly payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced;

         2. the principal portion of all proceeds of the repurchase of a Mortgage Loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month;

         3. any amount remaining on deposit in the related Pre-Funding Account at the end of the Funding Period; and

         4. the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related Mortgage Loans, including full and partial prepayments, the proceeds of any repurchase of such Mortgage Loans by the Seller or holder of the Trust Certificates, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

In addition, with respect to the Group I Loans, the Principal Remittance Amount shall be reduced (to not less than zero) by the Negative Amortization Amount on the Group I Loans.

         PRIMARY INSURANCE POLICY: Each primary policy of mortgage guaranty insurance issued by a Qualified Insurer or any replacement policy therefor.

         PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         PROCEEDING: Any suit in equity, action at law or other judicial or administrative proceeding.

         PROSPECTUS: The Prospectus Supplement, dated December 17, 2004, together with the attached Prospectus, dated December 17, 2004.

         PURCHASE PRICE: The meaning specified in Section 2.2(a) of the Mortgage Loan Purchase Agreement.

         PURCHASER: American Home Mortgage Securities LLC., a Delaware corporation, and its successors and assigns.

         QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, and as a Fannie Mae-approved mortgage insurer.

         RAPID AMORTIZATION EVENT:  As defined in Section 3.08 in the Indenture.

         RAPID AMORTIZATION PERIOD: Begins on the earlier of Payment Date in January 2010 or the occurrence of a Rapid Amortization Event.

         RATING AGENCY: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Standard & Poor's and Moody's. If such organization or a successor is no longer in existence, "Rating Agency" with respect to the Class A, Class M and Class N Notes shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee, the HELOC Master Servicer and the RMBS Master Servicer. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

         REALIZED LOSS: With respect to a Mortgage Loan, other than a HELOC Mortgage Loan, is (i) a Deficient Valuation, or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.

         RECORD DATE: For each class of Notes, other than the Class IV-A, Class V-A and Class VI-A Notes, and each Payment Date, will be the close of business on the business day immediately preceding such Payment Date; provided, however, if any such Note is no longer a Book-Entry Note, the "Record Date" for such class of Notes shall be the close of business on the last business day of the calendar month preceding such Payment Date. For each class of the

Class IV-A, Class V-A and Class VI-A Notes and each Payment Date, the close of business on the last Business Day of the calendar month preceding such Payment Date.

         RECOVERIES: With respect to a Charged-Off HELOC Mortgage Loan, the proceeds (including Released Mortgaged Property Proceeds but not including amounts drawn under the Insurance Policy) received by the HELOC Master Servicer or HELOC Subservicer in connection with such Charged-Off HELOC Mortgage Loan minus related Servicing Advances.

         REFERENCE BANKS: Any leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee, and (iv) which are not Affiliates of the Depositor, the Seller, the HELOC Master Servicer or the RMBS Master Servicer.

         REGISTERED HOLDER: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

         RELATED DOCUMENTS: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of the Mortgage Loan Purchase Agreement, and the related Subsequent Mortgage Loan Purchase Agreement, and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase Agreement, the Trust Agreement, Indenture, the HELOC Servicing Agreement or the RMBS Servicing Agreement.

         RELEASED MORTGAGED PROPERTY PROCEEDS: As to any HELOC Mortgage Loan, proceeds received by the HELOC Master Servicer or HELOC Subservicer, as applicable, in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with (i) applicable law, (ii) Accepted Servicing Practices and
(iii) the HELOC Servicing Agreement or HELOC Subservicing Agreement, as applicable.

         RELIEF ACT: The Servicemember's Civil Relief Act.

         RELIEF ACT SHORTFALL: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

         REMITTANCE REPORT: The report prepared by the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, pursuant to Section
4.01 of the HELOC Servicing Agreement, HELOC Subservicing Agreement or RMBS Servicing Agreement.

         REO ACQUISITION: The acquisition by the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, on behalf of the Issuer for the benefit of the Noteholders and the Insurer of any REO Property pursuant to
Section 3.13 of the HELOC Servicing Agreement, HELOC Subservicing Agreement or RMBS Servicing Agreement.

         REO DISPOSITION: As to any REO Property, a determination by the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, expects to be finally recoverable from the sale or other disposition of the REO Property.

         REO IMPUTED INTEREST: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been Outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period as such balance is reduced pursuant to Section 3.13 of the HELOC Servicing Agreement, HELOC Subservicing Agreement or RMBS Servicing Agreement, as applicable, by any income from the REO Property treated as a recovery of principal.

         REO PROCEEDS: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the related Collection Account only upon the related REO Disposition.

         REO PROPERTY: A Mortgaged Property that is acquired by the Trust by foreclosure or by deed in lieu of foreclosure.

         REPURCHASE PRICE: With respect to any Mortgage Loan required to be repurchased by the Seller on any date pursuant to the Mortgage Loan Purchase Agreement or the HELOC Servicing Agreement or purchased by the RMBS Master Servicer pursuant to the RMBS Servicing Agreement, an amount equal to the sum, without duplication, of (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase plus (iii) the amount of unreimbursed Monthly Advances or unreimbursed Servicing Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the RMBS Master Servicer or HELOC Master Servicer, as applicable, pursuant to Section 3.07 of the RMBS Servicing Agreement or HELOC Servicing Agreement and not included in clause
(iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation by such loan of any predatory-lending law.

         REPURCHASE PROCEEDS: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

         RESERVE INTEREST RATE: With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month, six-month or one-year (as applicable) United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the

Indenture Trustee can determine no such arithmetic mean, the lowest one-month, six-month or one-year (as applicable) United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

         RESPONSIBLE OFFICER: With respect to the Indenture Trustee, (a) any officer within the corporate trust department of the Indenture Trustee including any vice president, assistant vice president, treasurer, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and (b) who shall have direct responsibility for the administration of the applicable Agreement.

         RMBS MASTER SERVICER: American Home Mortgage Servicing, Inc., a Maryland corporation, and its successors and assigns.

         RMBS MASTER SERVICER REMITTANCE DATE: The twenty-second (22nd) calendar day of each month or, if such twenty-second (22nd) day is not a Business Day, then the Business Day immediately preceding such twenty-second (22nd) day of the month.

         RMBS MASTER SERVICING FEE: With respect to each Mortgage Loan that is not a HELOC Mortgage Loan and any Payment Date, the fee payable monthly to the RMBS Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the RMBS Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period.

         RMBS MASTER SERVICING FEE RATE: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan with an original principal balance of less than or equal to $333,700, 0.375% per annum, with respect to each other Mortgage Loan that is not a HELOC Mortgage Loan 0.250% per annum.

         RMBS MORTGAGE LOAN SCHEDULE: The schedule of Mortgage Loans attached as Exhibit A to the RMBS Servicing Agreement.

         RMBS SERVICING AGREEMENT: The Servicing Agreement dated as of December 21, 2004, among the RMBS Master Servicer, the Seller, the Issuer and the Indenture Trustee.

         ROLLING THREE MONTH DELINQUENCY RATE: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         SECURITIES INTERMEDIARY: The Bank of New York, or its successors and assigns.

         SECURITY: Any of the Certificates or Notes.

         SECURITYHOLDER or HOLDER: Any Noteholder or a Certificateholder.

         SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         SELLER: American Home Mortgage Acceptance, Inc., a Maryland corporation, and its successors and assigns.

         SENIOR LIEN: With respect to any HELOC Mortgage Loan that is a second priority lien, the mortgage loan or mortgage loans relating to the corresponding Mortgaged Property having priority senior to that of such HELOC Mortgage Loan.

         SERVICER TERMINATION EVENT:

         (a) The occurrence of a draw on the Insurance Policy which remains unreimbursed for a period of 90 days.

         (b) Cumulative losses, as a percentage of the Group VII Cut-off Date Balance, exceed the following:

         Months            Percentage

         0   - 24          1.00%

         25 - 36           2.00%

         37 - 48           3.00%

         49 - 60           4.00%

         61+               5.00%

         (c) American Home Mortgage Investment Corp. fails to have a Tangible Net Worth of at least $530 million.

         (d)      The occurrence of a Servicing Default as described in Section
6.01 of the HELOC Subservicing Agreement.

         SERVICING ACCOUNT: The separate trust account created and maintained by the HELOC Master Servicer, RMBS Master Servicer and HELOC Subservicer, as applicable, or each Subservicer with respect to the Mortgage Loans or REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section
3.08 of the HELOC Servicing Agreement, RMBS Servicing Agreement and HELOC Subservicing Agreement.

         SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, or any Subservicer of its servicing obligations, including, without duplication, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS(R) System, (iii) the management and liquidation of any REO Property, (iv) compliance with the obligations under Sections 3.10, 3.11, 3.13 of the or RMBS Servicing Agreement or Sections 3.11 and 3.13 of the HELOC Servicing Agreement or of the HELOC Subservicing Agreement, as applicable, (v) covering any expenses incurred by or on behalf of the HELOC Master Servicer, the HELOC Subservicer or the RMBS Master Servicer, as applicable, in connection with obtaining Insurance Proceeds and (vi) that is applied to the restoration or repair of the related Mortgaged Property.

         SERVICING AGREEMENT: Each of the HELOC Servicing Agreement and RMBS Servicing Agreement, as applicable.

         SERVICING CERTIFICATE: A certificate completed and executed by a Servicing Officer on behalf of the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, in accordance with Section 4.01 of the HELOC Servicing Agreement, HELOC Subservicing Agreement or RMBS Servicing Agreement.

         SERVICING DEFAULT: The meaning assigned in Section 6.01 of the HELOC Servicing Agreement, HELOC Subservicing Agreement or RMBS Servicing Agreement, as applicable.

         SERVICING OFFICER: Any officer of the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee or the HELOC Master Servicer, as applicable, by the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, on the Closing Date, as such list may be amended from time to time.

         SIX-MONTH LIBOR: With respect to any Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for six-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

         In the event that on any Interest Determination Date, Telerate Screen Page 3750 fails to indicate the London interbank offered rate for six-month United States dollar deposits, then Six-Month LIBOR for the related Accrual Period will be established by the Indenture Trustee as follows:

         (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, Six-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

         (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, Six-Month LIBOR for the related Accrual Period shall be the higher of

(i) Six-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         (iii) If no such quotations can be obtained and no Reference Bank rate is available, Six-Month LIBOR will be the Six-Month LIBOR rate applicable to the preceding Accrual Period.

         The establishment of Six-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the applicable Note Interest Rate applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         STANDARD & POOR'S: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

         STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan that is not a HELOC Mortgage Loan or related REO Property as of any date of determination,
(i) the principal balance of the Mortgage Loan outstanding as of the Cut-off Date, after application of all scheduled Monthly Payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Payment Date which were received or with respect to which an Monthly Advance was made, (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds to the extent applied by the RMBS Master Servicer as recoveries of principal in accordance with
Section 3.13 of the RMBS Servicing Agreement with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 3.05 of the Indenture on any previous Payment Date, and (c) the principal portion of any Realized Loss with respect thereto allocated pursuant to Section 3.31 of the Indenture for any previous Payment Date; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero. With respect to any Mortgage Loan that is a HELOC Mortgage Loan, the principal balance of the HELOC Mortgage Loan as of the Cut-off Date, plus any Additional Balances in respect of such HELOC Mortgage Loan minus all collections credited against the principal balance of such HELOC Mortgage Loan in accordance with the related Mortgage Note and minus all prior related Charge-Off Amounts. The Stated Principal Balance of any Liquidated HELOC Mortgage Loan is zero.

         STATUTORY TRUST STATUTE: Chapter 38 of Title 12 of the Delaware Code, 12 DEL. Code ss.ss.3801 ET SEQ., as the same may be amended from time to time.

         STEPDOWN DATE: With respect to the Group I, Group II, Group III, Group IV and Group V Loans, the later to occur of (x) the Payment Date occurring in December 2007 and (y) the first Payment Date for which the Credit Enhancement Percentage for the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group I, Group II, Group III, Group IV and Group V Loans, but prior to any payment of the Class A Principal Distibution Amount for these Notes then entitled to payments of principal on that Payment Date) is greater than or equal to approximately 14.00%. With respect to the Class VII-A Notes and Loan Group VII, the later to occur of (x) the Payment Date occurring in July 2007 and (y) the Payment Date on which the aggregate Investor Principal Distribution Amount actually distributed to the holders of the Class VII-A Notes equals or exceeds one-half of the Group VII Cut-off Date Balance.

         STEP-UP DATE: With respect to the Class I-A, Class II-A, Class III-A, Class IV-A, Class V-A and Class M Notes, the Payment Date occurring after the first Payment Date for which the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans as of the end of the related Due Period and the related Pre-Funded Amount has been reduced to 10% or less of the sum of the Group I, Group II, Group III, Group IV and Group V Cut-off Date Balances. With respect to the Class VI-A, Class VI-M and Class VI-B Notes, the Payment Date occurring after the first Payment Date for which the aggregate Stated Principal Balance of the Group VI Loans as of the end of the related Due Period and the related Pre-Funded Amount has been reduced to 10% or less of the Group VI Cut-off Date Balance.

         SUBSERVICER: Any Person with whom the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, has entered into a Subservicing Agreement as a Subservicer.

         SUBSERVICING ACCOUNT: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.06(e) of the HELOC Servicing Agreement, RMBS Servicing Agreement and HELOC Subservicing Agreement.

         SUBSERVICING AGREEMENT: The written contract between the HELOC Master Servicer, HELOC Subservicer or RMBS Master Servicer, as applicable, and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of the HELOC Servicing Agreement, RMBS Servicing Agreement and HELOC Subservicing Agreement.

         SUBSEQUENT RECOVERIES: Any Liquidation Proceeds received after the final liquidation of a Mortgage Loan.

         SUBSEQUENT CUT-OFF DATE: With respect to any Subsequent Mortgage Loan or Subsequent HELOC Mortgage Loans, the date, as designated by the Depositor, that is the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such Subsequent Mortgage Loan or Subsequent HELOC Mortgage Loan, as the cut-off date with respect to the related Subsequent Mortgage Loan or Subsequent HELOC Mortgage Loan.

         SUBSTITUTION ADJUSTMENT AMOUNT: With respect to any Eligible Substitute Mortgage Loan, the amount as defined in Section 2.03 of the HELOC Servicing Agreement, HELOC Subservicing Agreement or RMBS Servicing Agreement, as applicable.

         SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT: Any of the Group I Subsequent Mortgage Loan Purchase Agreement, Group II Subsequent Mortgage Loan Purchase Agreement, Group III Subsequent Mortgage Loan Purchase Agreement, Group IV Subsequent Mortgage Loan Purchase Agreement, Group V Subsequent Mortgage Loan Purchase Agreement, Group VI

Subsequent Mortgage Loan Purchase Agreement and Group VII Subsequent Mortgage Loan Purchase Agreement.

         SUBSEQUENT TRANSFER DATE: With respect to any Group I, Group II, Group III, Group IV, Group V, Group VI and Group VII Mortgage Loan, the applicable date upon which such Mortgage Loan was purchased from the Seller with the amounts on deposit in the related Pre-Funding Account.

         SWAP AGREEMENT: Each of the Group II Swap Agreement and Group III Swap Agreement forms of which are attached as Exhibit E to the Indenture.

         SWAP AGREEMENT COUNTERPARTY: Bear Stearns Financial Products, Inc.

         TANGIBLE NET WORTH: Net Worth, less the sum of the following (without duplication): (a) any other assets of American Home Mortgage Investment Corp. and its consolidated subsidiaries that would be treated as intangibles under GAAP including, without limitation, any write-up of assets (other than adjustments to market value to the extent required under GAAP with respect to excess servicing, residual interests in offerings of asset-backed securities and asset-backed securities that are interest-only securities), good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses and (b) loans or other extensions of credit to officers of American Home Mortgage Investment Corp. or its consolidated subsidiaries other than Mortgage Loans made to such Persons in the ordinary course of business.

         TELERATE SCREEN PAGE 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

         TRANSFER DATE: As defined in Section 3.20 of the HELOC Servicing Agreement.

         TRANSFER NOTICE DATE: As defined in Section 3.20 of the HELOC Servicing Agreement.

         TRANSFEROR: The owner of the Transferor Interest as shown on the Transferor Interest Register.

         TRANSFEROR INTEREST: Represents the pari passu interest in the Group VII HELOC Mortgage Loans equal to the cumulative amount of draws on the HELOC Mortgage Loans beginning with the Rapid Amortization Period.

         TRANSFEROR INTEREST PRINCIPAL BALANCE: With respect to any Payment Date, the amount by which the Pool Principal Balance exceeds the Invested Amount, in each case at the end of the related Due Period.

         TRANSFEROR PERCENTAGE: For any Payment Date, 100% minus the Floating Allocation Percentage for such Payment Date.

         TREASURY REGULATIONS: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         TRIGGER EVENT: With respect to Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either

         1. the Rolling Three Month Delinquency Rate for the Group I, Group II, Group III, Group IV and Group V Loans as of the close of business on the last day of the preceding calendar month exceeds 40% of the aggregate Note Principal Balance of the Class M Notes plus the aggregate Overcollateralized Amount for Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V, divided by the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans; or

         2. the cumulative amount of Realized Losses incurred on the Group I, Group II, Group III, Group IV and Group V Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group I, Group II, Group III, Group IV and Group V Loans as of the Cut-off Date:

                  January 2008 to December 2008                1.75%
                  January 2009 and thereafter............      2.00%

With respect to Loan Group VII, a Trigger Event is in effect with respect to any Payment Date on and after the Stepdown Date if either

         1. the average of the Group VII Excess Spread Percentage for that Payment Date and the prior two Payment Dates is less than or equal to 1.75% per annum; or

         2. the cumulative amount of Charge-Off Amounts incurred on the Group VII Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group VII Loans as of the Cut-off Date:

                  July 2007 to December 2007.............      2.00%
                  January 2008 to December 2008                2.50%
                  January 2009 and thereafter............      3.00%

         TRUST: The American Home Mortgage Investment Trust 2004-4 to be created pursuant to the Trust Agreement.

         TRUST AGREEMENT: The Amended and Restated Trust Agreement dated as of December 21, 2004, among the Owner Trustee, the Depositor and The Bank of New York, as Certificate Registrar and Certificate Paying Agent, relating to the Trust.

         TRUST ESTATE: The meaning specified in the Granting Clause of the Indenture.

         TRUST INDENTURE ACT OR TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

         UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

         UNDERWRITERS: Bear, Stearns & Co. Inc., Lehman Brothers Inc., Citigroup Global Markets, Inc., UBS Securities LLC or their successors.

         UNINSURED CAUSE: Any cause of damage to property subject to a Mortgage that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         UNPAID INTEREST SHORTFALL: For each Class of Notes and any Payment Date, such Notes' pro rata share, based on the amount of Accrued Note Interest otherwise payable on such Note on such Payment Date, of (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls, in each case to the extent incurred with respect to the related Mortgage Loans.